As filed with the Securities and Exchange Commission on July 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

SPIRIT AEROSYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3728	20-2130528
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

SPIRIT AEROSYSTEMS HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3728	20-2436320
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

See Table of Additional Registrants Below
Jon D. Lammers, Esq.
Senior Vice President, General Counsel & Secretary
Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
(316) 526-9000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of communications to:

Mark S. Kingsley, Esq.
Christopher P. Peterson, Esq.

Kaye Scholer LLP

425 Park Avenue

New York, New York 10022

(212) 836-8000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller
reporting company)

If applicable, place an ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issue Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)		Proposed Maximum Aggregate Offering Price(1)		Amount of Registration Fee
5 ¼% Senior Notes Due 2022	$300,000,000	100%		$300,000,000		$38,640
Guarantees of the 5 ¼% Senior Notes	$300,000,000		(2)		(2)	None
Total	$300,000,000	—		$300,000,000		$38,640

(1)        Estimated pursuant to Rule 457(f) under the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee.

(2)        Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate consideration will be received for the guarantee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants (1)(2)(3)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Classification Code Number	I.R.S. Employer Identification No.
Spirit AeroSystems Finance, Inc.	Delaware	3728	76-0805773
Spirit AeroSystems International Holdings, Inc.	Delaware	3728	16-1748867
Spirit AeroSystems Investco, LLC	Delaware	3728	26-1672193
Spirit AeroSystems North Carolina, Inc.	North Carolina	3728	26-2948869
Spirit AeroSystems Operations International, Inc.	Delaware	3728	26-1663068
Spirit Defense, Inc.	Delaware	3728	27-1209699

(1)        The address and telephone number for each of the principal executive offices of each of the Additional Registrants is 3801 South Oliver, Wichita, Kansas 67210, (316) 526-9000.

(2)        The name, address, including zip code, and telephone number, including area code, of agent for service for each of the Additional Registrants is Jon D.  Lammers, Senior Vice President, General Counsel & Secretary, Spirit AeroSystems Holdings, Inc., 3801 South Oliver, Wichita, Kansas 67210, (316) 526-9000.

(3)        Copies of communications to any Additional Registrant should be sent to Mark S. Kingsley, Esq., and Christopher P. Peterson, Esq., Kaye Scholer LLP, 425 Park Avenue, New York, NY 10022 (telephone number (212) 836-8000).

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JULY 23, 2014

PROSPECTUS

Spirit AeroSystems, Inc.

OFFER TO EXCHANGE
$300,000,000 OF 5 ¼% SENIOR NOTES DUE 2022
FOR
$300,000,000 OF 5 ¼% SENIOR NOTES DUE 2022
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON , 2014, UNLESS EXTENDED.

Terms of the exchange offer:

•                                          The notes being offered hereby (the “Exchange Notes”) are being registered with the Securities and Exchange Commission and are being offered in exchange for all of the Spirit AeroSystems, Inc.  (“Spirit”) outstanding 5 ¼% Senior Notes due 2022 (the “Original Notes”) that were previously issued in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The terms of the exchange offer are summarized below and are more fully described in this prospectus.

•                                          Spirit will exchange all Original Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

•                                          You may withdraw tenders of Original Notes at any time prior to the expiration of the exchange offer.

•                                          Spirit believes that the exchange of Original Notes will not be a taxable event for U.S. federal income tax purposes, but you should see “The Exchange Offer — Tax Consequences of the Exchange Offer” and “Material U.S. Federal Income Tax Considerations” on pages 30 and 74, respectively, of this prospectus for more information.

•                                          Spirit will not receive any proceeds from the exchange offer.

•                                          The terms of the Exchange Notes are substantially identical to the Original Notes, except that the Exchange Notes are registered under the Securities Act and the transfer restrictions and registration rights applicable to the Original Notes do not apply to the Exchange Notes.

•                                          The Exchange Notes will be guaranteed on a senior unsecured basis by Spirit AeroSystems Holdings, Inc., and its wholly-owned subsidiary Spirit AeroSystems Finance, Inc., and by each of the following wholly owned subsidiaries of Spirit AeroSystems, Inc.: Spirit AeroSystems International Holdings, Inc., Spirit AeroSystems Investco, LLC, Spirit AeroSystems North Carolina, Inc., Spirit Defense, Inc.  and Spirit AeroSystems Operations International, Inc.

•                                          Spirit does not intend to list the Exchange Notes on any securities exchange or to have them approved for any automated quotation system.

See the section entitled “Description of the Notes” that begins on page 41 for more information about the Exchange Notes to be issued in this exchange offer.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for outstanding Original Notes where such outstanding Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  Spirit has agreed that, for a period of 180 days after the expiration of this exchange offer (or such shorter period until the date on which a broker-dealer is no longer required to deliver a prospectus), Spirit will make this prospectus available to any broker-dealer for use in connection with any such resale.  See “Plan of Distribution.”

This investment involves risks.  See the section entitled “Risk Factors” that begins on page 10 for a discussion of the risks that you should consider prior to tendering your outstanding Original Notes in the exchange.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

This prospectus, the letter of transmittal and the notice of guaranteed delivery are
first being mailed to all holders of the Original Notes on                   , 2014.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SPIRIT AEROSYSTEMS, INC., SPIRIT AEROSYSTEMS HOLDINGS, INC., SPIRIT AEROSYSTEMS FINANCE, INC. OR THE SUBSIDIARY GUARANTORS.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE UNDER ANY CIRCUMSTANCES AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SPIRIT AEROSYSTEMS, INC., SPIRIT AEROSYSTEMS HOLDINGS, INC., SPIRIT AEROSYSTEMS FINANCE, INC. OR THE SUBSIDIARY GUARANTORS SINCE THE DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY OR AN OFFER TO SELL ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.  THE INFORMATION CONTAINED IN THIS PROSPECTUS SPEAKS ONLY AS OF THE DATE OF THIS PROSPECTUS UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

INDUSTRY AND MARKET DATA

This prospectus includes industry data that we obtained from publicly available sources and periodic industry publications and analyses from industry consultants.

IMPORTANT TERMS USED IN THIS PROSPECTUS

In this prospectus, unless the context indicates otherwise and except as expressly set forth in the section captioned “Description of the Notes,” the terms the “Company,” “Spirit Holdings,” “we,” “us” and “our” refer to Spirit AeroSystems Holdings, Inc.  and all entities owned or controlled by Spirit AeroSystems Holdings, Inc., including Spirit AeroSystems, Inc.  The terms “Spirit” and the “Issuer” refer solely to Spirit AeroSystems, Inc.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus incorporates important business and financial information about the Company that is not included in or delivered with this prospectus.  We incorporate by reference the documents listed below and any additional documents filed by us with the Securities and Exchange Commission (the “SEC”) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, as amended (the “Exchange Act”), to the extent such documents are deemed “filed” for purposes of the Exchange Act, until Spirit completes its offering of the Exchange Notes:

•                                          our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 19, 2014 (our “2013 10-K”);

•                                          our Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2014 (our “2014 First Quarter 10-Q”);

•                                          our Current Reports on Form 8-K filed with the SEC on February 10, 2014, February 27, 2014, March 4, 2014, March 5, 2014, March 10, 2014, March 11, 2014, March 21, 2014, April 7, 2014, April 14, 2014, May 5, 2014, May 13, 2014, June 4, 2014, June 5, 2014, June 9, 2014 and June 10, 2014; and

•                                          the portion of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2014 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.  You can obtain any of the documents incorporated by reference through us, the SEC or the SEC’s website, http://www.sec.gov.  Documents we have incorporated by reference are available from us without charge, excluding exhibits to those documents unless we have specifically incorporated by reference such exhibits in this prospectus.  Any person, including any beneficial owner, to whom this prospectus is delivered, may obtain the documents we have incorporated by reference in, but not delivered with, this prospectus by requesting them by telephone or in writing at the following address:

Spirit AeroSystems Holdings, Inc.
3801 South Oliver
Wichita, Kansas 67210
Attention: Corporate Secretary
(316) 526-9000

To obtain timely delivery you must request this information no later than five (5) business days before the date you must make your investment decision.  Such date is            , 2014.

This prospectus summarizes documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of the information we discuss in this prospectus.  In making an investment decision, you must rely on your own examination of such documents, our business and the terms of the offering and the notes, including the merits and risks involved.  When we refer to this prospectus, we mean not only this prospectus but also any documents which are incorporated or deemed to be incorporated in this prospectus by reference.  You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus.  We have not authorized anyone else to provide you with different information.  This prospectus is used to offer and sell the Exchange Notes referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so.  The information contained in this prospectus is current only as of the date of this prospectus.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes certain “forward-looking statements” that involve many risks and uncertainties.  When used, words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “should,” “will” and other similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements.  These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown.  Our actual results may vary materially from those anticipated in forward-looking statements.

Important factors that could cause actual results to differ materially from those reflected in such forward looking statements and that should be considered in evaluating our outlook include, but are not limited to, the following:

•                                          our ability to continue to grow our business and execute our growth strategy, including the timing, execution, and profitability of new and maturing programs;

ii

•                                          our ability to perform our obligations and manage costs related to our new and maturing commercial, business aircraft and military development programs and the related recurring production;

•                                          margin pressures and the potential for additional forward losses on new and maturing programs;

•                                          our ability to accommodate, and the cost of accommodating, announced increases in the build rates of certain aircraft;

•                                          the effect on business and commercial aircraft demand and build rates of the following factors: changing customer preferences for business aircraft, including the effect of global economic conditions on the business aircraft market, expanding conflicts or political unrest in the Middle East or Asia and the impact of continuing instability in global financial and credit markets;

•                                          customer cancellations or deferrals as a result of global economic uncertainty;

•                                          the success and timely execution of key milestones such as certification and first delivery of Airbus’ A350 XWB aircraft program, receipt of necessary regulatory approvals and customer adherence to their announced schedules;

•                                          our ability to successfully negotiate future pricing under our supply agreements with Boeing;

•                                          our ability to enter into profitable supply arrangements with additional customers;

•                                          the ability of all parties to satisfy their performance requirements under existing supply contracts with Boeing and Airbus, our two major customers, and other customers and the risk of nonpayment by such customers;

•                                          any adverse impact on Boeing’s and Airbus’ production of aircraft resulting from cancellations, deferrals or reduced orders by their customers or from labor disputes or acts of terrorism;

•                                          any adverse impact on the demand for air travel or our operations from the outbreak of diseases or epidemic or pandemic outbreaks;

•                                          returns on pension plan assets and the impact of future discount rate changes on pension obligations;

•                                          our ability to borrow additional funds or refinance debt;

•                                          our ability to sell all or any portion of our Oklahoma sites on terms acceptable to us;

•                                          competition from commercial aerospace original equipment manufacturers and other aerostructures suppliers;

•                                          the effect of governmental laws, such as U.S. export control laws and U.S. and foreign anti-bribery laws such as the Foreign Corrupt Practices Act and the United Kingdom Bribery Act, and environmental laws and agency regulations, both in the U.S. and abroad;

•                                          the cost and availability of raw materials and purchased components;

•                                          any reduction in our credit ratings could materially and adversely affect our business or financial condition;

•                                          our ability to recruit and retain highly-skilled employees and our relationships with the unions representing many of our employees;

•                                          spending by the U.S. and other governments on defense;

•                                          the possibility that our cash flows and borrowing facilities may not be adequate for our additional capital needs or for payment of interest on and principal of our indebtedness;

•                                          our exposure under our existing senior secured revolving credit facility to higher interest payments should interest rates increase substantially;

•                                          the effectiveness of any interest rate hedging programs;

•                                          the effectiveness of our internal control over financial reporting;

•                                          the outcome or impact of ongoing or future litigation, claims and regulatory actions; and

•                                          our exposure to potential product liability and warranty claims.

These factors are not exhaustive and it is not possible for us to predict all factors that could cause actual results to differ materially from those reflected in our forward-looking statements.  These factors speak only as of the date hereof, and new factors may emerge or changes to the foregoing factors may occur that could impact our business.  As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances.  Except to the extent required by law, we undertake no obligation to, and expressly disclaim any obligation to, publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in or incorporated by reference in this prospectus under “Risk Factors” and elsewhere in this prospectus or in the documents incorporated by reference herein.  In light of such risks and uncertainties, we caution you not to rely on these forward-looking statements in deciding whether to invest in the notes.  As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances.  Except to the extent required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements after the date of this prospectus whether as a result of such changes, new information, subsequent events or otherwise.

iii

PROSPECTUS SUMMARY

The following summary highlights some of the information from this prospectus and does not contain all the information that is important to you.  Before deciding to participate in the exchange offer, you should read the entire prospectus, including the section entitled “Risk Factors” and our consolidated financial statements and the related notes and other information incorporated by reference herein.  Some statements in this Prospectus Summary are forward-looking statements.  See “Disclosure Regarding Forward-Looking Statements.” in this prospectus, unless the context indicates otherwise and except as expressly set forth in the section captioned “Description of the Notes”, the terms the “Company,” “Spirit Holdings,” “we,” “us” and “our” refer to Spirit AeroSystems Holdings, Inc.  and all entities owned or controlled by Spirit AeroSystems Holdings, Inc., including Spirit AeroSystems, Inc.  The terms “Spirit” and the “Issuer” refer solely to Spirit AeroSystems, Inc.  References to “Boeing” refer to The Boeing Company and references to “Airbus” refer to Airbus S.A.S., a division of Airbus Group NV.  References to “OEM” refer to commercial aerospace original equipment manufacturer.

Our Company

Company Overview

We are one of the largest independent non-OEM aircraft parts designers and manufacturers of commercial aerostructures in the world, based on annual revenues, as well as the largest independent supplier of aerostructures to Boeing.  In addition, we are one of the largest independent suppliers of aerostructures to Airbus.  Boeing and Airbus are the two largest aircraft OEMs in the world.  Aerostructures are structural components such as fuselages, propulsion systems and wing systems for commercial and military aircraft.  For the fiscal year ended December 31, 2013, we generated net revenues of $5,961.0 million, and for the three months ended April 3, 2014, we generated net revenues of $1,728.5 million.

Spirit Holdings was incorporated in the state of Delaware on February 7, 2005, and commenced operations on June 17, 2005 through the acquisition of Boeing’s operations in Wichita, Kansas; Tulsa, Oklahoma and McAlester, Oklahoma, which we refer to as the Boeing Acquisition, by an investor group led by Onex Partners LP and Onex Corporation, which we collectively refer to as Onex.  Boeing’s commercial aerostructures manufacturing operations in Wichita, Kansas and Tulsa and McAlester, Oklahoma, are referred to in this prospectus as Boeing Wichita.  Although Spirit began operations as a stand-alone company in 2005, its predecessor, Boeing Wichita, had 75 years of operating history and expertise in the commercial and military aerostructures industry.  Spirit Holdings, Spirit’s parent company, has had publicly traded shares on the New York Stock Exchange under the ticker “SPR” since November 2006.  Following our completion of a secondary stock offering by Onex on June 10, 2014, Onex currently holds approximately 93% of Spirit Holdings’ class B common shares, which represents approximately 6% of total Spirit Holdings stockholder voting power.

On April 1, 2006, we became a supplier to Airbus through our acquisition of the aerostructures division of BAE Systems (Operations) Limited, referred to in this prospectus as BAE Systems. The acquired division of BAE Systems is referred to in this prospectus as BAE Aerostructures, and the acquisition of BAE Aerostructures is referred to as the BAE Acquisition.

We manufacture aerostructures for every Boeing commercial aircraft currently in production, including the majority of the airframe content for the Boeing B737, the most popular major commercial aircraft in history.  As a result of our unique capabilities both in process design and composite materials, we were awarded a contract that makes us the largest aerostructures content supplier on the Boeing B787, Boeing’s next generation twin aisle aircraft.  In addition, we are one of the largest content suppliers of wing systems for the Airbus A320 family, we are a significant supplier for the Airbus A380, and we will be a significant supplier for the new Airbus A350 XWB (Xtra Wide-Body) after the development stage of the program.  Sales related to the large commercial aircraft market, some of which may be used in military applications, represented approximately 99% of our net revenues for each of the fiscal year ended December 31, 2013 and the three months ended April 3, 2014.

We derive our revenues primarily through long-term supply agreements with Boeing and Airbus.  For the fiscal year ended December 31, 2013, approximately 84% and 10%, and for the three months ended April 3, 2014, approximately 85% and 9%, of our net revenues were generated from sales to Boeing and Airbus, respectively.  We are currently the sole-source supplier of 97% of the products we sell to Boeing and Airbus, as measured by the dollar value of products sold.  We are a critical partner to our customers due to the broad range of products we currently supply to them and our leading design and manufacturing capabilities using both metallic and composite materials.  Under our supply agreements with Boeing and Airbus, we supply products for the life of the aircraft program (other than the A350 XWB and A380), including commercial derivative models.  For the A350 XWB and A380, we have long-term requirements contracts with Airbus.

Since Spirit’s incorporation, the Company has expanded its customer base to include Sikorsky, Rolls-Royce, Gulfstream, Israel Aerospace Industries, Bombardier, Mitsubishi Aircraft Corporation, Bell Helicopter, Southwest Airlines, United Airlines and American Airlines.  The Company has its headquarters in Wichita, Kansas, with manufacturing facilities in Tulsa and McAlester, Oklahoma; Prestwick, Scotland; Wichita and Chanute, Kansas; Kinston, North Carolina; Saint-Nazaire, France; and Subang, Malaysia.

We are organized into three principal reporting segments: (1) Fuselage Systems, which includes forward, mid and rear fuselage sections; (2) Propulsion Systems, which includes nacelles, struts/pylons and engine structural components; and (3) Wing Systems, which includes wing systems and components, flight control surfaces and other miscellaneous structural parts.  The Fuselage Systems segment manufactures products at our facilities in Wichita, Kansas and Kinston, North Carolina, with an assembly plant for the A350 XWB in Saint-Nazaire, France.  The Propulsion Systems segment manufactures products at our facilities in Wichita and Chanute, Kansas, and the Wing Systems segment manufactures products at our facilities in Tulsa and McAlester, Oklahoma; Prestwick, Scotland; Subang, Malaysia and Kinston, North Carolina.  Fuselage Systems, Propulsion Systems and Wing Systems represented approximately 48%, 27%, and 25%, of our net revenues for the fiscal year ended December 31, 2013, and approximately 50%, 26% and 24% for the three months ended April 3, 2014, respectively.  All other activities fall within the All Other segment, representing less than 1% of our net revenues for each of the fiscal year ended December 31, 2013 and the three months ended April 3, 2014, principally made up of sundry sales of miscellaneous services, tooling contracts, and sales of natural gas through a tenancy-in-common with other companies that have operations in Wichita.

Recent Developments

Tender Offer, Consent Solicitation and Redemption

On March 4, 2014, Spirit commenced a cash tender offer and solicitation of consents from the holders of the 7 ½% senior notes due 2017, which we refer to as the 2017 notes, which expired on March 31, 2014 and pursuant to which Spirit purchased $227.2 million of principal amount of the outstanding 2017 notes.  The remaining $72.8 million principal amount of 2017 notes that remained outstanding following expiration of the tender offer and consent solicitation were redeemed on May 1, 2014 at a redemption price equal to 103.750% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date, and none of the 2017 notes remain outstanding.

Amendments to Term Loan

On March 18, 2014, the Company entered into Amendment No. 3, which we refer to as Amendment No. 3, to its senior secured Credit Agreement, dated as of April 18, 2012, among Spirit, as borrower, Spirit Holdings, as parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other agents named therein, as amended by Amendment No. 1 thereto, dated as of October 26, 2012 and Amendment No. 2, dated as of August 2, 2013, which we refer to as the Credit Agreement.  Amendment No. 3 provides for a new $540.4 million senior secured term loan B, which we refer to as the New Term Loan, with a maturity date of September 15, 2020, which replaces the $540.4 million term loan B that was scheduled to mature on April 18, 2019.

The New Term Loan bears interest, at Spirit’s option, at LIBOR plus 2.50% with a LIBOR floor of 0.75% or base rate plus 1.50%.  Amendment No. 3 also provides that (i) any failure to comply with the financial covenants will not constitute an event of default with respect to the New Term Loan unless the administrative agent or the requisite number of lenders with respect to the revolving credit facility under the Credit Agreement accelerate the obligations under the revolving credit facility and (ii) the financial covenants may be amended or waived by the requisite number of lenders with respect to the revolving credit facility.

On June 3, 2014, the Company entered into Amendment No. 4 to the Credit Agreement, which, among other things, permits the Company to incur debt and make certain restricted payments, including payments for a recently announced share repurchase, during the previously imposed suspension period.

Secondary Common Stock Offering and Share Repurchase

On June 10, 2014, Spirit Holdings completed a secondary offering of shares of its Class A Common Stock by Onex and certain current and former members of the Company’s management.  Upon completion of the offering, Onex relinquished voting control of Spirit Holdings and Spirit Holdings ceased to be a “controlled company” under NYSE rules.

In addition, on June 10, 2014, Spirit Holdings completed the repurchase of 4,000,000 shares of its Class A Common Stock from the underwriters in the secondary offering at a purchase price per share equal to the price paid by the underwriters to the selling shareholders in the secondary offering.

Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of our board of directors recently conducted a competitive process to determine our independent registered public accounting firm for the fiscal year ending December 31, 2014. The Audit Committee invited several firms to participate in this process, including PricewaterhouseCoopers LLP (“PWC”), our independent registered public accounting firm for the fiscal year ended December 31, 2013 and prior fiscal years.

As a result of this process, our board of directors, upon recommendation of the Audit Committee, approved the appointment of Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

On May 8, 2014, we dismissed PWC as our independent registered public accounting firm, effective immediately, and on May 12, 2014, we appointed E&Y to serve in such capacity.

Our Principal Offices and Website

Spirit Holdings was incorporated in the state of Delaware on February 7, 2005.  Our principal offices are located at 3801 South Oliver, Wichita, Kansas 67210 and our telephone number at that address is (316) 526-9000.  Our website address is www.spiritaero.com.  Information contained on this website is not part of this prospectus and is not incorporated in this prospectus by reference.

The Exchange Offer

On March 18, 2014, Spirit completed the offering of $300.0 million aggregate principal amount of the Original Notes.  The Original Notes were sold to qualified institutional buyers in accordance with Rule 144A under the Securities Act.  As part of the offering, we entered into a registration rights agreement with the initial purchasers of the Original Notes in which we agreed, among other things, to deliver this prospectus and to complete an exchange offer for the Original Notes.  The summary below describes the principal terms of the exchange offer.  The section of this prospectus entitled “The Exchange Offer” contains a more detailed description of the terms and conditions of the exchange offer.

Securities Offered:

Up to $300,000,000 aggregate principal amount of 5 ¼% Senior Notes due 2022 which have been registered under the Securities Act, which we refer to as the “Exchange Notes”. The form and terms of the Exchange Notes are identical in all material respects to those of the Original Notes. The Exchange Notes, however, will not contain transfer restrictions and registration rights applicable to the Original Notes.

The Exchange Offer:	Spirit is offering to exchange $1,000 principal amount of the Exchange Notes for each $1,000 principal amount of outstanding Original Notes.

In order to be exchanged, an Original Note must be properly tendered and accepted. All Original Notes that are validly tendered and not withdrawn will be exchanged. As of the date of this prospectus, there are $300.0 million in aggregate principal amount of the Original Notes outstanding. Spirit will issue Exchange Notes promptly after the expiration of the exchange offer.

Resales:

We are registering the exchange offer in reliance on the position enunciated by the SEC in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993). Based on interpretations by the staff of the SEC, as set forth in these no-action letters issued to third parties not related to us, we believe that the Exchange Notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

• you are acquiring the Exchange Notes in the ordinary course of your business;

• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes; and

• you are not our affiliate.

Rule 405 under the Securities Act defines “affiliate” as a person that, directly or indirectly, controls or is controlled by, or is under common control with, a specified person. In the absence of an exemption, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. If you fail to comply with these requirements you may incur liabilities under the Securities Act, and we will not indemnify you for such liabilities.

Each broker or dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell, resale, or other transfer of the Exchange Notes issued in the exchange offer.

Record Date:	We mailed this prospectus and the related offer documents to the registered holders of the Original Notes on , 2014.

Expiration Date:	5:00 p.m., New York City time, on , 2014, unless we extend the expiration date.

Withdrawal Rights:

You may withdraw tenders of the Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For more information, see the section entitled “The Exchange Offer” under the heading “Terms of the Exchange Offer.”

Conditions to the Exchange Offer:

The exchange offer is subject to certain customary conditions, which we may waive in our sole discretion. For more information, see the section entitled “The Exchange Offer” under the heading “Conditions to the Exchange Offer.” The exchange offer is not conditioned upon the exchange of any minimum principal amount of Original Notes.

Procedures for Tendering Original Notes:

If you wish to accept the exchange offer, you must (1) complete, sign and date the accompanying letter of transmittal, or a facsimile copy of such letter, in accordance with its instructions and the instructions in this prospectus, and (2) mail or otherwise deliver the executed letter of transmittal, together with the Original Notes and any other required documentation to the exchange agent at the address set forth in the letter of transmittal. If you are a broker, dealer, commercial bank, trust company or other nominee and you hold Original Notes through The Depository Trust Company (“DTC”) and wish to accept the exchange offer, you must do so pursuant to DTC’s automated tender offer program. By executing or agreeing to be bound by the letter of transmittal, you will represent to us, among other things, (1) that you are, or the person or entity receiving the Exchange Notes is, acquiring the Exchange Notes in the ordinary course of business, (2) that neither you nor any such other person or entity has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act and (3) that neither you nor any such other person or entity is our affiliate within the meaning of Rule 405 under the Securities Act.

If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offer, we urge you to promptly contact the person or entity in whose name your Original Notes are registered and instruct that person or entity to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes, either make appropriate arrangements to register ownership of your Original Notes in your name or obtain a properly completed bond power from the person or entity in whose name your Original Notes are registered. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures:

If you wish to tender your Original Notes and your Original Notes are not immediately available or you cannot deliver your Original Notes, the letter of transmittal or any other documents required to the exchange agent (or comply with the procedures for book-entry transfer) prior to the expiration date, you must tender your Original Notes according to the guaranteed delivery procedures set forth in the section entitled “The Exchange Offer” under the heading “Guaranteed Delivery Procedures.”

Registration Rights Agreement:

Contemporaneously with the initial sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers pursuant to which we agreed, among other things, (1) to use our reasonable best efforts to consummate an exchange offer and (2) if required, to have a shelf registration statement declared effective with respect to resales of the Original Notes. This exchange offer is intended to satisfy those obligations set forth in the registration rights agreement. After the exchange offer is complete, except in limited circumstances with respect to specific types of holders of Original Notes, we will have no further obligation to provide for the registration under the Securities Act of such Original Notes. See the section entitled “The Exchange Offer.”

Federal Income Tax Considerations:

The exchange pursuant to the exchange offer will generally not be a taxable event for U.S. federal income tax purposes. For more details, see the sections entitled “The Exchange Offer — Tax Consequences of the Exchange Offer” and “Material U.S. Federal Income Tax Considerations.”

Consequences of Failure to Exchange:

If you do not exchange the Original Notes, they will remain entitled to all the rights and preferences and will continue to be subject to the limitations contained in the indenture governing the Original Notes. However, following the exchange offer, except in limited circumstances with respect to specific types of holders of Original Notes, we will have no further obligation to provide for the registration under the Securities Act of such Original Notes.

Absence of an Established Market for the Notes:

The Exchange Notes will be a new class of securities for which there is currently no market. We do not intend to apply for listing of the Original Notes or the Exchange Notes on any securities exchange or for quotation of such notes. Although certain of the initial purchasers have informed us that they intend to make a market in the Exchange Notes, they are not obligated to do so, and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Exchange Notes will develop or be maintained.

Use of Proceeds:	We will not receive any proceeds from the exchange offer. For more details, see the “Use of Proceeds” section.

Exchange Agent:

The Bank of New York Mellon Trust Company, N.A., is serving as the exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are listed under the heading “The Exchange Offer — Exchange Agent.”

The Exchange Notes

The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes for which they are being exchanged, except that the Exchange Notes will be registered under the Securities Act.  As a result, the Exchange Notes will not bear legends restricting their transfer and will not have provisions providing for the benefit of the registration rights or the obligation to pay additional interest because of our failure to register the Exchange Notes and complete this exchange offer as required.  The Exchange Notes represent the same debt as the Original Notes for which they are being exchanged.  Both the Original Notes and the Exchange Notes are governed by the same indenture.  The summary below describes the principal terms of the Exchange Notes.  Certain of the terms and conditions described below are subject to important limitations and exceptions.  The “Description of the Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.  We use the term “notes” in this prospectus to collectively refer to the Original Notes and the Exchange Notes.

Issuer:	Spirit AeroSystems, Inc.

Notes Offered:	$300.0 million aggregate principal amount of 5 ¼% Senior Notes due 2022.

Maturity Date:	March 15, 2022.

Interest:	Interest on the Exchange Notes will accrue at a rate of 5 ¼% per annum, payable in cash semi-annually in arrears, on March 15 and September 15 of each year, commencing September 15, 2014.

Guarantors:

The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Spirit Holdings, the Issuer’s parent, and its wholly-owned subsidiary Spirit AeroSystems Finance, Inc., and by the Issuer’s existing and future domestic subsidiaries that guarantee the Issuer’s obligations under the senior secured credit facility.

Optional Redemption:

The Issuer may redeem the Exchange Notes, in whole or in part, at any time on or after March 15, 2017, at the redemption prices specified in “Description of the Notes — Optional Redemption,” plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date.

At any time prior to March 15, 2017, the Issuer may redeem the Exchange Notes, in whole or in part, at a redemption price equal to 100% of the principal amount plus a make-whole premium as of the date of redemption together with accrued and unpaid interest and additional interest, if any, to the redemption date.

The Issuer may redeem up to 35% of the Exchange Notes before March 15, 2017 with the net cash proceeds from certain equity offerings.

Change of Control:

Following specific kinds of changes of control the Issuer will be required to offer to purchase all of the Exchange Notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to, but not including, the date of purchase. For more details, see “Description of the Notes — Change of Control.”

Ranking:	The Exchange Notes will be senior unsecured obligations and will:

• rank equally in right of payment with all of Spirit’s and the guarantors’ other existing and future senior debt, including the 2020 Notes;

• be senior in right of payment to all of Spirit’s and the guarantors’ existing and future debt that is by its terms expressly subordinated to the notes and guarantees;

•                                          be effectively subordinated to Spirit’s and the guarantors’ secured debt, including secured debt under Spirit’s existing senior secured credit facility, to the extent of the assets securing such debt; and

• be structurally junior to any debt or obligations of any non-Guarantor subsidiaries.

As of April 3, 2014, after completion of the offering of the Original Notes and the use of the net proceeds therefrom and the related transactions, Spirit Holdings and its subsidiaries had total debt of approximately $1,234.4 million, approximately $538.5 million of which constituted secured debt and effectively ranked senior to the Original Notes to the extent of the assets securing such debt. In addition, Spirit Holdings and its subsidiaries had approximately $650 million of availability under the revolving portion of the Issuer’s senior secured credit facility.

Our non-guarantor subsidiaries constituted approximately 13% of our revenues for the fiscal year ended December 31, 2013 and 12% of our revenues for the three months ended April 3, 2014. In addition, these non-guarantors constituted approximately 15% of our total assets as of April 3, 2014.

Certain Covenants:	The indenture governing the notes, among other things, limits the ability of Spirit Holdings, the Issuer and the restricted subsidiaries to:

• incur additional debt;

• pay dividends, redeem stock or make other distributions;

• make other restricted payments and investments;

• create liens without granting equal and ratable liens to the holders of the notes;

• enter into sale and leaseback transactions;

• merge, consolidate or transfer or dispose of substantially all of their assets; and

• enter into certain types of transactions with affiliates.

These covenants are subject to a number of important qualifications and limitations. See “Description of the Notes — Certain Covenants.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF SPIRIT AEROSYSTEMS HOLDINGS, INC.

The following table sets forth summary historical consolidated financial data and should be read in conjunction with our consolidated financial statements, condensed consolidated financial statements and related notes thereto, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our 2013 10-K and our 2014 First Quarter 10-Q, each of which is incorporated by reference in this prospectus and the “Selected Consolidated Financial Information and Other Data” section of our 2013 10-K.  Financial data for the fiscal years ended and as of December 31, 2011, 2012 and 2013 are derived from our audited consolidated financial statements contained in our 2013 10-K, which is incorporated by reference into this prospectus.  Selected Balance Sheet Data as of December 31, 2011 is derived from our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is not incorporated by reference into this prospectus.  Financial data for the three month periods ended and as of March 28, 2013 and April 3, 2014 are derived from our unaudited condensed consolidated financial statements contained in our 2014 First Quarter 10-Q, which is incorporated by reference in this prospectus.  Our fiscal year ends on December 31.

	Three Months Ended		Fiscal Year Ended December 31,
	April 3, 2014	March 28, 2013	2013	2012	2011
	(in millions)		(in millions)
Consolidated Statement of Operations:
Net revenues	$1,728.5	$1,442.2	$5,961.0	$5,397.7	$4,863.8
Operating costs and expenses
Cost of sales(1)	1,467.3	1,237.1	6,059.5	5,245.3	4,312.1
Selling, general and administrative(2)	60.5	44.3	200.8	172.2	159.9
Impact from Severe Weather Event	—	8.8	30.3	(146.2)	—
Research and development	6.3	7.5	34.7	34.1	35.7
Total operating costs and expenses	1,534.1	1,297.7	6,325.3	5,305.4	4,507.7
Operating income (loss)	194.4	144.5	(364.3)	92.3	356.1
Interest expense and financing fee amortization	(35.4)	(17.6)	(70.1)	(82.9)	(77.5)
Interest income	0.1	0.1	0.3	0.2	0.3
Other income (loss), net	1.2	(9.9)	3.3	1.8	1.4
Income (loss) before income taxes and equity in net loss of affiliates	160.3	117.1	(430.8)	11.4	280.3
Income tax (provision) benefit	$(6.9)	$(35.7)	$(191.1)	$24.1	$(86.9)
Equity in net income (loss) of affiliates	0.2	(0.2)	0.5	(0.7)	(1.0)
Net income (loss)	$153.6	$81.2	$(621.4)	$34.8	$192.4

	Three Months Ended		Fiscal Year Ended December 31,
	April 3, 2014	March 28, 2013	2013	2012	2011
	(in millions)		(in millions)
Selected Business Segment Data:
Net revenue:
Fuselage Systems(3)	$858.3	$717.9	$2,861.1	$2,590.6	$2,425.0
Propulsion Systems	450.2	375.3	1,581.3	1,420.9	1,221.5
Wing Systems(3)	414.2	343.3	1,502.5	1,375.1	1,207.8

All Other	5.8	5.7	16.1	11.1	9.5
Total net revenues	$1,728.5	$1,442.2	$5,961.0	$5,397.7	$4,863.8

Income (loss) from operations:
Fuselage Systems(3)(4)(5)	142.0	126.4	$70.1	$391.9	$323.1
Propulsion Systems(6)(7)	80.2	68.4	235.8	67.5	196.4
Wing Systems(3)(8)(9)	50.0	20.5	(414.0)	(335.6)	0.5
All Other	0.1	1.6	4.4	1.0	1.3

Unallocated corporate SG&A(10)	(60.5)	(44.3)	(181.5)	(155.3)	(145.5)
Unallocated impact from severe weather event(11)	—	(8.8)	(30.3)	146.2	—
Unallocated research and development(12)	(6.3)	(7.5)	(8.9)	(4.4)	(1.9)
Unallocated cost of sales(13)	(11.1)	(11.8)	(39.9)	(19.0)	(17.8)
Total income (loss) from operations	$194.4	$144.5	$(364.3)	$92.3	$356.1

	Three Months Ended		Fiscal Year Ended December 31,
	April 3, 2014	March 28, 2013	2013	2012	2011
	(in millions)		(in millions)
Selected Balance Sheet Data (at period end):
Cash and cash equivalents	$382.1	$313.1	$420.7	$440.7	$177.8
Accounts receivable, net	746.5	587.3	550.8	420.7	267.2
Inventories, net	1,868.9	2,492.9	1,842.6	2,410.8	2,630.9
Property plant and equipment, net	1,800.8	1,718.0	1,803.3	1,698.5	1,615.7
Total assets	5,302.0	5,533.7	5,107.2	5,415.3	5,042.4
Total debt	1,234.4	1,173.4	1,167.3	1,176.2	1,200.9
Total equity	1,638.1	2,072.3	1,481.0	1,996.9	1,964.7
Other Financial Data:
Net cash provided (used) by operating activities	$45.0	$(45.4)	$260.6	$544.4	$(47.3)
Net cash provided (used) by investing activities	(52.9)	(78.0)	(268.2)	(248.8)	(249.2)
Net cash provided (used) by financing activities	(28.2)	(2.6)	(13.9)	(34.6)	(6.7)
Capital expenditures(14)	53.0	74.4	234.2	236.1	249.7

(1)         Included in 2013 cost of sales are forward loss charges of $1,133.3 million, which includes $41.1 million on the B747-8 program, $16.4 million on the B767 program, $422.0 million on the B787 program, $111.3 million on the A350 XWB program, $240.9 million on the G280 wing program, $288.3 million on the G650 wing program and $13.3 million on our Rolls-Royce BR725 program.  Included in 2012 cost of sales are forward loss charges of $644.7 million, which includes $11.5 million on the B747-8 program, $184.0 million on the B787 wing program, $8.9 million on the A350 XWB non-recurring wing contract, $118.8 million on the G280 wing program, $162.5 million on the G650 wing program and $151.0 million on our Rolls-Royce program.  Included in 2011 cost of sales are forward loss charges of $132.1 million, which includes $81.8 million on the G280 wing program, $29.0 million on the Sikorsky CH-53K program, $18.3 million on the B747-8 program and $3.0 million on the A350 XWB non-recurring wing program.

(2)         Includes non-cash stock compensation expenses of $19.6 million, $15.3 million, $11.1 million, for the respective periods starting with the fiscal year ended December 31, 2013.

(3)         For 2011, includes recognition of deferred revenue, non-recurring revenue on B787-9 derivative and mission improvement, and pricing adjustments on prior and current-year deliveries all associated with the B787 Amendment, which was finalized in May 2011.

(4)         For 2013, inclusive of forward loss charges of $41.1 million, $4.1 million, $333.1 million and $111.3 million for the B747-8, B767, B787 and A350 XWB programs, respectively.  A350 XWB forward loss of $111.3 million is comprised of $32.7 million on the A350-1000 XWB non-recurring fuselage portion and $78.6 million on the A350 XWB recurring fuselage program.  For 2012, includes a forward loss charge of $6.4 million for the B747-8 program.  For 2011, includes a $29.0 million forward loss charge recorded for the Sikorsky CH-53K helicopter program and a $12.6 million forward loss charge for the B747-8 program.  Also includes cumulative catch-up adjustments for periods prior to 2013 and 2012 of $60.1 million and $(2.4) million, respectively.

(5)         For 2014, net of $0.9 forward loss charge recorded on the Bell V280 helicopter program.  Also includes favorable cumulative catch-up adjustments of $9.0 and $11.0 for the three months ended April 3, 2014 and March 28, 2013, respectively.

(6)         Inclusive of forward loss charges of $12.3 million, $30.6 million and $21.7 million for the B767, B787 and Rolls-Royce BR725 programs, respectively, for 2013.  Also includes $8.4 million reduction of forward loss charge recorded due to change in estimate for the Rolls-Royce program in 2013.  For 2012, includes forward loss charges of $151.0 million recorded on our Rolls-Royce program and $8.0 million on our B767 program.  Also includes cumulative catchup adjustments for periods prior to 2013 and 2012 of $30.0 million and $7.3 million, respectively.

(7)         Includes favorable cumulative catch-up adjustments of $4.8 and $9.7 for the three months ended April 3, 2014 and March 28, 2013, respectively.

(8)         For 2013, includes forward loss charges of $58.3 million, $240.9 million and $288.3 million for the B787, G280 and G650 programs, respectively.  For 2012, includes forward loss charges recorded of $184.0 million for the B787 wing program, $162.5 million for the G650 wing program, $118.8 million for the G280 wing program, $8.9 million for the A350 XWB non-recurring wing contract, and $5.1 million for the B747-8 wing program.  Also includes cumulative catch-up adjustments for periods prior to 2013 and 2012 of $5.4 million and $9.8 million, respectively.  For 2011, includes a $81.8 million forward loss charger recorded for the G280 wing program, a $5.7 million forward loss charge for the B747-8 program and a $3.0 million forward loss on the A350 XWB non-recurring wing contract.

(9)         For 2014, net of $0.3 forward loss charge recorded on the G280 wing program.  For 2013, net of $15.3 forward loss charge recorded for the B787 wing program.  Also includes favorable cumulative catch-up adjustments of $2.8 for the three months ended April 3, 2014 and unfavorable cumulative catch-up adjustments of $0.4 for the three months ended March 28, 2013.

(10)  For 2013, corporate SG&A of $2.3, $1.2 and $1.2 was reclassified from segment operating income for the Fuselage, Propulsion and Wing Systems, respectively, to conform to current year presentation.

(11)  For 2012, gain includes a $234.9 million insurance settlement amount, offset by $88.7 million of costs incurred related to the April 14, 2012 severe weather event.  Costs include assets impaired by the storm, clean-up costs, repair costs and incremental labor, freight and warehousing costs associated with the impacts of the storm.

(12)  For 2013, research and development of $2.7, $1.9 and $1.1 was reclassified from segment operating income Fuselage, Propulsion and Wing Systems, respectively, to conform to current year presentation.

(13)  Includes $11.1 of warranty reserve for 2014.  For 2013, includes $10.0 of warranty reserve and $1.8 related to early retirement incentives.  Inclusive of charges of $38.1 million, $17.8 million, and $1.6 million related to warranty reserve adjustments, reduction in workforce and early retirement incentives in 2013.  Also, includes gains related to pension activity of $15.4 million for the same period.  For 2012 and 2011, $11.0 million and $6.9 million, respectively, were reclassified from segment operating income to unallocated cost of sales to conform to current year presentation.  Includes charges in the second quarter of 2012 of $3.6 million related to asset impairments, $2.2 million related to stock incentives for certain UAW-represented employees and $2.1million in early retirement incentives to eligible employees and charges in the second quarter of 2011 of $9.0 million due to a change in estimate to increase warranty and extraordinary rework reserves and $1.9 million in early retirement incentives elected by eligible UAW-represented employees.

(14)  Does not include purchase of property, plant and equipment due to a Severe Weather Event of $38.4 million in 2013 and $12.9 million in 2012.

RISK FACTORS

Prospective participants in the exchange offer should carefully consider all of the information contained or incorporated by reference in this prospectus, including the risks and uncertainties described below, in evaluating your participation in the exchange offer.  The risks set forth below (with the exception of the first risk factor) are generally applicable to the Original Notes as well as the Exchange Notes.  These risks and uncertainties are those that we currently believe may materially and adversely affect our company, our business or results of operations in the future or investments in our securities.  Additional risks and uncertainties that we are unaware of or that we currently deem immaterial may also materially and adversely affect our company, our business or results of operations in the future or investments in our securities.

Risk Factors Associated with the Exchange Offer

If you fail to follow the exchange offer procedures, your Original Notes will not be accepted for exchange.

We will not accept your Original Notes for exchange if you do not follow the exchange offer procedures.  We will issue Exchange Notes as part of this exchange offer only after timely receipt of your Original Notes, a properly completed and duly executed letter of transmittal and all other required documents.  Therefore, if you want to tender your Original Notes, please allow sufficient time to ensure timely delivery.  If we do not receive your Original Notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your Original Notes, we will not accept your Original Notes for exchange.  We are under no duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange.  If there are defects or irregularities with respect to your tender of Original Notes, we will not accept your Original Notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you fail to exchange your Original Notes for Exchange Notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.

We did not register the Original Notes under the Securities Act or any applicable state or foreign securities laws, nor do we intend to do so following the exchange offer.  Original Notes that are not tendered in the exchange offer will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under applicable securities laws.  As a result, if you hold Original Notes after the exchange offer, you may not be able to sell them.  To the extent any Original Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Original Notes that remain outstanding after the exchange offer may be adversely affected due to a reduction in market liquidity.

Because there is no public market for the Exchange Notes, you may not be able to resell them.

The Exchange Notes will be registered under the Securities Act but will constitute a new issue of securities with no established trading market, and there can be no assurance as to the liquidity of any trading market that may develop, the ability of holders to sell their Exchange Notes or the price at which the holders will be able to sell their Exchange Notes.

We understand that certain of the initial purchasers of the Original Notes presently intend to make a market in the Exchange Notes.  However, they are not obligated to do so, and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice.  In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer or the pendency of an applicable shelf registration statement.  There can be no assurance that an active market will exist for the Exchange Notes or that any trading market that does develop will be liquid.

If you are a broker-dealer, your ability to transfer the Exchange Notes may be restricted.

A broker-dealer that purchased the Original Notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the Exchange Notes.  Our obligation to make this prospectus available to broker-dealers is limited.  Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

Risk Factors Related to Our Business and Industry

Our commercial business is cyclical and sensitive to commercial airlines’ profitability.  The business of commercial airlines is, in turn, affected by global economic conditions and geo-political considerations.

We compete in the aerostructures segment of the aerospace industry.  Our customers’ business, and therefore our own, is directly affected by the financial condition of commercial airlines and other economic factors, including global economic conditions and geo-political considerations that affect the demand for air transportation.  Specifically, our commercial business is dependent on the demand from passenger airlines and cargo carriers for the production of new aircraft.  Accordingly, demand for our commercial products is tied to the worldwide airline industry’s ability to finance the purchase of new aircraft and the industry’s forecasted demand for seats, flights, routes and cargo capacity.  Similarly, the size and age of the worldwide commercial aircraft fleet affects the demand for new aircraft and, consequently, for our products.  Such factors, in conjunction with evolving economic conditions, cause the market in which we operate to be cyclical to varying degrees, thereby affecting our business and operating results.

The commercial airline industry is impacted by the strength of the global economy and the geopolitical events around the world.  Possible exogenous shocks such as expanding conflicts or political unrest in the Middle East or Asia, renewed terrorist attacks against the industry, or pandemic health crises have the potential to cause precipitous declines in air traffic.  Any protracted economic slump, adverse credit market conditions, future terrorist attacks, war or health concerns could cause airlines to cancel or delay the purchase of additional new aircraft which could result in a deterioration of commercial airplane backlogs.  If demand for new aircraft decreases, there would likely be a decrease in demand for our commercial aircraft products, and our business, financial condition and results of operations could be materially adversely affected.

Our business jet programs are sensitive to consumer preferences in the business jet market.

Our business jet program success is tied to demand for products from the manufacturers with whom we contract.  The business jet market is impacted by consumer preference for different business jet models.  If demand for new aircraft from our customers decreases, there would likely be a corresponding decrease in demand for our business jet products, and our business, financial condition and results of operations could be materially adversely affected.

Our business could be materially adversely affected if one of our components causes an aircraft accident.

Our operations expose us to potential liabilities for personal injury or death as a result of the failure of an aircraft component that has been designed, manufactured or serviced by us or our suppliers.  While we believe that our liability insurance coverage is sufficient to protect us in the event of future product liability claims, it may not be adequate.  Also, we may not be able to maintain insurance coverage in the future at an acceptable cost.  Any such liability not covered by insurance or for which third-party indemnification is not available could require us to dedicate a substantial portion of our cash flows to make payments on such liability, which could have a material adverse effect on our business, financial condition and results of operations.

An accident caused by one of our components could also damage our reputation for quality products.  We believe our customers consider safety and reliability as key criteria in selecting a provider of aerostructures.  If an accident were to be caused by one of our components, or if we were to otherwise fail to maintain a satisfactory record of safety and reliability, our ability to retain and attract customers could be materially adversely affected.

Our business could be materially adversely affected by product warranty obligations.

Our operations expose us to potential liability for warranty claims made by customers or third parties with respect to aircraft components that have been designed, manufactured, or serviced by us or our suppliers.  Material product warranty obligations could have a material adverse effect on our business, financial condition and results of operations.

Because we depend on Boeing and, to a lesser extent, Airbus, as our largest customers, our sales, cash flows from operations and results of operations will be negatively affected if either Boeing or Airbus reduces the number of products it purchases from us or if either experiences business difficulties.

Currently, Boeing is our largest customer and Airbus is our second-largest customer.  For the twelve months ended December 31, 2013, approximately 84% and 10%, and for the three months ended April 3, 2014, approximately 85% and 9%, of our net revenues were generated from sales to Boeing and Airbus, respectively.  Although our strategy, in part, is to diversify our customer base by entering into supply arrangements with additional customers, we cannot give any assurance that we will be successful in doing so.  Even if we are successful in obtaining and retaining new customers, we expect that Boeing and, to a lesser extent, Airbus, will continue to account for a substantial portion of our sales for the foreseeable future.  Although we are a party to various supply contracts with Boeing and Airbus which obligate Boeing and Airbus to purchase all of their requirements for certain products from us, those agreements generally do not require specific minimum purchase volumes.  In addition, if we breach certain obligations under these supply agreements and Boeing or Airbus exercises its right to terminate such agreements, our business will be materially adversely affected.  Boeing and Airbus have the contractual right to cancel their supply agreements with us for convenience, which could include the termination of one or more aircraft models or programs for which we supply products.  Although Boeing and Airbus would be required to reimburse us for certain expenses, there can be no assurance these payments would adequately cover our expenses or lost profits resulting from the termination.  In addition, we have agreed to a limitation on recoverable damages if Boeing wrongfully terminates our main supply agreement with respect to any model or program.  If this occurs, we may not be able to recover the full amount of our actual damages.  Furthermore, if Boeing or Airbus (1) experiences a decrease in requirements for the products which we supply to it; (2) experiences a major disruption in its business, such as a strike, work stoppage or slowdown, a supply-chain problem or a decrease in orders from its customers; or (3) files for bankruptcy protection; our business, financial condition and results of operations could be materially adversely affected.

Our largest customer, Boeing, operates in a very competitive business environment.

Boeing operates in a highly competitive industry.  Competition from Airbus, Boeing’s main competitor, as well as from regional jet makers and other foreign manufacturers of commercial single-aisle aircraft, has intensified as these competitors expand aircraft model offerings and competitively price their products.  As a result of this competitive environment, Boeing continues to face pressure on product offerings and sale prices.  While we do have supply agreements with Airbus, we currently have substantially more business with Boeing and thus any adverse effect on Boeing’s production of aircraft resulting from this competitive environment may have a material adverse effect on our business, financial condition and results of operations.

Our business depends, in large part, on sales of components for a single aircraft program, the B737.

For the twelve months ended December 31, 2013 and the three months ended April 3, 2014, approximately 46% and 45% of our net revenues were generated from sales of components to Boeing for the B737 aircraft, respectively.  While we have entered into long-term supply agreements with Boeing to continue to provide components for the B737 for the life of the aircraft program, including commercial and the military P-8A Poseidon derivatives, Boeing does not have any obligation to purchase components from us for any replacement for the B737 that is not a commercial derivative model.  If we were unable to obtain significant aerostructures supply business for any B737 replacement program, our business, financial condition and results of operations could be materially adversely affected.

Our business depends, in part, on securing work for replacement programs.

While we have entered into long-term supply agreements with Boeing to provide components for the B737, B747, B767 and B777 and their commercial derivatives for the life of these aircraft programs, Boeing does not have any obligation to purchase components from us for any subsequent variant of these aircraft that is not a commercial derivative as defined by the Supply Agreement.  Boeing has publicly announced its intention to update the B777 with a next-generation twin-engine aircraft program currently named the Boeing 777X.  If the changes to the aircraft are later deemed significant enough to disqualify it as a commercial derivative for the B777 under the Supply Agreement, or Boeing successfully establishes it is not capable of being FAA certificated by an amendment to an existing Type Certificate through addition of a minor model or by a

Supplemental Type Certificate, there is a risk that we may not be engaged by Boeing on the B777X to generally the same extent of Spirit’s involvement in the B777, or at all.  If we are unable to obtain significant aerostructures supply business for any update or replacement program for the B777 or any other aircraft program for which we provide significant content, our business, financial condition and results of operations could be materially adversely affected.

We may be required to repay Boeing up to approximately $578.8 million of advance payments related to the B787 Supply Agreement.  The advances must be repaid in the event that Boeing does not take delivery of a sufficient number of ship sets prior to the termination of the aircraft program.

In December 2010, Spirit and Boeing entered into a memorandum of agreement and a settlement agreement regarding certain claims associated with the development and production of the B787 airplane.  As part of these agreements, Spirit received a payment in December 2010, which was recorded as deferred revenue (short-term) within the consolidated balance sheet pending finalization of a contract amendment which would contain the final settlement terms.

On May 12, 2011, Boeing and Spirit entered into the B787 Amendment, which finalized the provisions of the memorandum of agreement.  Based on the terms of the B787 Amendment, the payment received by Spirit in December 2010 was reclassified from deferred revenue to revenue, and certain advance payments received by Spirit were also reclassified to revenue.  The B787 Amendment also spread out repayment of a $700.0 million cash advance made by Boeing to Spirit in 2007 to be offset against the purchase price of the first 1,000 B787 ship sets delivered to Boeing, instead of the first 500 ship sets.  On April 8, 2014, the parties agreed to suspend advance repayments for a period of twelve months beginning April 1, 2014, which repayments will be offset against the purchase price for ship set 1,001 and beyond.

In the event Boeing does not take delivery of a sufficient number of ship sets to repay the full amount of advances prior to the termination of the B787 program or the B787 Supply Agreement, any advances not then repaid will be applied against any outstanding payments then due by Boeing to us, and any remaining balance will be repaid in annual installments of $42.0 million on December 15th of each year until the advance payments have been fully recovered by Boeing.

Accordingly, portions of the advance repayment liability are included as current and long-term liabilities in our consolidated balance sheet.  As of April 3, 2014, the amount of advance payments and deferred revenue received by us from Boeing under the B787 Supply Agreement and not yet repaid or recognized as revenue was approximately $578.8 million.

We may be required to repay Airbus up to approximately $241.3 million of advance payments.  The advances must be repaid in the event that Airbus does not take delivery of a sufficient number of ship sets prior to the date set out in the advance agreement.

In February 2012, Spirit and Airbus entered into an agreement whereby Spirit received a series of payments totaling $250.0 million, which were recorded as advance payments within our consolidated balance sheet.

The agreement provides for repayment of the $250.0 million in cash advances made by Airbus to be offset against the purchase price of the first 200 Section 15 A350 XWB ship sets delivered to Airbus prior to December 31, 2017.  If in the course of 2015, Airbus, in its reasonable opinion, anticipates 200 units will not be ordered and paid for by the end of 2017, both Airbus and Spirit will agree in the first quarter of 2016 on a revised repayment amount to ensure the entire advance is repaid prior to December 31, 2017.  In no circumstance would the repayment amount exceed the recurring price of each ship set.

Portions of the advance repayment liability are included as current and long-term liabilities in our consolidated balance sheet.  As of April 3, 2014, the amount of advance payments received by us from Airbus under the advance agreement for the A350 XWB and not yet repaid or recognized as revenue was approximately $241.3 million.

The profitability of certain of our new and maturing programs depends significantly on the assumptions surrounding satisfactory settlement of claims and assertions.

For certain of our new and maturing programs, we regularly commence work or incorporate customer requested changes prior to negotiating pricing terms for engineering work or the product which has been modified.  We typically have the legal right to negotiate pricing for customer directed changes.  In those cases, we assert to our customers our contractual rights to obtain the additional revenue or cost reimbursement we expect to receive upon finalizing pricing terms.  An expected recovery value of these assertions is incorporated into our contract profitability estimates when applying contract accounting.  Our inability to recover these expected values, among other factors, could result in the recognition of a forward loss on these programs and could have a material adverse effect on our results of operations.

For the G650 program, we currently have $135.1 million of accounts receivable that are related to Gulfstream short-paid invoices for deliveries from 2010 through the end of the third quarter of 2013, the period through which these incomplete payments continued.  In August, 2013, we instituted a demand for arbitration against Gulfstream, seeking damages from Gulfstream for the incomplete payments, as well as other damages and relief.  Gulfstream counterclaimed against Spirit in the arbitration, seeking liquidated damages for delayed deliveries of wings, as well as other damages and relief.  While we believe that the short-paid amount is collectible, if we are unable to collect this amount or if it becomes part of an overall settlement or arbitration award, recognition of additional forward losses on the G650 program could be required and the future cash flows of the Company could be significantly impacted.

We face risks as we work to successfully execute on new or maturing programs.

New or maturing programs with new technologies typically carry risks associated with design responsibility, development of new production tools, hiring and training of qualified personnel, increased capital and funding commitments, ability to meet customer specifications, delivery schedules and unique contractual requirements, supplier performance, ability of the customer to meet its contractual obligations to us, and our ability to accurately estimate costs associated with such programs.  In addition, any new or maturing aircraft program may not generate sufficient demand or may experience technological problems or significant delays in the regulatory certification or manufacturing and delivery schedule.  If we were unable to perform our obligations under new or maturing programs to the customer’s satisfaction or manufacture products at our estimated costs, if we were to experience unexpected fluctuations in raw material prices or supplier problems leading to cost overruns, if we were unable to successfully perform under revised design and manufacturing plans or successfully resolve claims and assertions, or if a new or maturing program in which we had made a significant investment was terminated or experienced weak demand, delays or technological problems, our business, financial condition and results of operations could be materially adversely affected.  Some of these risks have affected our maturing programs to the extent that we have recorded significant forward losses and maintain certain of our maturing programs at zero or low margins due to our inability to overcome the effects of these risks.  We continue to face similar risks as well as the potential for default, quality problems, or inability to meet weight requirements and these could result in continued zero or low margins or additional forward losses, and the risk of having to write-off additional inventory if it were deemed to be unrecoverable over the life of the program.  In addition, beginning new work on existing programs also carries risks associated with the transfer of technology, knowledge and tooling.

In order to perform on new or maturing programs we may be required to construct or acquire new facilities requiring additional up-front investment costs.  In the case of significant program delays and/or program cancellations, we could be required to bear certain unrecoverable construction and maintenance costs and incur potential impairment charges for the new facilities.  Also, we may need to expend additional resources to determine an alternate revenue-generating use for the facilities.  Likewise, significant delays in the construction or acquisition of a plant site could impact production schedules.

We use estimates in accounting for revenue and cost for our contract blocks.  Changes in our estimates could adversely affect our future financial performance.

The Company recognizes revenue under the contract method of accounting and estimates revenue and cost for contract blocks that span a period of multiple years.  The contract method of accounting requires judgment on a number of underlying assumptions to develop our estimates.  Due to the significant length of time over which revenue streams are generated, the variability of future period estimated revenue and cost may be adversely affected if circumstances or underlying assumptions change.  For additional information on our accounting policies for recognizing revenue and profit, please see our discussion under “Management’s Discussion and Analysis — Critical Accounting Policies” in our 2013 10-K, which is incorporated by reference in this prospectus.

Additionally, variability of future period estimated revenue and cost may result in recording additional valuation allowances against future deferred tax assets, which could adversely affect our future financial performance.

Our operations depend on our ability to maintain continuing, uninterrupted production at our manufacturing facilities.  Our production facilities are subject to physical and other risks that could disrupt production.

Our manufacturing facilities could be damaged or disrupted by a natural disaster, war, terrorist activity or sustained mechanical failure.  Although we have obtained property damage and business interruption insurance, a major catastrophe, such as a fire, flood, tornado or other natural disaster at any of our sites, war or terrorist activities in any of the areas where we conduct operations or the sustained mechanical failure of a key piece of equipment could result in a prolonged interruption of all or a substantial portion of our business.  Any disruption resulting from these events could cause significant delays in shipments of products and the loss of sales and customers and we may not have insurance to adequately compensate us for any of these events.  A large portion of our operations takes place at one facility in Wichita, Kansas and any significant damage or disruption to this facility in particular would materially adversely affect our ability to service our customers.

We have announced that we are conducting a process to divest our Oklahoma facilities, which could disrupt our business, involve increased expenses and present risks not contemplated at the time of the divestiture.

As previously announced, we are conducting a process to sell our Oklahoma facilities. Certain of our maturing programs, including the Gulfstream G280 and G650 wing and the B787 wing programs, are produced at these facilities. We may ultimately decide to sell only a portion of, or certain programs produced at, our Oklahoma facilities, to sell separate portions and/or programs to different buyers, or to retain the facilities in their entirety. We are currently engaged in discussions with potential buyers that could result in a transaction for certain of these programs that generate negative cash flow to us on terms that reflect the impact on a buyer and the benefit to us of a buyer assuming our obligations under these programs.  There can be no assurance that any sale of all or any portion of our Oklahoma sites will be completed in a timely manner, on a cost-effective basis, on terms favorable to us, or at all.  A significant divestiture such as this typically entails numerous potential risks, including:

•                                          diversion of resources and management’s attention from the operation of the business;

•                                          loss of key employees following such a transaction;

•                                          insufficient proceeds to offset transaction related expenses;

•                                          negative effects on our reported results of operations from disposition-related charges, amortization expenses related to intangibles, charges for impairment of long-term assets;

•                                          difficulties in the separation of operations, services, products and personnel;

•                                          the need to agree to retain or assume certain or future liabilities in order to complete the divestiture; and

•                                          damage to our existing customer, supplier and other business relationships.

Furthermore, the pursuit of any such transaction may require the expenditure of substantial legal and other fees, which may be incurred whether or not a transaction is consummated.  As a result of the aforementioned risks, among others, the pursuit of the divestiture may not lead to increased stockholder value.

We actively consider other divestitures from time to time.  If we decide to pursue any other divestiture, it may involve numerous potential risks, including those described above.

Future commitments to our customers to increase production rates depend on our ability to expand production at our manufacturing facilities.

Boeing and Airbus, our two largest customers, have both announced planned production rate increases for several of their major programs.  In some cases, in order to meet these increases in production rates, we will need to make significant capital expenditures to expand our capacity and improve our performance.  While some of these expenditures will be reimbursed by our customers, we could be required to bear a significant portion of the costs.  In addition, the increases in production rates could cause disruptions in our manufacturing lines, which could materially adversely impact our ability to meet our commitments to our customers, and have a resulting adverse effect on our financial condition and results of operations.

We operate in a very competitive business environment.

Competition in the aerostructures segment of the aerospace industry is intense.  Although we have entered into supply agreements with Boeing and Airbus under which we are their exclusive supplier for certain aircraft parts, we will face substantial competition from both OEMs and non-OEM aerostructures suppliers in trying to expand our customer base and the types of parts we make.

OEMs may choose not to outsource production of aerostructures due to, among other things, their own direct labor and other overhead considerations and capacity utilization at their own facilities.  Consequently, traditional factors affecting competition, such as price and quality of service, may not be significant determinants when OEMs decide whether to produce a part in-house or to outsource.

Our principal competitors among non-OEM aerostructures suppliers are Aircelle S.A., Fuji Heavy Industries, Ltd., GKN Aerospace, Kawasaki Heavy Industries, Inc., Mitsubishi Heavy Industries, Sonaca, Triumph Group, Inc., Latecoere S.A., and Nexcelle.  Some of our competitors have greater resources than we do and, therefore, may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or devote greater resources to the promotion and sale of their products than we can.  Providers of aerostructures have traditionally competed on the basis of cost, technology, quality and service.  We believe that developing and maintaining a competitive advantage will require continued investment in product development, engineering, supply-chain management and sales and marketing, and we may not have enough resources to make such investments.  For these reasons, we may not be able to compete successfully in this market or against our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

High switching costs may substantially limit our ability to obtain business that is currently under contract with other suppliers.

Once a contract is awarded by an OEM to an aerostructures supplier, the OEM and the supplier are typically required to spend significant amounts of time and capital on design, manufacture, testing and certification of tooling and other equipment.  For an OEM to change suppliers during the life of an aircraft program, further testing and certification would be necessary, and the OEM would be required either to move the tooling and equipment used by the existing supplier for performance under the existing contract, which may be expensive and difficult (or impossible), or to manufacture new tooling and equipment.  Accordingly, any change of suppliers would likely result in production delays and additional costs to both the OEM and the new supplier.  These high switching costs may make it more difficult for us to bid competitively against existing suppliers and less likely that an OEM will be willing to switch suppliers during the life of an aircraft program, which could materially adversely affect our ability to obtain new work on existing aircraft programs.

Increases in labor costs, potential labor disputes and work stoppages at our facilities or the facilities of our suppliers or customers could materially adversely affect our financial performance.

Our financial performance is affected by the availability of qualified personnel and the cost of labor.  A majority of our workforce is represented by unions.  If our workers were to engage in a strike, work stoppage or other slowdown, we could experience a significant disruption of our operations, which could cause us to be unable to deliver products to our customers on a timely basis and could result in a breach of our supply agreements.  This could result in a loss of business and an increase in our operating expenses, which could have a material adverse effect on our business, financial condition and results of operations.  In addition, our non-unionized labor force may become subject to labor union organizing efforts, which could cause us to incur additional labor costs and increase the related risks that we now face.

We have agreed with Boeing to continue to operate substantial manufacturing operations in Wichita, Kansas until at least June 16, 2015 and we have other commitments to keep major programs in Wichita until 2020 in certain circumstances.  This may prevent us from being able to offer our products at prices that are competitive in the marketplace and could have a material adverse effect on our ability to generate new business.

In addition, many aircraft manufacturers, airlines and aerospace suppliers have unionized work forces.  Any strikes, work stoppages or slowdowns experienced by aircraft manufacturers, airlines or aerospace suppliers could reduce our customers’ demand for additional aircraft structures or prevent us from completing production of our aircraft structures.

Our business may be materially adversely affected if we lose our government, regulatory or industry approvals, if more stringent government regulations are enacted, or if industry oversight is increased.

The Federal Aviation Administration (“FAA”) prescribes standards and qualification requirements for aerostructures, including virtually all commercial airline and general aviation products, and licenses component repair stations within the United States.  Comparable agencies, such as the Joint Aviation authorities (“JAA”) in Europe, regulate these matters in other countries.  If we fail to qualify for or obtain a required license for one of our products or services or lose a qualification or license previously granted, the sale of the subject product or service would be prohibited by law until such license is obtained or renewed and our business, financial condition and results of operations could be materially adversely affected.  In addition, designing new products to meet existing regulatory requirements and retrofitting installed products to comply with new regulatory requirements can be expensive and time consuming.

From time to time, the FAA, the JAA or comparable agencies propose new regulations or changes to existing regulations.  These changes or new regulations generally increase the costs of compliance.  To the extent the FAA, the JAA or comparable agencies implement regulatory changes, we may incur significant additional costs to achieve compliance.

In addition, certain aircraft repair activities we intend to engage in may require the approval of the aircraft’s OEM.  Our inability to obtain OEM approval could materially restrict our ability to perform such aircraft repair activities.

Our business is subject to regulation in the United States and internationally.

The manufacturing of our products is subject to numerous federal, state and foreign governmental regulations.  The number of laws and regulations that are being enacted or proposed by state, federal and international governments and authorities are increasing.  Compliance with these regulations is difficult and expensive.  If we fail to adhere, or are alleged to have failed to adhere, to any applicable federal, state or foreign laws or regulations, or if such laws or regulations negatively affect sales of our products, our business, prospects, results of operations, financial condition or cash flows may be adversely affected.  In addition, our future results could be adversely affected by changes in applicable federal, state and foreign laws and regulations, or the interpretation or enforcement thereof, including those relating to manufacturing processes, product liability, trade rules and customs regulations, intellectual property, consumer laws, privacy laws, as well as accounting standards and taxation requirements (including tax-rate changes, new tax laws and revised tax law interpretations).

We are subject to regulation of our technical data and goods under U.S. export control laws.

As a manufacturer and exporter of defense and dual-use technical data and commodities, we are subject to U.S. laws and regulations governing international trade and exports, including, but not limited to, the International Traffic in Arms Regulations, administered by the U.S. Department of State, and the Export Administration Regulations, administered by the U.S. Department of Commerce.  Collaborative agreements that we may have with foreign persons, including manufacturers and suppliers, are also subject to U.S. export control laws.  In addition, we are subject to trade sanctions against embargoed countries, administered by the Office of Foreign Assets Control within the U.S. Department of the Treasury.

A determination that we have failed to comply with one or more of these export controls or trade sanctions could result in civil or criminal penalties, including the imposition of fines upon us as well as the denial of export privileges and debarment from participation in U.S. government contracts.  Additionally, restrictions may be placed on the export of technical data and goods in the future as a result of changing geopolitical conditions.  Any one or more of such sanctions could have a material adverse effect on our business, financial condition and results of operations.

We are subject to environmental, health and safety regulations and our ongoing operations may expose us to related liabilities.

Our operations are subject to extensive regulation under environmental, health and safety laws and regulations in the United States and other countries in which we operate.  We may be subject to potentially significant fines or penalties, including criminal sanctions, if we fail to comply with these requirements.  We have made, and will continue to make, significant capital and other expenditures to comply with these laws and regulations.  We cannot predict with certainty what environmental legislation will be enacted in the future or how existing laws will be administered or interpreted.  Our operations involve the use of large amounts of hazardous substances and regulated materials and generate many types of wastes, including emissions of hexavalent chromium and volatile organic compounds, and so-called greenhouse gases such as carbon dioxide.  Spills and releases of these materials may subject us to clean-up liability for remediation and claims of alleged personal injury, property damage and damage to natural resources, and we may become obligated to reduce our emissions of hexavalent chromium, volatile organic compounds and/or greenhouse gases.  We cannot give any assurance that the aggregate amount of future remediation costs and other environmental liabilities will not be material.

Boeing, our predecessor at the Wichita facility, is under an administrative consent order issued by the Kansas Department of Health and Environment to contain and remediate contaminated groundwater, which underlies a majority of our Wichita facility.  Pursuant to this order and its agreements with us, Boeing has a long-term remediation plan in place, and treatment, containment and remediation efforts are underway.  If Boeing does not comply with its obligations under the order and these agreements, we may be required to undertake such efforts and make material expenditures.

In connection with the BAE Acquisition, we acquired a manufacturing facility in Prestwick, Scotland that is adjacent to contaminated property retained by BAE Systems.  The contaminated property may be subject to a regulatory action requiring remediation of the land.  It is also possible that the contamination may spread into the property we acquired.  BAE Systems has agreed to indemnify us, subject to certain contractual limitations and conditions, for certain clean up costs and other losses, liabilities, expenses and claims related to existing pollution on the acquired property, existing pollution that migrates from the acquired property to a third party’s property and any pollution that migrates to our property from property retained by BAE Systems.  If BAE Systems does not comply with its obligations under the BAE Acquisition agreement, we may be required to undertake such efforts and make material expenditures.

In the future, contamination may be discovered at or emanating from our facilities or at off-site locations where we send waste.  The remediation of such newly discovered contamination, related claims for personal injury or damages, or the enactment of new laws or a stricter interpretation of existing laws, may require us to make additional expenditures, some of which could be material.  See “Business — Environmental Matters” in our 2013 10-K.

New regulations related to conflict minerals have and will continue to force us to incur additional expenses, may make our supply chain more complex, and could adversely impact our business.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 contains provisions to improve transparency and accountability concerning the supply of certain minerals and metals, known as conflict minerals, originating from the Democratic Republic of Congo (DRC) and adjoining countries.  As a result, in August 2012, the SEC adopted annual investigation, disclosure and reporting requirements for those companies that manufacture or contract to manufacture products that contain conflict minerals that originated from the DRC or adjoining countries.  Our initial report was filed on June 2, 2014 (with respect to 2013).  As a result of these requirements, we have and will continue to incur compliance costs, including costs related to determining the sources of conflict minerals used in our products and other potential changes to processes or sources of supply as a consequence of such verification activities.  The implementation of these rules could adversely affect the sourcing, supply and pricing of materials used in certain of our products.  As there may be only a limited number of suppliers offering conflict minerals from sources outside of the DRC or adjoining countries or that have been independently verified as not funding armed conflict in those countries, we cannot be sure that we will be able to obtain such verified minerals from such suppliers in sufficient quantities or at competitive prices.  Also, we may face reputational challenges if we are unable to sufficiently verify the origins of all necessary conflict minerals used in our products through the procedures we may implement, or if we cannot satisfy any customers who require that all of the components of our products be certified as “conflict free”. If we are not able to meet such customer requirements, customers may choose to disqualify us as a supplier and we may have to write off inventory in the event that it cannot be sold.  We may face similar risks in connection with any other regulations focusing on social responsibility or ethical sourcing that may be adopted in the future.

Significant consolidation in the aerospace industry could make it difficult for us to obtain new business.

Suppliers in the aerospace industry have consolidated and formed alliances to broaden their product and integrated system offerings and achieve critical mass.  This supplier consolidation is in part attributable to aircraft manufacturers more frequently awarding long-term sole-source or preferred supplier contracts to the most capable suppliers, thus reducing the total number of suppliers.  If this consolidation were to continue, it may become more difficult for us to be successful in obtaining new customers.

We may be materially adversely affected by high fuel prices.

Due to the competitive nature of the airline industry, airlines are often unable to pass on increased fuel prices to customers by increasing fares.  Fluctuations in the global supply of crude oil and the possibility of changes in government policy on jet fuel production, transportation and marketing make it difficult to predict the future availability of jet fuel.  In the event there is an outbreak or escalation of hostilities or other conflicts, or significant disruptions in oil production or delivery in oil-producing areas or elsewhere, there could be reductions in the production or importation of crude oil and significant increases in the cost of fuel.  If there were major reductions in the availability of jet fuel or significant increases in its cost, the airline industry and, as a result, our business, could be materially adversely affected.

Interruptions in deliveries of components or raw materials, or increased prices for components or raw materials used in our products could delay production and/or materially adversely affect our financial performance, profitability, margins and revenues.

We are highly dependent on the availability of essential materials and purchased components from our suppliers, some of which are available only from a sole source or limited sources.  Our dependency upon regular deliveries from particular suppliers of components and raw materials means that interruptions or stoppages in such deliveries could materially adversely affect our operations until arrangements with alternate suppliers, to the extent alternate suppliers exist, could be made.  If any of our suppliers were unable or were to refuse to deliver materials to us for an extended period of time, or if we were unable to negotiate acceptable terms for the supply of materials with these or alternative suppliers, our business could suffer.

Moreover, we are dependent upon the ability of our suppliers to provide materials and components that meet specifications, quality standards and delivery schedules.  Our suppliers’ failure to provide expected raw materials or component parts that meet our technical specifications could adversely affect production schedules and contract profitability.  We may not be able to find acceptable alternatives, and any such alternatives could result in increased costs for us and possible forward losses on certain contracts.  Even if acceptable alternatives are found, the process of locating and securing such alternatives might be disruptive to our business and might lead to termination of our supply agreements with our customers.

Our continued supply of materials is subject to a number of risks including:

•                                          the destruction of or damage to our suppliers’ facilities or their distribution infrastructure;

•                                          a work stoppage or strike by our suppliers’ employees;

•                                          the failure of our suppliers to provide materials of the requisite quality or in compliance with specifications;

•                                          the failure of essential equipment at our suppliers’ plants;

•                                          the failure of our suppliers to satisfy U.S. and international import and export control laws for goods that we purchase from such suppliers;

•                                          the failure of our suppliers to meet regulatory standards;

•                                          the failure, shortage or delay in the delivery of raw materials to our suppliers;

•                                          contractual amendments and disputes with our suppliers; and

•                                          inability of our suppliers to perform as a result of the weakened global economy or otherwise.

In addition, our profitability is affected by the prices of the components and raw materials, such as titanium, aluminum and carbon fiber, used in the manufacturing of our products.  These prices may fluctuate based on a number of factors beyond our control, including world oil prices, changes in supply and demand, general economic conditions, labor costs, competition, import duties, tariffs, currency exchange rates and, in some cases, government regulation.  Although our supply agreements with Boeing and Airbus allow us to pass on to our customers certain unusual increases in component and raw material costs in limited situations, we may not be fully compensated by the customers for the entirety of any such increased costs.

In order to be successful, we must attract, retain, train, motivate, develop and transition key employees, and failure to do so could harm our business.

In order to be successful, we must attract, retain, train, motivate, develop and transition qualified executives and other key employees, including those in managerial, manufacturing and engineering positions.  Identifying, developing internally or hiring externally, training and retaining qualified executives and engineers are critical to our future, and competition for experienced employees in the aerospace industry and in particular, Wichita, Kansas where the majority of our manufacturing and executive offices are located, can be intense.  In order to attract and retain executives and other key employees in a competitive marketplace, we must provide a competitive compensation package, including cash- and share-based compensation.  Our share-based incentive awards consist primarily of restricted stock grants, some of which are conditioned on our achievement of certain designated financial performance targets, which makes the size of a particular year’s award uncertain.  If employees do not receive share-based incentive awards with a value they anticipate, if our share-based compensation otherwise ceases to be viewed as a valuable benefit, if our total compensation package is not viewed as being competitive, or if we do not obtain the shareholder approval needed to continue granting share-based incentive awards in the amounts we believe are necessary, our ability to attract, retain, and motivate executives and key employees could be weakened.  The failure to successfully hire executives and key employees or the loss of any executives and key employees could have a significant impact on our operations.  Further, changes in our management team may be disruptive to our business and any failure to successfully transition and assimilate key new hires or promoted employees could adversely affect our business and results of operations.

We are subject to the requirements of the National Industrial Security Program Operating Manual (“NISPOM”) for our Facility Security Clearance (“FCL”), which is a prerequisite for our ability to perform on classified contracts for the U.S. Government.

A Department of Defense (“DOD”) FCL is required for a company to be awarded and perform on classified contracts for the DOD and certain other agencies of the U.S. Government.  From time to time we have performed and may perform on classified contracts, although we did not generate any revenues from classified contracts for the twelve months ended December 31, 2013 or the three months ended April 3, 2014.  We have obtained an FCL at the “Secret” level.  Even though Onex, a non-U.S. entity, no longer controls 50% of our voting power, our Special Security Agreement (“SSA”) with the DOD remains in effect, and we expect that it will remain in effect for a period of time.  If we were to violate the terms and requirements of our SSA, the NISPOM, or any other applicable U.S. Government industrial security regulations, we could lose our FCL.  We cannot give any assurance that we will be able to maintain our FCL.  If for some reason our FCL is invalidated or terminated, we may not be able to continue to perform under our classified contracts in effect at that time, and we would not be able to enter into new classified contracts, which could adversely affect our revenues.

We derive a significant portion of our net revenues from direct and indirect sales outside the United States and are subject to the risks of doing business in foreign countries.

We derive a significant portion of our revenues from sales by Boeing and Airbus to customers outside the United States.  For the fiscal year ended December 31, 2013 and the three months ended April 3, 2014, direct sales to our non-U.S. customers accounted for approximately 13% and 12% of our net revenues, respectively.  We expect that our and our customers’ international sales will continue to account for a significant portion of our net revenues for the foreseeable future.  As a result, we are subject to risks of doing business internationally, including:

•                                          changes in regulatory requirements;

•                                          domestic and foreign government policies, including requirements to expend a portion of program funds locally and governmental industrial cooperation requirements;

•                                          fluctuations in foreign currency exchange rates;

•                                          the complexity and necessity of using foreign representatives and consultants;

•                                          uncertainties and restrictions concerning the availability of funding credit or guarantees;

•                                          imposition of tariffs and embargos, export controls and other trade restrictions;

•                                          the difficulty of management and operation of an enterprise spread over various countries;

•                                          compliance with a variety of foreign laws, as well as U.S. laws affecting the activities of U.S. companies abroad, including the Foreign Corrupt Practices Act, the U.K.  Bribery Act and other applicable anti-bribery laws; and

•                                          economic and geopolitical developments and conditions, including international hostilities, acts of terrorism and governmental reactions, inflation, trade relationships and military and political alliances.

While these factors and the effect of these factors are difficult to predict, adverse developments in one or more of these areas could materially adversely affect our business, financial condition and results of operations in the future.

Our fixed-price contracts and requirements to re-negotiate pricing at specified times may commit us to unfavorable terms.

We provide most of our products and services through long-term contracts in which the pricing terms are fixed based on certain production volumes.  Accordingly, there is the risk that we will not be able to sustain a cost structure that is consistent with assumptions used in bidding on contracts.  Increased or unexpected costs may reduce our profit margins or cause us to sustain losses on these contracts.  Other than certain increases in raw material costs which can be passed on to our customers in most instances, we must fully absorb cost overruns, notwithstanding the difficulty of estimating all of the costs we will incur in performing these contracts and in projecting the ultimate level of sales that we may achieve.  Our failure to anticipate technical problems, estimate delivery reductions, estimate costs accurately or control costs during performance of a fixed-price contract may reduce the profitability of a contract or cause a loss.

This risk particularly applies to products such as the Boeing B787, for which we had delivered one hundred ninety-five production articles as of April 3, 2014 since the inception of the program, and in respect of which our performance at the contracted price depends on our being able to achieve production cost reductions as we gain production experience although Spirit can recoup from Boeing half of any overruns within a certain percentage of shipset prices.  When we negotiated the B787-8 pricing under the B787 Amendment, we assumed that a contractually mandated joint-effort by Boeing and Spirit to reduce costs and increase production efficiency, as well as favorable trends in volume, learning curve efficiencies and future pricing from suppliers would reduce our production costs over the life of the B787 program, thus maintaining or improving our margin on each B787 we produced.  Pricing for the initial configuration of the B787-8 is generally established through 2021, with prices decreasing as cumulative volume levels are achieved.  Prices are subject to adjustment for abnormal inflation (above a specified level in any year) and for certain production, schedule and other specific changes.  The B787 Supply Agreement provides that initial prices for the B787-9 and B787-10 are to be determined by a procedure set out in the B787 Supply Agreement, and to be documented by amendment once that amendment has been agreed to by the parties.  The parties have engaged in discussions concerning how to determine initial B787-9 and B787-10 prices, and have not yet reached agreement.  Our ability to obtain fair and equitable prices for subsequent models could impact the profitability of the overall program.  Additionally, we cannot give any assurance that our development of new technologies or capabilities will be successful or that we will be able to reduce our B787 production costs over the life of the program.  Our failure to reduce production costs or to obtain pricing as we have anticipated could result in the need to record additional forward losses for this program.

Many of our other production cost estimates also contain pricing terms which anticipate cost reductions over time.  In addition, although we have entered into these fixed price contracts with our customers, they may nonetheless seek to re-negotiate pricing with us in the future.  Any such higher costs or re-negotiations could materially adversely affect our profitability, margins and revenues.

Certain of our long-term supply agreements provide for re-negotiation of established pricing terms at specified times.  In particular, pricing terms under our supply agreement with Boeing for the B737, B747, B767 and B777 platforms, which accounted for 70% of our net revenues in 2013 and 66% in the three months ended April 3, 2014, expired in May 2013, thus activating interim pricing provisions under the Supply Agreement.  On April 8, 2014, the parties agreed on pricing through December 31, 2015.  We are required to negotiate the pricing beyond 2015 in good faith.  Until we are able to agree upon future pricing, pricing beyond 2015 will be determined according to then-existing prices, adjusted using a quantity quantity-based price adjustment formula and specified annual escalation.  If we agree on future pricing that provides us with operating margins that are lower than those which we currently experience, or if we are unable to agree on future pricing terms and the default pricing terms remain in effect for an extended period of time, our business, financial condition and results of operations could be materially adversely affected.

The outcome of litigation and of government inquiries and investigations involving our business is unpredictable and an adverse decision in any such matter could have a material effect on our financial position and results of operations.

We are involved in a number of litigation matters.  These claims may divert financial and management resources that would otherwise be used to benefit our operations.  No assurances can be given that the results of these matters will be favorable to us.  An adverse resolution of any of these lawsuits could have a material impact on our financial position and results of operations.  In addition, we are sometimes subject to government inquiries and investigations of our business due, among other things, to the heavily regulated nature of our industry and our participation on government programs.  Any such inquiry or investigation could potentially result in an adverse ruling against us, which could have a material impact on our financial position and operating results.

If we are unable to protect our information technology infrastructure against service interruptions, data corruption, cyber-based attacks or network security breaches, our operations could be disrupted.

We rely on information technology networks and systems to manage and support a variety of business activities, including procurement and supply chain, engineering support, and manufacturing.  Our information technology systems, some of which are managed by third-parties, may be susceptible to damage, disruptions or shutdowns due to failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, computer viruses, attacks by computer hackers, telecommunication failures, user errors or catastrophic events.  In addition, security breaches could result in unauthorized disclosure of confidential information.  If our information technology systems suffer severe damage, disruption or shutdown and our business continuity plans do not effectively resolve the issues in a timely manner, our manufacturing process could be disrupted resulting in late deliveries or even no deliveries if there is a total shutdown.

We are implementing new company-wide software systems, which could cause unexpected production or other delays.

We have recently implemented an Enterprise Resource Planning (“ERP”) software system in several of our facilities, and have begun implementation of other system upgrades and infrastructure changes.  We plan to complete implementation of ERP software in all of our primary facilities over the next two years.  Unexpected problems with these implementations could result in production or other delays.

We do not own most of the intellectual property and tooling used in our business.

Our business depends on using certain intellectual property and tooling that we have rights to use under license grants from Boeing.  These licenses contain restrictions on our use of Boeing intellectual property and tooling and may be terminated if we default under certain of these restrictions.  Our loss of license rights to use Boeing intellectual property or tooling would materially adversely affect our business.  See “Business — Our Relationship with Boeing — License of Intellectual Property” in our 2013 Annual Report on Form 10-K, which is incorporated by reference in this prospectus.  In addition to the licenses with Boeing, we license some of the intellectual property needed for performance under some of our supply contracts from our customers under those supply agreements.  We must honor our contractual commitments to our customers related to intellectual property and comply with infringement laws governing our use of intellectual property.  In the event we obtain new business from new or existing customers, we will need to pay particular attention to these contractual commitments and any other restrictions on our use of intellectual property to make sure that we will not be using intellectual property improperly in the performance of such new business.  In the event we use any such intellectual property improperly, we could be subject to an infringement claim by the owner or licensee of such intellectual property.

In the future, our entry into new markets may require obtaining additional license grants from Boeing and/or from other third parties.  If we are unable to negotiate additional license rights on acceptable terms (or at all) from Boeing and/or other third parties as the need arises, our ability to enter new markets may be materially restricted.  In addition, we may be subject to restrictions in future licenses granted to us that may materially restrict our use of third party intellectual property.

Our success depends in part on the success of our research and development initiatives.

We spent approximately $34.7 million on research and development during the twelve months ended December 31, 2013 and $6.3 million during the three months ended April 3, 2014.  Our expenditures on our research and development efforts may not create any new sales opportunities or increases in productivity that are commensurate with the level of resources invested.

We are in the process of developing specific technologies and capabilities in pursuit of new business and in anticipation of customers going forward with new programs.  If any such programs do not go forward or are not successful, we may be unable to recover the costs incurred in anticipation of such programs and our profitability and revenues may be materially adversely affected.

Any future business combinations, acquisitions, mergers, or joint ventures will expose us to risks, including the risk that we may not be able to successfully integrate these businesses or achieve expected operating synergies.

We actively consider strategic transactions from time to time.  We evaluate acquisitions, joint ventures, alliances and co-production programs as opportunities arise, and we may be engaged in varying levels of negotiations with potential competitors at any time.  We may not be able to effect transactions with strategic alliance, acquisition or co-production program candidates on commercially reasonable terms or at all.  If we enter into these transactions, we also may not realize the benefits we anticipate.  In addition, we may not be able to obtain additional financing for these transactions.  The integration of companies that have previously been operated separately involves a number of risks, including, but not limited to:

•                                          demands on management related to the increase in size after the transaction;

•                                          the diversion of management’s attention from the management of daily operations to the integration of operations;

•                                          difficulties in the assimilation and retention of employees;

•                                          difficulties in the assimilation of different cultures and practices, as well as in the assimilation of geographically dispersed operations and personnel, who may speak different languages;

•                                          difficulties combining operations that use different currencies or operate under different legal structures;

•                                          difficulties in the integration of departments, systems (including accounting systems), technologies, books and records and procedures, as well as in maintaining uniform standards, controls (including internal accounting controls), procedures and policies;

•                                          compliance with the Foreign Corrupt Practices Act, the U.K.  Bribery Act and other applicable anti-bribery laws; and

•                                          constraints (contractual or otherwise) limiting our ability to consolidate, rationalize and/or leverage supplier arrangements to achieve integration.

Consummating any acquisitions, joint ventures, alliances or co-production programs could result in the incurrence of additional debt and related interest expense, as well as unforeseen contingent liabilities.

We could be required to make future contributions to our defined benefit pension and post-retirement benefit plans as a result of adverse changes in interest rates and the capital markets.

Our estimates of liabilities and expenses for pensions and other post-retirement benefits incorporate significant assumptions including the rate used to discount the future estimated liability, the long-term rate of return on plan assets and several assumptions relating to the employee workforce (salary increases, medical costs, retirement age and mortality).  A dramatic decrease in the fair value of our plan assets resulting from movements in the financial markets may cause the status of our plans to go from an over-funded status to an under-funded status and result in cash funding requirements to meet any minimum required funding levels.  Our results of operations, liquidity, or shareholders’ equity in a particular period could be affected by a decline in the rate of return on plan assets, the rate used to discount the future estimated liability, or changes in employee workforce assumptions.

We identified material weaknesses in our internal control over financial reporting.

A material weakness is a deficiency, or combination of deficiencies, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.  As of April 3, 2014, we concluded that we had material weaknesses in our internal control over financial reporting as described below:

•                                          We did not maintain effective controls over the completeness, accuracy and valuation of inventory and cost of sales related to the Airbus A350 XWB Section 15 recurring program.  Specifically, we did not maintain controls over the completeness and accuracy of the bill of materials used in the contract accounting estimate for this program.  These controls were not designed effectively to ensure that the bill of materials used in the accounting estimates were accurate and provided a sound basis for estimating future costs.  Although this material weakness did not result in a material misstatement of the Company’s consolidated financial statements, the existence of the deficiency in our controls could result in an undetected material misstatement of the Company’s consolidated financial statements.

•                                          In addition, we did not maintain effective controls over the completeness, accuracy and valuation of inventory and cost of sales for the Gulfstream G280 and G650 programs.  Specifically, controls over contract accounting estimates related to these programs were not operating effectively in order to ensure that (1) the bills of materials used in the accounting estimates were complete and provided a sound basis for estimating future costs; (2) the evaluation of current actual trends impacting prior estimates of supply chain and labor costs were identified and incorporated into the accounting estimates on a timely basis; and (3) the estimation of the number of production units used in the accounting estimates was accurate.  This control deficiency resulted in audit adjustments to the cost of sales and inventory accounts and related financial disclosures within the Company’s consolidated financial statements for the year ended December 31, 2012 and the condensed consolidated financial statements for the quarter ended June 27, 2013.

Because of these material weaknesses, management concluded that the Company did not maintain effective internal control over financial reporting as of April 3, 2014, based on criteria in Internal Control — Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

Our efforts to remediate the aforementioned deficiencies in internal control over financial reporting are described further in Item 9A.  Controls and Procedures.

While we believe that we have a plan to remediate these deficiencies, we cannot be certain that additional material weaknesses or significant deficiencies will not develop or be identified.  We are in the process of remediating our internal control deficiencies over the cost estimation process for the G280 and G650 programs in Tulsa, Oklahoma and completeness, accuracy and valuation of inventory and cost of sales related to the A350 XWB Section 15 program in Kinston, North Carolina.  Any failure to maintain adequate internal control over financial reporting or to implement required, new or improved controls, or difficulties encountered in their implementation could cause us to report additional material weaknesses or other deficiencies in our internal control over financial reporting and could result in a reasonable possibility of errors or misstatements in the consolidated financial statements that would be material.

Risk Factors Related to Our Capital Structure

Although we are no longer a “controlled company” within the meaning of the NYSE rules, we may continue to rely on exemptions from certain corporate governance requirements during a one-year transition period.

Following our completion of a secondary stock offering by Onex on June 10, 2014, Onex and its affiliates no longer control a majority of our voting common stock.  As a result, we no longer qualify as a “controlled company” within the meaning of the NYSE corporate governance standards.  The NYSE rules require that we appoint a majority of independent directors to the Board of Directors within one year of the date we no longer qualified as a “controlled company.”  The NYSE rules also require that we appoint at least one independent member to each of the compensation and nominating and governance committees prior to the date we no longer qualified as a “controlled company,” and that each such committee be composed of at least a majority of independent members within 90 days of such date and that each such committee be composed entirely of independent directors within one year of such date.  During these transition periods, we may elect not to comply with certain NYSE corporate governance requirements, including:

•                                          the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors; and

•                                          the requirement that we have a compensation committee that is composed entirely of independent directors.

Accordingly, during these transition periods, our stockholders will not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.  See “Corporate Governance and the Board of Directors - Director Independence” and “Corporate Governance and the Board of Directors - Committees of the Board” in our Proxy Statement for our 2014 Annual Meeting of Stockholders, which is incorporated herein by reference.

Risk Factors Related to Investment in the Notes

Our substantial debt could adversely affect our financial condition and our ability to operate our business and prevent us from fulfilling our obligations under the notes.  The terms of our senior secured credit facility and the indentures governing the notes and the 2020 notes impose significant operating and financial restrictions on our company and our subsidiaries, which could also adversely affect our operating flexibility and put us at a competitive disadvantage by preventing us from capitalizing on business opportunities.

We now have and after completion of the offering of the Original Notes, the use of the net proceeds therefrom and the related transactions, will continue to have a substantial amount of debt, which requires significant interest and principal payments.  After completion of the offering of the Original Notes and use of the net proceeds therefrom and the related transactions, as of April 3, 2014 we had approximately $1,234.4 million of total debt outstanding.

Specifically, the terms of our senior secured credit facility and the indentures governing the notes and the 2020 notes impose significant operating and financial restrictions on us and could have important consequences to the holders of the notes, including the following:

•                                          making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

•                                          limiting our ability to obtain additional financing to fund future working capital, capital expenditures, strategic acquisitions or other general corporate requirements;

•                                          requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

•                                          increasing our vulnerability to general adverse economic and industry conditions;

•                                          limiting our financial flexibility in planning for and reacting to changes in the industry in which we compete;

•                                          placing us at a disadvantage compared to other, less leveraged competitors;

•                                          having a material adverse effect on us if we fail to comply with the covenants in the indenture governing the notes or in the instruments governing our other debt; and

•                                          increasing our cost of borrowing.

Our senior secured revolving credit facility, which matures on April 18, 2017, is a significant source of liquidity for our business.  The failure to extend or renew this agreement could have a significant effect on our ability to invest sufficiently in our programs, fund day to day operations, or pursue strategic opportunities.

In addition, despite the restrictions and limitations described above, subject to the limits contained in the indenture governing the notes, the indenture governing the 2020 notes and our other debt instruments, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes.  If we incur additional debt, the risks related to our high level of debt could intensify.  See “Description of the Notes.”

We may not be able to generate a sufficient amount of cash flow to meet our debt service obligations, including the notes.

Our ability to make scheduled payments or to refinance our obligations with respect to the notes and our other debt will depend on our financial and operating performance, which, in turn is subject to prevailing economic conditions and to certain financial, competitive, business and other factors, including the availability of financing in the banking and capital markets as well as the other risks described herein, beyond our control.  If our cash flow and capital resources are insufficient to fund our debt service obligations, including the notes, and our other commitments, we could face substantial liquidity problems and may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt.  In addition, we cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future.  At maturity, the entire outstanding principal of the notes will become due and payable by us.  In addition, the indebtedness outstanding under the 2020 notes and our senior secured credit facility will also be due at the maturity of such indebtedness.  We may not have sufficient funds to pay the principal of, or the premium (if any) or interest on, the notes or amounts due on our other debt.  If we are unable to meet our debt obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the notes, which could cause us to default on our debt obligations and impair our liquidity.  Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations.  In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, we cannot provide assurance that we could effect any of these actions on a timely basis, on commercially reasonable terms or at all, or that these actions would be sufficient to meet our capital requirements.  In addition, the terms of our existing or future debt agreements may restrict us from effecting certain or any of these alternatives.

If we cannot make scheduled payments on our debt, we will be in default and, as a result:

•                                          our debt holders could declare all outstanding principal and interest to be due and payable; and

•                                          we could be forced into bankruptcy or liquidation.

Our senior secured credit facility and the indentures governing the notes and the 2020 notes impose significant operating and financial restrictions on our company and our subsidiaries, which may prevent us from capitalizing on business opportunities.

Our senior secured credit facility and the indentures governing the notes and the 2020 notes impose significant operating and financial restrictions on us.  These restrictions will limit our ability, among other things, to:

•                                          incur additional debt or issue our preferred stock;

•                                          pay dividends or make distributions to our stockholders;

•                                          repurchase or redeem our capital stock;

•                                          make investments;

•                                          incur liens without granting equal and ratable liens to the holders of the notes;

•                                          enter into transactions with our stockholders and affiliates;

•                                          sell certain assets;

•                                          acquire the assets of, or merge or consolidate with, other companies; and

•                                          incur restrictions on the ability of our subsidiaries to make distributions or transfer assets to us.

As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities.  The terms of any future indebtedness we may incur could include more restrictive covenants.  We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants.  Furthermore, because the indenture governing the notes contains a “cross-acceleration” provision relating to all defaults (other than payment defaults) rather than a cross-default provision, a default (other than a payment default), under the agreements governing our other indebtedness may not result in a default under the indenture governing the notes.  Furthermore, the indenture governing the notes contains a cross-default provision related to default payments in excess of a certain threshold.  See “Description of the Notes — Events of Default.”

Despite our debt levels, we may incur additional debt.

Despite the restrictions and limitations described above, we may be able to incur significant additional indebtedness.  Our senior secured credit facility permits additional borrowings under certain circumstances and the indentures governing the notes and the 2020 notes permit the incurrence of additional indebtedness by us or our subsidiaries under certain circumstances.  See “Description of the Notes — Certain Covenants.” As of April 3, 2014, after completion of the offering of the Original Notes and use of the net proceeds therefrom and the related transactions, we had approximately $650 million of additional borrowings available to us under the revolving portion of our senior secured credit facility, subject to compliance with our financial and other covenants under the terms of such credit facility.

The notes are unsecured and effectively subordinated to all of our secured debt.

The notes will not be secured by any of our assets or the assets of our subsidiaries.  The payment of our senior secured credit facility is secured by a security interest in substantially all of our assets and the assets of Spirit and our U.S. subsidiaries, including equipment, inventory and certain intangible assets, a pledge of the capital stock of substantially all of our U.S. subsidiaries and a portion of the capital stock of our non-U.S. subsidiaries.  If we become insolvent or are liquidated, or if payment under our existing senior secured credit facility or any other secured debt obligation that we may have from time to time is accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the notes.  As a result, the notes are effectively subordinated to our secured debt to the extent of the assets securing such debt in the event of our bankruptcy or liquidation.  As of April 3, 2014, after completion of the offering of the Original Notes and use of the net proceeds therefrom and the related transactions, we had approximately $538.5 million of secured debt.  The indenture governing the notes permits the incurrence of substantial additional indebtedness by us in the future, including secured indebtedness.  Any secured indebtedness incurred ranked senior to the notes to the extent of the value of the assets securing such indebtedness.

Our ability to meet our obligations under our indebtedness depends in part on the earnings and cash flows of Spirit’s subsidiaries and the ability of Spirit’s subsidiaries to pay dividends or advance or repay funds to Spirit.

We conduct a portion of our operations through Spirit’s subsidiaries, some of which have not guaranteed the notes.  Consequently, our ability to service our debt is dependent, in part, upon the earnings from the businesses conducted by Spirit’s subsidiaries.  Spirit’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts to Spirit, whether by dividends, loans, advances or other payments.  The ability of Spirit’s subsidiaries to pay dividends and make other payments to Spirit depends on their earnings, capital requirements and general financial conditions and is restricted by, among other things, applicable corporate and other laws and regulations as well as, in the future, agreements to which Spirit’s subsidiaries may be a party.

The notes are structurally subordinated to all indebtedness and other liabilities of our non-U.S. subsidiaries.

None of our non-U.S. subsidiaries have guaranteed the notes or otherwise have any obligations to make payments in respect of the notes, which are Spirit’s direct, unsecured obligations.  As a result, claims of holders of the notes are effectively subordinated to all indebtedness and other liabilities of our non-U.S. subsidiaries.  In the event of any bankruptcy, liquidation, dissolution or similar proceeding involving one of our non-U.S. subsidiaries, any of our rights or the rights of the holders of the notes to participate in the assets of that subsidiary will be effectively subordinated to the claims of creditors of that subsidiary (including any trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders), and following payment by that subsidiary of its liabilities, the subsidiary may not have sufficient assets remaining to make payments to us as a shareholder, member or otherwise.  In addition, if we caused a non-U.S. subsidiary to pay a dividend to enable us to make payments in respect of the notes and such a transfer were deemed a fraudulent transfer or an unlawful distribution, the holders of the notes could be required to return the payment to (or for the benefit of) the creditors of our non-U.S. subsidiaries.  As of April 3, 2014, after completion of the offering of the Original Notes and use of the net proceeds therefrom and the related transactions, our non-U.S. subsidiaries had approximately $9.5 million of indebtedness outstanding for borrowed money and $12.6 million of capital leases, as well as significant other liabilities (excluding any guarantees by such subsidiaries of our senior secured credit facility), all of which are structurally senior to the notes.  The non-U.S. subsidiaries represented approximately 13% of our total net revenues for the fiscal year ended December 31, 2013 and 12% for the three months ended April 3, 2014.  In addition, these non-U.S. subsidiaries represented approximately 15.9% and 15.2% of our total assets as of December 31, 2013 and for the three months ended April 3, 2014, respectively.

In addition, although the indenture governing the notes restricts the ability of our subsidiaries to incur indebtedness, our subsidiaries may issue certain indebtedness and the indenture does not in any case limit the amount of liabilities other than indebtedness that may be incurred by our subsidiaries.

We may not be able to finance a change of control offer required by the indenture.

Upon a change of control, as defined under the indenture governing the notes, you will have the right to require us to offer to purchase up to all of the notes then outstanding at a price equal to 101% of the principal amount of the notes, plus accrued interest and additional interest, if any, to but not including the date of purchase.  In addition, if we experience a change of control (as defined under the indenture governing the 2020 notes), the holders of the 2020 notes will have the right to require that we repurchase up to all of the outstanding 2020 notes.  In order to obtain sufficient funds to pay the purchase price of our outstanding notes, we expect that we would have to refinance the notes.  We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all.  Moreover, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change of control to make any required repurchases of notes or the 2020 notes or that restrictions in our senior secured indebtedness that we have incurred or that we may incur in the future, including the existing senior secured credit facility, would permit us to make the required repurchases.  Our failure to offer to purchase all outstanding notes or the 2020 notes or to purchase all validly tendered notes would be an event of default under the indenture or the indenture for the 2020 notes, as applicable.  Such an event of default may cause the acceleration of our other debt.  Our existing or future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

We may enter into certain transactions that would not constitute a change of control but that result in an increase of our indebtedness.

Subject to limitations under the indenture governing the 2017 notes and the Original Notes and our senior secured credit facility, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a change of control under such agreements, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings in a way that adversely affects the holders of the notes.  See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

You may not be able to determine when a change of control giving rise to your right to have the notes repurchased by us has occurred following a sale of “substantially all” of our assets.

A change of control, as defined in the indenture governing the Original Notes, will require us to make an offer to repurchase all outstanding notes.  The definition of change of control includes a phrase relating to the sale, lease or transfer of “all or substantially all” of our assets.  There is no precisely established definition of the phrase “substantially all” under applicable law.  Accordingly, the ability of a holder of notes to require us to repurchase their notes as a result of a sale, assignment, transfer, lease, conveyance or disposition of all or substantially all of our properties or assets to another individual, group or entity may be uncertain.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

We are exposed to interest rate risk through our variable-rate borrowings under the senior secured credit facility.  Borrowings under such facility bear interest at a variable rate, based on an adjusted LIBOR rate, plus an applicable margin.  Interest rates are currently at relatively low levels.  If interest rates increase, our debt service obligations on the variable rate indebtedness will increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease.

If the notes are rated investment grade at any time by both Moody’s and Standard & Poors, most of the restrictive covenants and corresponding events of default contained in the indenture governing the notes will be suspended.

If, at any time, the credit rating on the notes, as determined by both Moody’s Investors Service and Standard & Poors Ratings Services, equals or exceeds Baa3 and BBB -, respectively, or any equivalent replacement ratings, and no default has occurred or is outstanding we will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the indenture.  Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the notes later fall below these thresholds or in certain other circumstances.  However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect.  If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the indenture even if they would constitute an event of default at the time the covenants are restored.  Accordingly, if these covenants and corresponding events of default are suspended, holders of the notes will have less credit protection than at the time the Original Notes are issued.

Failure to comply with covenants in the indenture or in any future financing agreements could result in cross-defaults under some of such financing agreements and our senior secured credit facility and a cross-acceleration under the indenture governing the 2020 notes, which cross-defaults and cross-acceleration could jeopardize our ability to satisfy our obligations under the notes.

Various risks, uncertainties and events beyond our control could affect our ability to comply with the covenants, financial tests and ratios required by our senior secured credit facility or any future financing agreements we may enter into.  Failure to comply with any of the covenants in our senior secured credit facility or in any future financing agreements could result in a default under those agreements and under other agreements containing cross-default provisions, including our senior secured credit facility, as well as the acceleration of the maturity of the notes and the 2020 notes pursuant to the indentures governing such notes.  A default would permit lenders to cease to make further extensions of credit, accelerate the maturity of the debt under these agreements and foreclose upon any collateral securing that debt.  Under these circumstances, we might not have sufficient funds or other resources to satisfy all of our obligations, including our ability to repay our senior secured credit facility and our obligations under the notes and the 2020 notes.

An active trading market for the notes may not develop, and the absence of an active trading market and other factors may adversely impact the price of the notes.

The notes are a new issue of securities for which there is currently no public market, and we cannot assure you that an active trading market will develop for the notes, if any.  To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be adversely affected.  If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price, and volatility in the price, of our shares of common stock, our performance and other factors.  In addition, a downgrade of our credit ratings by any credit rating agencies could impact the price at which the notes trade.  Our credit ratings have been and continue to be subject to regular review.

We have no plans to list the notes on a securities exchange.  Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, without notice.  If the initial purchasers opt not to act or cease to act as market maker for the notes, we cannot assure you that another firm or person will make a market in the notes.

The liquidity of, and trading market for, the notes may also be adversely affected by, among other things:

•                                          changes in the overall market for securities similar to the notes;

•                                          changes in our financial performance or prospects;

•                                          the prospects for companies in our industry generally;

•                                          the number of holders of the notes;

•                                          the interest of securities dealers in making a market for the notes; and

•                                          prevailing interest rates.

An active or liquid trading market for the notes may not develop.

An adverse rating of the notes may cause their trading price to fall.

If a rating agency rates the notes, it may assign a rating that is lower than expected.  Ratings agencies also may lower ratings on the notes in the future.  If rating agencies assign a lower-than-expected rating or reduce, or indicate that they may reduce, their ratings in the future, the trading price of the notes could significantly decline.

If we file a bankruptcy petition, or if a bankruptcy petition is filed against us, you may receive a lesser amount for your claim under the notes than you would have been entitled to receive under the indenture governing the notes.

If we file a bankruptcy petition under the United States Bankruptcy Code after the issuance of the notes, or if such a bankruptcy petition is filed against us, your claim against us for the principal amount of your notes may be limited to an amount equal to:

•                                          the original issue price for the notes; and

•                                          the portion of original issue discount that does not constitute “unmatured interest” for purposes of the United States Bankruptcy Code.

Any original issue discount that was not amortized as of the date of any bankruptcy filing would constitute unmatured interest.  Accordingly, under these circumstances, you may receive a lesser amount than you would have been entitled to receive under the terms of the indenture governing the notes, even if sufficient funds are available.

Fraudulent conveyance laws may permit courts to void the guarantors’ guarantees of the notes in specific circumstances, which would interfere with the payment under such guarantees.

Federal and state statutes may allow courts, under specific circumstances described below, to void the guarantors’ guarantees of the notes.  If such a voidance occurs, our noteholders might be required to return payments received from our guarantors in the event of bankruptcy or other financial difficulty of our guarantors.  Under United States federal bankruptcy law and comparable provisions of state fraudulent conveyance laws, a guarantee could be set aside if, among other things, a subsidiary guarantor, at the time it incurred the debt evidenced by its guarantee:

•                                          incurred the guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

•                                          received less than reasonably equivalent value or fair consideration for incurring the guarantee, and

•                                          was insolvent or was rendered insolvent by reason of the incurrence;

•                                          was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on such business; or

•                                          intended to incur, or believed that it would incur, debts beyond its ability to pay as those debts mature.

The tests for fraudulent conveyance, including the criteria for insolvency, will vary depending upon the law of the jurisdiction that is being applied.  Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the debt:

•                                          the sum of the debtor’s debts and liabilities, including contingent liabilities, was greater than the debtor’s assets at fair valuation;

•                                          the present fair saleable value of the debtor’s assets was less than the amount required to pay the probable liability on the debtor’s total existing debts and liabilities, including contingent liabilities, as they became absolute and matured; or

•                                          it could not pay its debts as they became due.

If a court voids any guarantee(s) or holds any guarantee(s) unenforceable, you will cease to be a creditor of the Company or applicable guarantor(s) and will be a creditor solely of the Issuer and any remaining guarantor(s).

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into with the initial purchasers in connection with the private offering of the Original Notes.  We will not receive any cash proceeds from the issuance of the Exchange Notes.  The Original Notes that are surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued.  As a result, the issuance of the Exchange Notes will not result in any increase or decrease in our indebtedness.

Spirit’s net cash proceeds from the private offering of the Original Notes, after deducting initial purchaser discounts, original issue discount and its fees and expenses, were approximately $293.5 million.  We used the net cash proceeds of the offering of the Original Notes to repurchase $300 million of our outstanding 2017 notes through a tender offer for the 2017 notes that closed on April 1, 2014 and redemption of the remaining 2017 notes that were not purchased in the tender offer which was completed on May 1, 2014, and to pay related interest, fees and expenses.

CAPITALIZATION

The following table sets forth the Company’s cash and cash equivalents and capitalization at April 3, 2014.

This table should be read in conjunction with (i) the information included under the headings “Use of Proceeds” and “Prospectus Summary — Summary Historical Consolidated Financial Data” in this prospectus; (ii) the information included under the headings “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2013 10-K and our 2014 First Quarter 10-Q, each of which is incorporated by reference in this prospectus; and (iii) the Company’s audited consolidated financial statements and related notes thereto for the fiscal year ended December 31, 2013 contained in our 2013 10-K and unaudited condensed consolidated financial statements and related notes thereto for the quarterly period ended April 3, 2014 contained in our 2014 First Quarter 10-Q, each of which is incorporated by reference in this prospectus.

As of April 3, 2014
Actual

Cash and cash equivalents	$382.1

Senior Secured Credit Facility(1)	$538.5
Malaysian Term Loan due May 2017	9.2
Total Senior Secured Debt	547.7

7½% Senior Notes due 2017, excluding original issue discount (if any)(2)	72.0
6¾% Senior Notes due 2020, excluding original issue discount (if any)	300.0
5¼% Senior Notes due 2022, excluding original issue discount (if any)	299.4
Capital Leases and Other(3)	15.3
Total Debt(4)	1,234.4
Total Equity	$1,638.1
Total Capitalization	$2,872.5

(1)       Our senior secured credit facility consists of a $650.0 million revolving credit facility and a $540.4 million term loan facility.  As of April 3, 2014, the outstanding balance of the term loan facility was $539 million and there were no amounts outstanding under the revolving credit facility.

(2)       Includes $72.0 million outstanding principal amount of our 2017 notes as of April 3, 2014.  Following the redemption of the 2017 notes on May 1, 2014, no 2017 notes remain outstanding.

(3)       Includes capital lease obligations of $15.0 million as of April 3, 2014.

(4)       Total Debt excludes original issue discount, if any, on the 7½% notes, none of which remain outstanding following their redemption on May 1, 2014, and the 5¼% notes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Three Months Ended	Twelve Months Ended
	April 3, 2014	December 31, 2013		December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009

Ratio of earnings to fixed charges	4.8	—	(1)	1.1	4.1	5.1	6.0

(1)         Due to the registrant’s loss in 2013, the ratio coverage was less than 1:1.  The registrant needed to generate additional earnings of $432.3 million to achieve a coverage ratio of 1:1.

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF SPIRIT AEROSYSTEMS
HOLDINGS, INC.

The following table sets forth our selected consolidated financial data for each of the periods indicated.  Statement of income data for the fiscal years ended December 31, 2011, 2012 and 2013 are derived from our audited consolidated financial statements contained in our 2013 10-K, which is incorporated by reference into this prospectus.  Statement of income data for the fiscal years ended December 31, 2009 and 2010 are derived from our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is not incorporated by reference into this prospectus.  Selected Balance Sheet Data as of December 31, 2012 and 2013 are derived from our audited consolidated financial statements contained in our 2013 10-K, which is incorporated by reference into this prospectus.  Selected Balance Sheet Data as of December 31, 2010 and 2011 are derived from our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is not incorporated by reference into this prospectus.  Selected Balance Sheet Data as of December 31, 2009 is derived from our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is not incorporated by reference into this prospectus.  Financial data for the three month periods ended March 28, 2013 and April 3, 2014 are derived from our unaudited condensed consolidated financial statements contained in our 2014 First Quarter 10-Q, which is incorporated by reference in this prospectus.  Our fiscal year ends on December 31.

This information is only a summary and should be read in conjunction with our consolidated financial statements and related notes thereto, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our 2013 10-K and our 2014 First Quarter 10-Q, each of which is incorporated by reference in this prospectus and the “Selected Consolidated Financial Information and Other Data” section of our 2013 10-K.  Historical results of operations may not be indicative of results to be expected for any future period.

	Spirit Holdings
	Three Months Ended	Three Months Ended	Twelve Months Ended
	April 3, 2014	March 28, 2013	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
	(Dollars in millions, except per share data)
Statement of Income Data:
Net revenues	$1,728.5	$1,442.2	$5,961.0	$5,397.7	$4,863.8	$4,172.4	$4,078.5
Cost of sales(1)	1,467.3	1,237.1	6,059.5	5,245.3	4,312.1	3,607.9	3,581.4
Selling, general and administrative expenses(2)	60.5	44.3	200.8	172.2	159.9	156.0	137.1
Impact from severe weather event	—	8.8	30.3	(146.2)	—	—	—
Research and development	6.3	7.5	34.7	34.1	35.7	51.5	56.7

Operating (loss) income	194.4	144.5	(364.3)	92.3	356.1	357.0	303.3
Interest expense and financing fee amortization	(35.4)	(17.6)	(70.1)	(82.9)	(77.5)	(59.1)	(43.6)
Interest income	0.1	0.1	0.3	0.2	0.3	0.3	7.0
Other income (loss), net	1.2	(9.9)	3.3	1.8	1.4	(0.4)	6.1

(Loss) income before income taxes and equity in net income (loss) of affiliates	160.3	117.1	(430.8)	11.4	280.3	297.8	272.8
Income tax (provision) benefit	(6.9)	(35.7)	(191.1)	24.1	(86.9)	(78.2)	(80.9)
Equity in net income (loss) of affiliates	0.2	(0.2)	0.5	(0.7)	(1.0)	(0.7)	(0.2)

Net (loss) income	$153.6	$81.2	$(621.4)	$34.8	$192.4	$218.9	$191.7

Net (loss) income per share, basic	$1.08	$0.57	$(4.40)	$0.24	$1.36	$1.56	$1.39
Shares used in per share calculation, basic(3)	141.6	141.0	141.3	140.7	139.2	137.9	137.2
Net (loss) income per share, diluted	$1.07	$0.57	$(4.40)	$0.24	$1.35	$1.55	$1.37
Shares used in per share calculation, diluted	143.7	143.1	141.3	142.7	142.3	141.0	139.8
Cash dividends per share	—	—	—	—	—	—	—

	Spirit Holdings
	Three Months Ended	Three Months Ended	Twelve Months Ended
	April 3, 2014	March 28, 2013	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010	December 31, 2009
	(Dollars in millions, except per share data)
Other Financial Data:
Cash flow provided by (used in) operating activities	$45.0	$(45.4)	$260.6	$544.4	$(47.3)	$125.1	$(13.9)
Cash flow (used in) investing activities	$(52.9)	$(78.0)	$(268.2)	$(248.8)	$(249.2)	$(288.4)	$(112.4)
Cash flow (used in) provided by financing activities	$(28.2)	$(2.6)	$(13.9)	$(34.6)	$(6.7)	$277.4	$276.1
Capital expenditures(4)	$53.0	$74.4	$234.2	$236.1	$249.7	$288.1	$228.2
Consolidated Balance Sheet Data:
Cash and cash equivalents	$382.1	$313.1	$420.7	$440.7	$177.8	$481.6	$369.0
Accounts receivable, net	$746.5	$587.3	$550.8	$420.7	$267.2	$200.2	$160.4
Inventories, net	$1,868.9	$2,492.9	$1,842.6	$2,410.8	$2,630.9	$2,507.9	$2,206.9
Property, plant & equipment, net	$1,800.8	$1,718.0	$1,803.3	$1,698.5	$1,615.7	$1,470.0	$1,279.3
Total assets	$5,302.0	$5,533.7	$5,107.2	$5,415.3	$5,042.4	$5,102.0	$4,473.8
Total debt	$1,234.4	$1,173.4	$1,167.3	$1,176.2	$1,200.9	$1,196.8	$893.8
Long-term debt	$1,152.8	$1,163.3	$1,150.5	$1,165.9	$1,152.0	$1,187.3	$884.7
Total equity	$1,638.1	$2,072.3	$1,481.0	$1,996.9	$1,964.7	$1,810.9	$1,573.8

(1)        Included in 2013 cost of sales are forward loss charges of $1,133.3 million, which includes $41.1 million on the B747-8 program, $16.4 million on the B767 program, $422.0 million on the B787 program, $111.3 million on the A350 XWB program, $240.9 million on the G280 wing program, $288.3 million on the G650 wing program and $13.3 million on our Rolls-Royce BR725 program.  Included in 2012 cost of sales are forward loss charges of $644.7 million, which includes $11.5 million on the B747-8 program, $184.0 million on the B787 wing program, $8.9 million on the A350 XWB non-recurring wing contract, $118.8 million on the G280 wing program, $162.5 million on the G650 wing program and $151.0 million on our Rolls-Royce program.  Included in 2011 cost of sales are forward loss charges of $132.1 million, which includes $81.8 million on the G280 wing program, $29.0 million on the Sikorsky CH-53K program, $18.3 million on the B747-8 program and $3.0 million on the A350 XWB non-recurring wing program.  Included in 2010 cost of sales are charges of $18.9 million related to the grant of shares to employees represented by the IAM in connection with the ratification of a new ten-year labor contract on June 25, 2010, $6.5 million in early retirement incentives for members represented by the IAM who made elections to retire in 2010, and $3.3 million in grants of shares to employees represented by the UAW in connection with the ratification of a new ten-year labor contract on December 18, 2010.  Also included in 2010 cost of sales is a $2.8 million forward loss on the G280 wing program.  Included in the 2009 cost of sales are forward loss charges of $103.9 million, which includes $93.0 million on the G280 wing program and $10.9 million on the Cessna Citation Columbus program.  Includes cumulative catch-up adjustments of $95.5 million, $14.7 million, $13.8 million, ($23.2) million and ($58.5) million for periods prior to the twelve months ended December 31, 2013, December 31, 2012, December 31, 2011, December 31, 2010 and December 31, 2009, respectively.

(2)        Includes non-cash stock compensation expenses of $19.6 million, $15.3 million, $11.1 million, $7.9 million and $9.7 million for the respective twelve month periods ended December 31, 2013, 2012, 2011, 2010 and 2009, and $0 for the three months ended April 3, 2014.

(3)        Under the Financial Accounting Standards Board (“FASB”) guidance, unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.  See Note 19, “Equity,” in our 2014 First Quarter 10-Q for more details.

(4)        For the three months ended March 28, 2013, excluding the impact of the 2012 severe weather event.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

On March 18, 2014, Spirit sold $300.0 million in aggregate principal amount at maturity of the outstanding Original Notes in a private placement.  The Original Notes were sold to the initial purchasers who in turn resold the notes to a limited number of “Qualified Institutional Buyers,” as defined under the Securities Act, and to certain non-U.S. persons in offshore transactions.

The exchange offer is designed to provide holders of Original Notes with an opportunity to acquire Exchange Notes which, unlike the Original Notes, will not be restricted securities and will be freely transferable at all times, subject to any restrictions on transfer imposed by state “blue sky” laws and provided that the holder is not our affiliate within the meaning of the Securities Act and represents that the Exchange Notes are being acquired in the ordinary course of the holder’s business and the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes.

The outstanding Original Notes in the aggregate principal amount of $300,000,000 were originally issued and sold on March 18, 2014, the issue date, to Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of itself and as representative of the several initial purchasers, pursuant to the purchase agreement dated as of March 4, 2014.  The Original Notes were issued and sold in a transaction not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act.  The concurrent resale of the Original Notes by the initial purchasers to investors was accomplished in reliance upon the exemption provided by Rule 144A under the Securities Act.  The Original Notes are restricted securities and may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.  Pursuant to Rule 144 under the Securities Act, the Original Notes may generally be resold (a) commencing six months after the issue date, in an amount up to, for any three-month period, the greater of 1% of the Original Notes then outstanding or the average weekly trading volume of the Original Notes during the four calendar weeks preceding the filing of the required notice of sale with the SEC so long as Spirit Holdings remains current in its periodic filing obligations and (b) commencing one year after the issue date, in any amount and otherwise without restriction by a holder who is not, and has not been for the preceding three months, our affiliate.  Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Original Notes.

In connection with the sale of the Original Notes, we and the initial purchasers entered into a registration rights agreement, dated March 18, 2014 (the “registration rights agreement”).  Under the registration rights agreement, we agreed to file with the SEC an exchange offer registration statement regarding the exchange of the Original Notes for new Exchange Notes which are registered under the Securities Act within 180 calendar days after the closing of the offering of the Original Notes.  We also agreed to (i) use our reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC within 240 calendar days after the closing of the offering of the Original Notes, (ii) keep the exchange offer registration statement effective until the closing of the exchange offer and (iii) use our reasonable best efforts to consummate the exchange offer within 360 calendar days after the closing of the offering of the Original Notes.  Once the exchange offer registration statement of which this prospectus forms a part has been declared effective, we will offer the Exchange Notes in exchange for surrender of the Original Notes.  We will keep the exchange offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the exchange offer is mailed to holders of the Original Notes.  We will use our commercially reasonable efforts to keep this registration statement continuously effective, if requested by one or more broker-dealers, for a period ending on the earlier of (x) 180 days from the date on which the exchange offer registration statement is declared effective by the SEC and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus with respect to the transfer restricted securities (as defined in the registration rights agreement) in connection with market-making or other trading activities.  For each Original Note surrendered to us pursuant to the exchange offer, the holder who surrendered such note will receive an Exchange Note having a principal amount equal to that of the surrendered note.  Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor or, if no interest has been paid on such note, from the original issue date of such Original Note.  You are a holder with respect to the exchange offer if you are a person in whose name any Original Notes are registered on our books or any person who has obtained a properly completed assignment of Original Notes from the registered holder.

In addition, in connection with any resales of Exchange Notes, any broker dealer (a “Participating Broker Dealer”) which acquired the notes for its own account as a result of market making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act.  The SEC has taken the position that Participating Broker Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the offering of the Original Notes) with the prospectus contained in the exchange offer registration statement.  We have agreed to make available for a period of up to 180 days after consummation of the exchange offer (or shorter as provided in the preceding paragraph) a prospectus meeting the requirements of the Securities Act to any Participating Broker Dealer and any other persons with similar prospectus delivery requirements, for use in connection with any resale of Exchange Notes.  A Participating Broker Dealer or any other person that delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the registration rights agreement (including certain indemnification rights and obligations thereunder).

We are making the exchange offer to comply with our obligations under the registration rights agreement.  Upon the effectiveness of the registration statement, we will offer the Exchange Notes in exchange for the Original Notes.  A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Each holder of the notes who wishes to exchange the Original Notes for Exchange Notes in the exchange offer will be required to make certain representations to us, including representations that:

•                                          any Exchange Notes to be received by it will be acquired in the ordinary course of its business;

•                                          it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•                                          it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer or, if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable; and

•                                          it is not acting on behalf of any person who could not truthfully make the foregoing representations.  In addition, the registration rights agreement provides that in the event:

(i)                                     any changes in law or the applicable interpretations of the staff of the SEC do not permit the Issuer to effect the exchange offer;

(ii)                                  for any other reason the exchange offer is not consummated within 360 calendar days after the closing of the offering of the Original Notes;

(iii)                               under certain circumstances, if the initial purchasers shall so request; or

(iv)                              any holder of the Original Notes is not eligible to participate in the exchange offer; we will,

(a)                                 as promptly as practicable, file with the SEC a shelf registration statement covering resales of the Original Notes, (b) use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act as promptly as practicable but no later than the later of (1) 90 days after the time such obligation to file first arises and (2) 240 days after the closing of the offering of the Original Notes (or if such 240th day is not a business day, the next succeeding business day) and (c) use our reasonable best efforts to keep the shelf registration statement effective until the earlier of the first anniversary of the effectiveness of such shelf registration statement and the date all Original Notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement.  We further agreed to use our reasonable best efforts to keep the shelf registration statement effective until the first anniversary of the effectiveness of such shelf registration statement.  We will, in the event of the filing of the shelf registration statement, provide to each holder of the Original Notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes.  A holder of Original Notes that sells its Original Notes pursuant to the shelf registration statement generally (i) will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, (ii) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (iii) will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder).  In addition, each holder of Original Notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement to have its Original Notes included in the shelf registration statement and to benefit from the provisions regarding additional interest described in the following paragraph.

Subject to the Suspension Rights discussed below, pursuant to the registration rights agreement, in the event that (i) the exchange offer registration statement has not been declared effective within the time period described above, (ii) the exchange offer is not consummated and no shelf registration statement is declared effective within the time period described above or (iii) the shelf registration statement is declared effective but shall thereafter become unusable for a period in excess of five days, the interest rate borne by the notes will be increased by 0.25% per annum, beginning the day after the date specified in clause (i), (ii) or (iii) above, as applicable.  Thereafter, the interest rate borne by the notes will be increased by an additional 0.25% per annum for each 90 day period that elapses before additional interest ceases to accrue in accordance with the following sentence; provided that the aggregate increase in such annual interest rate may in no event exceed 1.00%.  Upon (x) the effectiveness of the exchange offer registration statement (in the case of clause (i) above), (y) the consummation of the exchange offer or the effectiveness of a shelf registration statement, as the case may be (in the case of clause (ii) above), or (z) the shelf registration statement, together with any amendment or supplement thereto, becomes usable (in the case of clause (iii) above), the interest rate borne by the notes will be reduced to the original interest rate if we are otherwise in compliance with the terms of the registration rights agreement described in this paragraph; provided, however, that if, after any such reduction in interest rate, a different event specified in clause (i), (ii) or (iii) above occurs, the interest rate may again be increased pursuant to the foregoing provisions.

Under the terms of the registration rights agreement, the Issuer and the guarantors may allow the exchange offer registration statement, at any time after the consummation of the exchange offer (if otherwise required to keep it effective), or the shelf registration statement and the related prospectus to cease to remain effective and usable or may delay the filing or the effectiveness of the shelf registration statement if not then filed or effective, as applicable (the “Suspension Rights”), for one or more periods of 45 days in the aggregate in any twelve-month period if the board of directors of Spirit or Spirit Holdings determines in good faith that it is in the best interests of Spirit or Spirit Holdings not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Issuer or any of the guarantors, and the Issuer mails notification to the holders within the specified period.  The Issuer and the guarantors also agreed that the period during which the exchange offer registration statement is required to be effective and usable shall be extended by the number of days during which such registration statement was not effective or usable.

This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

Resale of the Exchange Notes

We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to the exchange offer in exchange for the Original Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act.  Instead, under existing interpretations of the Securities Act by the SEC contained in the Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988), Morgan Stanley & Co, Inc., SEC No-

Action Letter (June 5, 1991), and Shearman & Sterling, SEC No-Action Letter (July 2, 1993) issued to third parties not related to us and subject to the immediately following sentence, we believe that you may exchange Original Notes for Exchange Notes in the ordinary course of business and that the Exchange Notes would generally be freely transferable by holders thereof after the exchange offer without further registration under the Securities Act and without delivering to purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act (subject to certain representations required to be made by each holder of the Original Notes, as set forth above).  However, any purchaser of the Original Notes who is an “affiliate” of us and any purchaser of the Original Notes who intends to participate in the exchange offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the staff of the SEC, (ii) will not be able to tender its Original Notes in the exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes unless such sale or transfer is made pursuant to an exemption from such requirements.

In addition, if:

•                                          you are a broker-dealer tendering Original Notes purchased directly from us for your own account; or

•                                          you acquire Exchange Notes in the exchange offer for the purpose of distributing or participating in the distribution of the Exchange Notes,

you cannot rely on the position of the staff of the SEC contained in such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of Exchange Notes received in exchange for Original Notes which the broker-dealer acquired as a result of market-making or other trading activities.  See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Terms of the Exchange Offer

This prospectus and the accompanying letter of transmittal together constitute the exchange offer.  Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange Original Notes which are properly tendered on or before the expiration date and are not withdrawn as permitted below.  The expiration date for this exchange offer is 5:00 p.m., New York City time, on , 2014, or such later date and time to which we, in our sole discretion, extend the exchange offer (the “Expiration Date”).

As of the date of this prospectus, $300.0 million in aggregate principal amount at maturity of the Original Notes are outstanding.  This prospectus, together with the letter of transmittal, is being sent to all registered holders of the Original Notes as of the date of this prospectus.  There will be no fixed record date for determining registered holders of the Original Notes entitled to participate in the exchange offer; however, holders of the Original Notes must tender their certificates therefor or cause their Original Notes to be tendered by book-entry transfer before the Expiration Date of the exchange offer to participate.

The form and terms of the Exchange Notes being issued in the exchange offer are the same as the form and terms of the Original Notes, except that:

•                                          the Exchange Notes being issued in the exchange offer will have been registered under the Securities Act;

•                                          the Exchange Notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act; and

•                                          the Exchange Notes being issued in the exchange offer will not contain provisions providing for registration rights or the obligation to pay additional interest because of our failure to register the Exchange Notes and complete this exchange offer as required.

Outstanding Original Notes being tendered in the exchange offer must be in a minimum amount of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and applicable federal securities laws.  Original Notes that are not tendered for exchange under the exchange offer will remain outstanding and will be entitled to the rights under the indenture governing the notes.  Except in limited circumstances, any Original Notes not tendered for exchange will not retain any rights under the registration rights agreement and will remain subject to transfer restrictions.  See “— Consequences of Failure to Exchange.”

We will be deemed to have accepted validly tendered Original Notes when, as and if we will have given oral or written notice of its acceptance to the exchange agent.  The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us.  If any tendered Original Notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus, or otherwise, certificates for any unaccepted Original Notes will be returned, or, in the case of Original Notes tendered by book-entry transfer, those unaccepted Original Notes will be credited to an account maintained with DTC, without expense to the tendering holder of those Original Notes promptly after the termination or withdrawal or the exchange offer.  See “— Procedures for Tendering.”

Subject to the instructions in the letter of transmittal, those who tender Original Notes in the exchange offer will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange under the exchange offer.  Except as set forth in instructions in the letter of transmittal, we will pay all charges and expenses, other than transfer taxes described below, in connection with the exchange offer.  See “— Fees and Expenses.”

Expiration Date; Extensions, Amendments

The Expiration Date is 5:00 p.m., New York City time on     , 2014, unless we, in our sole discretion, extend the Expiration Date.  We may, in our sole discretion, terminate the exchange offer.

To extend the Expiration Date, we will notify the exchange agent of any extension by oral or written notice and we will notify the holders of Original Notes, or cause them to be notified, by making a public announcement of the extension, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right (1) to refuse to accept any Original Notes, to extend the Expiration Date or to terminate this exchange offer and not accept any Original Notes for exchange if any of the conditions set forth herein under “— Conditions to the Exchange Offer” shall not have been satisfied or waived by us prior to the Expiration Date, by giving oral or written notice of such delay, extension or termination to the exchange agent; or (2) to amend the terms of this exchange offer in any manner deemed by us to be advantageous to the holders of the Original Notes.  Any such refusal in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the exchange agent.  If this exchange offer is amended in a manner determined by us to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Original Notes of the amendment or waiver, and extend the offer if required by law.

Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise or otherwise communicate that public announcement, other than by making a timely release to an appropriate news agency.

Conditions to the Exchange Offer

Without regard to other terms of the exchange offer, we are not required to accept for exchange, or to issue Exchange Notes in the exchange offer for, any Original Notes and we may terminate or amend the exchange offer, if at any time before the acceptance of Original Notes for exchange, if:

•                                          any federal law, statute, rule or regulation is proposed, adopted or enacted which, in our judgment, might reasonably be expected to impair our ability to proceed with the exchange offer;

•                                          any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, might impair our ability to proceed with the exchange offer;

•                                          any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939;

•                                          any governmental approval or approval by holders of the Original Notes has not been obtained if we, in our reasonable judgment, deem this approval necessary for the consummation of the exchange offer; or

•                                          there occurs a change in the current interpretation by the staff of the SEC which permits the Exchange Notes to be issued in the exchange offer to be offered for resale, resold and otherwise transferred by the holders of the Exchange Notes, other than broker-dealers and any holder which is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes acquired in the exchange offer are acquired in the ordinary course of that holder’s business and that holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be issued in the exchange offer.

The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition.  The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each such right shall be deemed an ongoing right which may be asserted any time and from time to time by us.  If we determine that any of these conditions is not satisfied, we may:

•                                          refuse to accept any Original Notes and return all tendered Original Notes to the tendering holders, or, in the case of Original Notes tendered by book-entry transfer, credit those Original Notes to an account maintained with DTC;

•                                          extend the Expiration Date and retain all Original Notes tendered before the Expiration Date of the exchange offer, subject, however, to the rights of the holders who have tendered the Original Notes to withdraw their Original Notes; or

•                                          waive unsatisfied conditions with respect to the exchange offer and accept all properly tendered Original Notes that have not been withdrawn.  If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the Original Notes, and we will extend the exchange offer for a period of up to ten business days, depending on the significance of the waiver and the manner of disclosure of the registered holders of the Original Notes, if the exchange offer would otherwise expire during this period.

Procedures for Tendering

To effectively tender Original Notes held in physical form, a holder of the Original Notes must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or a facsimile thereof, together with the certificates representing such Original Notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date.

A holder may also, in lieu of the above, deposit Original Notes held in physical form with DTC and make a book-entry transfer as set forth below.

To effectively tender Original Notes by book-entry transfer to the account maintained by the exchange agent at DTC, holders of Original Notes may request a DTC participant to, on their behalf, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance through DTC’s Automated Tender Offer Program (“ATOP”), and DTC will then edit and verify the acceptance and send an agent’s message (an “Agent’s Message”) to the exchange agent for its acceptance.  An Agent’s Message is a message transmitted by DTC to, and received by, the exchange agent and forming a part of the Book-Entry Confirmation (as defined below), which states that DTC has received an express acknowledgment from the DTC participant tendering Original Notes on behalf of the holder of such Original Notes that such DTC participant has received and agrees to be bound by the terms and conditions of the exchange offer as set forth in this prospectus and the related letter of transmittal and that we may enforce such agreement against such participant.  Certificates representing Original Notes, or a timely confirmation of a book-entry transfer of the Original Notes into the exchange agent’s account at DTC (a “Book-Entry Confirmation”), pursuant to the book-entry transfer procedures described below, as well as either a properly completed and duly executed consent and letter of transmittal (or manually signed facsimile thereof), or an Agent’s Message pursuant to DTC’s ATOP system, and any other documents required by the letter of transmittal, must be mailed or delivered to the exchange agent on or prior to 5:00 p.m., New York City time, on the Expiration Date.

Holders of Original Notes whose certificates for Original Notes are not lost but are not immediately available or who cannot deliver their certificates and all other documents required by the letter of transmittal to the exchange agent on or prior to the Expiration Date, or who cannot complete the procedures for book-entry transfer on or prior to the Expiration Date, may tender their Original Notes according to the guaranteed delivery procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures” section of this prospectus.

The method of delivery of the letter of transmittal, any required signature guarantees, the Original Notes and all other required documents, including delivery of Original Notes through DTC, and transmission of an Agent’s Message through DTC’s ATOP system, is at the election and risk of the tendering holders, and the delivery will be deemed made only when actually received or confirmed by the exchange agent.  If Original Notes are sent by mail, it is suggested that the mailing be registered mail, properly insured, with return receipt requested, made sufficiently in advance of the Expiration Date, as desired, to permit delivery to the exchange agent prior to 5:00 p.m.  on the Expiration Date.  Holders tendering Original Notes through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such respective date.

No Original Notes, letters of transmittal, Agent’s Messages or other required documents should be sent to us.  Delivery of all Original Notes, letters of transmittal, Agent’s Messages and other documents must be made to the exchange agent.  Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

The tender by a holder of Original Notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.  Holders of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee who wish to tender must contact such registered holder promptly and instruct such registered holder how to act on such non-registered holder’s behalf.

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (each an “Eligible Institution”) unless the Original Notes tendered pursuant thereto are tendered (1) by a registered holder of Original Notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal or (2) for the account of an Eligible Institution.

If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Original Notes will be determined by us in our sole discretion, which determination will be final and binding.  We reserve the absolute right to reject any and all Original Notes not validly tendered or any Original Notes which, if accepted, would, in the opinion of our counsel, be unlawful.  We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Original Notes.  Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within such time as we shall determine.  None of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Original Notes, nor shall any of them incur any liability for failure to give such notification.  Tenders of Original Notes will not be deemed to have been made until such irregularities have been cured or waived.  Any Original Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly after the termination or withdrawal of the exchange offer.

We reserve the right, in our sole discretion, to purchase or make offers for any Original Notes after the Expiration Date, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the indenture and our other debt agreements.  Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

By tendering, each holder will be required to make certain representations to us, as more fully described above under the section entitled “The Exchange Offer — Purpose and Effect of the Exchange Offer.” In addition, see above the discussion set forth under the section entitled “The Exchange Offer — Resale of the Exchange Notes” for restrictions and limitations applicable to any holder or any such other person who is an “affiliate” (as defined under Rule 405 of the Securities Act) of us or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of Exchange Notes to be acquired in the exchange offer.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the Expiration Date, all Original Notes properly tendered and will issue Exchange Notes registered under the Securities Act.  For purposes of the exchange offer, we will be deemed to have accepted properly tendered Original Notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter.  See “— Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any Original Notes for exchange.

For each Original Note accepted for exchange, the holder will receive an Exchange Note registered under the Securities Act having a principal amount equal to that of the surrendered Original Note.  Accordingly, registered holders of Exchange Notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid on the Original Notes, from March 18, 2014.  Original Notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer.  Under the registration rights agreement, we may be required to make additional payments in the form of additional interest to the holders of the Original Notes under circumstances relating to the timing of the exchange offer.

In all cases, we will issue Exchange Notes in the exchange offer for Original Notes that are accepted for exchange only after the exchange agent timely receives:

•                                          certificates for such Original Notes or a timely book-entry confirmation of such Original Notes into the exchange agent’s account at DTC;

•                                          a properly completed and duly executed letter of transmittal or an Agent’s Message; and

•                                          all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered Original Notes, or if a holder submits Original Notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged Original Note without cost to the tendering holder.  In the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged Original Notes will be credited to an account maintained with DTC.  We will return the Original Notes or have them credited to the DTC account promptly after the termination or withdrawal of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of this exchange offer within two business days after the date of this prospectus.  Any financial institution that is a participant in DTC’s ATOP system may use DTC’s ATOP procedures to tender Original Notes.  Such participant may make book-entry delivery of Original Notes by causing DTC to transfer such Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.  However, although delivery of Original Notes may be effected through book-entry transfer at DTC, the letter of transmittal, or facsimile thereof, with any required signature guarantees, or an Agent’s Message pursuant to the ATOP procedures and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in this prospectus on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with.  Delivery of documents to DTC will not constitute valid delivery to the exchange agent.

Guaranteed Delivery Procedures

Holders whose certificates for Original Notes are not lost but are not immediately available or who cannot deliver their certificates and all other required documents to the exchange agent on or prior to the Expiration Date, or who cannot complete the procedures for book-entry transfer on or prior to the Expiration Date, may nevertheless effect a tender of their Original Notes if:

•                                          the tender is made through an eligible institution;

•                                          prior to the Expiration Date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a validly completed and duly executed letter of transmittal (or facsimile thereof) or an Agent’s Message pursuant to DTC’s ATOP system, and a notice of guaranteed delivery, substantially in the form provided with this prospectus, which

•                                          sets forth the name and address of the holder of the Original Notes and the amount of Original Notes tendered;

•                                          states that the tender is being made thereby; and

•                                          guarantees that within three NYSE trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•                                          the certificates for all physically tendered Original Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal of Tenders

Tenders of Original Notes may be properly withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal of a tender to be effective, a written notice of withdrawal delivered by hand, overnight by courier or by mail, or a manually signed facsimile transmission, or a properly transmitted “Request Message” through DTC’s ATOP system, must be received by the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date.  Any such notice of withdrawal must:

•                                          specify the name of the person that tendered the Original Notes to be properly withdrawn;

•                                          identify the Original Notes to be properly withdrawn, including the principal amount of such Original Notes;

•                                          in the case of Original Notes tendered by book-entry transfer, specify the number of the account at DTC from which the Original Notes were tendered and specify the name and number of the account at DTC to be credited with the properly withdrawn Original Notes and otherwise comply with the procedures of such facility;

•                                          contain a statement that such holder is withdrawing its election to have such Original Notes exchanged for Exchange Notes;

•                                          other than a notice transmitted through DTC’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the Original Notes register the transfer of such Original Notes in the name of the person withdrawing the tender; and

•                                          specify the name in which such Original Notes are registered, if different from the person who tendered such Original Notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, and our determination shall be final and binding on all parties.  Any Original Notes so properly withdrawn will be deemed not to have been validly tendered for exchange for purposes of this exchange offer and no Exchange Notes will be issued with respect thereto unless the Original Notes so withdrawn are validly re-tendered thereafter.  Any Original Notes that have been tendered for exchange but are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, or, in the case of Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Original Notes will be credited to an account maintained with DTC for the Original Notes promptly after the termination or withdrawal of the exchange offer.  Properly withdrawn Original Notes may be re-tendered by following the procedures described above at any time on or prior to the Expiration Date.

Termination of Certain Rights

All rights given to holders of Original Notes under the registration rights agreement will terminate upon the consummation of the exchange offer except with respect to our duty:

•                                          to use our commercially reasonable efforts to keep the shelf registration statement continuously effective, if requested by one or more broker-dealers, for a period ending on the earlier of (x) 180 days from the date on which the exchange offer registration statement is declared effective by the SEC and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus with respect to the Transfer Restricted Securities (as defined in the registration rights agreement) in connection with market-making or other trading activities;

•                                          our obligation to make available for a period of up to 180 days after consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any Participating Broker Dealer and any other persons with similar prospectus delivery requirements, for use in connection with any resale of Exchange Notes; and

•                                          under certain limited circumstances with respect to specific types of holders of Original Notes, we may have a further obligation to provide for the registration under the Securities Act of Original Notes held by such holders.

Exchange Agent

We have appointed The Bank of New York Mellon as exchange agent in connection with the exchange offer.  In such capacity, the exchange agent has no fiduciary duties to the holders of the notes and will be acting solely on the basis of our directions.  Letters of transmittal, Agent’s or Request Messages through DTC’s ATOP system, notices of guaranteed delivery and all correspondence in connection with this exchange offer should be sent or delivered by each holder of Original Notes or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the addresses set forth in the letter of transmittal.  We will pay the exchange agent reasonable and customary fees for its services, will reimburse it for its reasonable out-of-pocket expenses in connection therewith and subject to certain limitations will indemnify, defend and hold it and its directors, officers, employees, and agents harmless in its capacity as the exchange agent against any loss, liability, cost or expense arising out of or in connection with the exchange offer.

Holders should direct questions, requests for assistance and for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows:

By Facsimile Transmission:
By Mail, Hand Delivery or Overnight Courier :	(for eligible institutions only)
(732) 667-9408
The Bank of New York Mellon Trust Company, N.A. c/o The Bank of New York Mellon Attn: Corporate Trust Reorganization Unit 111 Sanders Creek Parkway East Syracuse, NY 13057	Confirm by Telephone (315) 414-3360

Fees and Expenses

The expense of soliciting tenders pursuant to the exchange offer will be borne by us.  The principal solicitation is being made by mail.  Additional solicitations may, however, be made by facsimile transmission, telephone, email or in person by our officers and other employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and we will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer.  We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its related reasonable out-of-pocket expenses.  We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Original Notes and in handling or forwarding tenders for exchange.

Except as set forth below, holders who tender their Original Notes for exchange will not be obligated to pay any transfer taxes.  In addition, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, the holder may be required to pay brokerage fees or commissions.  If Original Notes are to be issued for principal amounts not tendered or accepted for exchange in the name of any person other than the registered holder of the Original Notes tendered or if tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of Original Notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder.  If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the consent and letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange Original Notes

Holders who desire to tender their Original Notes in exchange for Exchange Notes registered under the Securities Act should allow sufficient time to ensure timely delivery.  Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of Original Notes for exchange.

Original Notes that are not tendered, tendered but subsequently withdrawn or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the Original Notes and the existing restrictions on transfer set forth in the legend on the Original Notes and in the offering memorandum dated March 4, 2014, relating to the Original Notes.  The Original Notes that are not exchanged for Exchange Notes pursuant to the exchange offer will remain restricted securities within the meaning of Rule 144 under the Securities Act.  Accordingly, such Original Notes may be resold only (i) to us or our subsidiaries, (ii) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (iii) to an institutional accredited investor that, prior to such transfer, furnishes to the trustee (which is The Bank of New York Mellon Trust Company, N.A.) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Original Notes (the form of which letter can be obtained from the trustee) and, if requested by us and the trustee, an opinion of counsel acceptable to us that such transfer is in compliance with the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (v) pursuant to an effective registration statement under the Securities Act or any other available exemption therefrom.  The liquidity of the Original Notes could be adversely affected by the exchange offer.

Except in limited circumstances with respect to specific types of holders of Original Notes, we will have no further obligation to provide for the registration under the Securities Act of such Original Notes and except under certain limited circumstances, we do not currently anticipate that we will take any action to register the Original Notes under the Securities Act or under any state securities laws.

Holders of the Exchange Notes issued in the exchange offer and any Original Notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

Tax Consequences of the Exchange Offer

The exchange of Original Notes for Exchange Notes will not be treated as a taxable transaction for U.S. federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or in extent from the Original Notes.  Rather, the Exchange Notes received by a holder of Original Notes will be treated as a continuation of such holder’s investment in the Original Notes.  As a result, there will be no material U.S. federal income tax consequences to holders exchanging Original Notes for Exchange Notes.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes, as reflected in our accounting records on the date of the exchange.  Accordingly, no gain or loss for accounting purposes will be recognized.

Neither we nor our board of directors make any recommendation to holders of Original Notes as to whether to tender or refrain from tendering all or any portion of their Original Notes pursuant to the exchange offer.  Moreover, no one has been authorized to make any such recommendation.  Holders of Original Notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Original Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Credit Facilities

Overview.  We and a syndicate of financial institutions entered into a Credit Agreement as of April 18, 2012.  The credit agreement has been amended pursuant to agreements dated as of October 26, 2012, August 2, 2013, March 18, 2014 and June 3, 2014.  The credit agreement as amended provides us with a term loan B facility and a revolving credit facility.  We refer to the term loan and revolving credit facility provided under the credit agreement as our senior secured credit facility.  As of April 3, 2014, the outstanding principal amount of the term loan B was $539 million and the carrying amount of the term loan was $538.5 million.  The maximum aggregate commitment available under the revolving credit facility is $650.0 million, and as of April 3, 2014 the aggregate amount of revolving credit loans outstanding thereunder was $0.  The senior secured credit facility also contains an accordion feature available after the Suspension Period (described below) that provides us with the option to increase the revolving credit facility commitments and/or institute one or more additional term loans by an amount not to exceed $300 million in the aggregate, subject to the satisfaction of certain conditions and the participation of the lenders.

Interest Rate and Fees.  The revolving credit facility bears interest, at Spirit’s option, at either LIBOR, or a defined “base rate” plus an applicable margin based on Spirit’s debt-to-EBITDA ratio (see table below), plus, during the Suspension Period, one-half of one percent (0.5)%.  The term loan B bears interest, at Spirit’s option, at LIBOR plus 2.50% with a LIBOR floor of 0.75% or base rate plus 1.50%.  The base rate is a fluctuating rate per annum equal to the highest of (a) the federal funds rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the daily floating LIBOR rate for U.S. dollar deposits with a term of one month plus 1.00%, with a LIBOR floor of 0.75%.

In addition to paying interest on outstanding principal under the senior secured credit facility, we are required to pay a commitment fee based on Spirit’s debt-to-EBITDA ratio (see table below) on the unused portion of the commitments under the revolving credit facility.  We are required to pay letter of credit fees equal to the applicable margin for LIBOR rate revolving credit borrowings with respect to letters of credit issued under the revolving credit facility (see table below), plus, during the Suspension Period, one-half of one percent (0.5)%.  We are also required to pay to the issuing banks that issue any letters of credit, letter of credit fronting fees in respect of letters of credit at a rate equal to twenty basis points per year, and to the administrative agent under the senior secured credit facility customary administrative fees.

Pricing Tier	Debt-to-EBITDA Ratio	Commitment Fee	Letter of Credit Fee	LIBOR Loans	Base Rate Loans
1	> 3.0:1	0.450%	2.50%	2.50%	1.50%
2	< 3.0:1 but > .25:1	0.375%	2.25%	2.25%	1.25%
3	< 2.25:1 but > 1.75:1	0.300%	2.00%	2.00%	1.00%
4	< 1.75:1	0.250%	1.75%	1.75%	0.75%

Maturities, Amortization and Prepayments.  The term loan B matures on September 15, 2020.  The term loan B amortizes on a quarterly basis, with installments in the amount of $1,375,000.00 due on the last business day of each fiscal quarter ending prior to the maturity date.  The commitments under the revolving credit facility mature on April 18, 2017.  There is no scheduled amortization under the revolving credit facility.

The senior secured credit facility requires us to prepay or cash collateralize obligations thereunder, subject to certain exceptions, with:

•                  100% of the net cash proceeds from asset sales (other than the potential sale of the Oklahoma sites, for which 50% of the net cash proceeds must be prepaid);

•                  100% of the net casualty proceeds from insurance or net condemnation proceeds;

•                  100% of the net cash proceeds from issuance of debt other than debt permitted under the senior secured credit facility; and

•                  50% of our excess cash flow if our consolidated total leverage ratio is greater than 3.00 to 1.00 (reducing to 25% if our consolidated total leverage ratio is greater than or equal to 2.50 to 1.00 and less than 3.00 to 1.00, and reducing to 0% if our consolidated total leverage ratio is equal to or less than 2.50 to 1.00) and if at the end of the applicable period the corporate credit rating of the Borrower by Standard & Poor’s Financial Services LLC is below (but not including) BB (or is not rated by S&P) or (y) the corporate family rating of the Borrower by Moody’s is below (but not including) Ba2 (or is not rated by Moody’s Investors Service, Inc.

The foregoing prepayments are required to be applied first to scheduled installments of the term loan on a pro rata basis until the term loan is paid in full, then to loans outstanding under the revolving credit facility, and then to cash collateralize outstanding letters of credit.

In the event we voluntarily prepay the term loan B within one year after March 18, 2014, we will owe a prepayment premium equal to 1% of the principal amount of the prepayment.

We may voluntarily repay outstanding loans and reduce or terminate unfunded commitments under the senior secured credit facility at any time without premium or penalty other than the prepayment premium described above and customary “breakage” costs with respect to repayment of LIBOR loans, except that we may not prepay any portion of the term loan unless we have unrestricted domestic cash and/or borrowing availability under our revolving credit facility of at least $350.0 million, after giving effect to such repayment.

Guarantees and Collateral.  All of our obligations under the senior secured credit facility are guaranteed unconditionally by Spirit Holdings and our existing and future direct and indirect domestic subsidiaries (other than non-wholly owned domestic subsidiaries that are prohibited from providing such guarantees and certain other non-wholly owned domestic subsidiaries).  All obligations under the senior secured credit facility, including guarantees of those obligations, are secured on a first priority basis by substantially all of our assets and the assets of the guarantors, subject to certain exceptions and permitted liens. The obligations guaranteed by the guarantors and secured by our assets and the assets of the guarantors includes our obligations under various currency and interest rate swap transactions that we have entered into in the ordinary course of our business.

Covenants and Events of Default.  Our senior secured credit facility contains representations, warranties and covenants that are customary for a facility of similar type and nature, including a number of the negative covenants that, among other things and subject to certain exceptions, restrict our ability and the ability of the guarantors to:

•                  incur or guarantee additional indebtedness;

•                  pay dividends, or make redemptions and repurchases, with respect to capital stock;

•                  make investments, loans and advances;

•                  engage in mergers and acquisitions;

•                  engage in asset sales (including sales of capital stock of subsidiaries) and sale and lease back transactions;

•                  create restrictions on the payment of dividends and distributions;

•                  create or incur liens; and

•                  engage in transactions with affiliates.

Our senior secured credit facility also includes financial maintenance covenants that require us to comply with specified leverage ratios and interest coverage ratios as at the end of each of our fiscal quarters after the Suspension Period.

Our senior secured credit facility includes events of default with respect to:

•                  default in the payment of principal when due;

•                  default in the payment of interest, fees or other amounts after a specified grace period;

•                  material breach of representations or warranties;

•                  failure to make any payment when due under any indebtedness with a principal amount in excess of a specified amount;

•                  a change of control (as defined in the credit agreement governing the senior secured credit facility);

•                  certain bankruptcy events;

•                  material judgments;

•                  certain ERISA violations;

•                  invalidity of certain security agreements or guarantees;

•                  our failure to maintain compliance on a pro forma basis with the financial maintenance covenant that tests our leverage following the occurrence of certain events relating to the discontinuance of the B787 program; and

•                  default by us under certain provisions of one of our supply agreements with Boeing or the occurrence of an event that requires us pursuant to the terms of such supply agreement to transfer to Boeing assets with a fair market value in excess of $50 million.

On August 2, 2013, the Company entered into an amendment to the senior secured credit facility which, among other things, provides for the suspension of the existing financial covenant ratios until December 31, 2014 (the “Suspension Period”). During the Suspension Period, in addition to the modifications to the interest rates described above and certain other limitations, we are required to maintain, and liquidity is not to be less than, $500.0 million, and total secured indebtedness shall not exceed the borrowing base amount, as determined in accordance with the credit agreement.

On March 18, 2014, the Company entered into an amendment to the senior secured credit facility which, among other things, provides that (i) any failure to comply with the financial covenants will not constitute an event of default with respect to the term loan B, however the financial covenants continue to apply to the revolving credit facility under the senior secured credit facility and the administrative agent or the requisite number of lenders (the “Requisite Revolving Lenders”) may accelerate the obligations under the revolving credit facility and (ii) the financial covenants may be amended or waived by the Requisite Revolving Lenders.

On June 3, 2014, the Company entered into an amendment to the senior secured credit facility which permits the Company to incur certain debt and make certain restricted payments during the Suspension Period.

2020 Notes

On November 18, 2010, the Company issued $300.0 million aggregate of 6.75% Senior Notes due December 15, 2020, with interest payable, in cash in arrears, on June 15 and December 15 of each year, beginning June 15, 2011, which were exchanged for $300.0 million aggregate principal amount of 6.75% Senior Notes due December 15, 2020 that are registered under the Securities Act (the “2020 Notes”).  Prior to December 15, 2013, Spirit may redeem up to 35% of the aggregate principal amount of the 2020 Notes with the proceeds of certain equity offerings at a redemption price of 106.75% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date.  At any time prior to December 15, 2015, Spirit may redeem the 2020 Notes, in whole or in part, at a redemption price ratio equal to 100% of the principal amount of the notes redeemed, plus a make-whole premium, plus any accrued and unpaid interest, if any, to the redemption date.  Spirit may redeem the 2020 Notes at its option, in whole or in part, at any time on or after December 15, 2015, upon not less than 30 nor more than 60 days’ notice at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus any accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on December 15 of the years indicated below:

Year	Redemption Price
2015	103.375%
2016	102.250%
2017	101.125%
2018 and thereafter	100.000%

If a change of control of Spirit occurs, each holder of the 2020 Notes shall have the right to require that Spirit repurchase all or a portion of such holder’s 2020 Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.

The 2020 Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Spirit Holdings and Spirit Holdings’ existing and future domestic subsidiaries that guarantee Spirit’s obligations under the senior secured credit facility.  The carrying value of the 2020 Notes was $300.0 million as of April 3, 2014.

The 2020 Notes are Spirit’s senior unsecured obligations and rank equal in right of payment with all of Spirit’s and the guarantors’ other existing and future senior indebtedness, including the notes being offered hereby and the Original Notes.  The 2020 Notes are senior in right of payment to all of Spirit’s and the guarantors’ existing and future indebtedness that is by its terms expressly subordinated to the 2020 Notes and the guarantees.  The 2020 Notes are effectively subordinated in right of payment to all of Spirit’s and the guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness, including obligations under Spirit’s senior secured credit facility, which is secured by substantially all of the assets of Spirit and the guarantors.  The 2020 Notes are structurally subordinated to any indebtedness of any non-guarantor subsidiaries.

The indenture governing the 2020 Notes contains covenants that limit Spirit’s, Spirit Holdings’ and certain of Spirit’s subsidiaries’ ability, subject to certain exceptions and qualifications, to (i) incur additional debt; (ii) pay dividends, redeem stock or make other distributions, (iii) repurchase equity securities, prepay subordinated debt or make certain investments, (iv) make other restricted payments and investments, (v) issue certain disqualified stock and preferred stock, (vi) create liens without granting equal and ratable liens to the holders of the 2020 Notes, (vii) enter into sale and leaseback transactions, (viii) merge, consolidate or transfer or dispose of substantially all of their assets, (ix) enter into certain types of transactions with affiliates and (x) sell assets.  These covenants are subject to a number of qualifications and limitations.  In addition, the indenture governing the 2020 Notes limits Spirit’s, Spirit Holdings’ and the guarantor subsidiaries’ ability to engage in businesses other than businesses in which such companies were engaged on the date of issuance of the 2020 Notes and related businesses.

In addition, the indenture governing the 2020 Notes provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among other things: failure to make payments on the 2020 Notes when due, failure to comply with covenants under the indenture governing the 2020 Notes, failure to pay certain other indebtedness or acceleration of maturity of certain other indebtedness, failure to satisfy or discharge certain final judgments and occurrence of certain bankruptcy events.  If certain events of default occur, the trustee or holders of at least 25% of the aggregate principal amount of the then outstanding 2020 Notes may, among other things, declare the entire outstanding balance of principal and interest on all outstanding 2020 Notes to be immediately due and payable.  If an event of default involving certain bankruptcy events occurs, payment of principal and interest on the 2020 Notes will be accelerated without the necessity of notice or any other action on the part of any person.

If, at any time, the credit rating on the notes, as determined by both Moody’s Investors Service and Standard & Poors Ratings Services, equals or exceeds Baa3 and BBB-, respectively, or any equivalent replacement ratings, most of the restrictive covenants and corresponding events of default contained in the indenture governing the 2020 Notes will cease to apply.  Any restrictive covenants or corresponding events of default that cease to apply to us as a result of achieving these ratings will be restored if one or both of the credit ratings on the notes later fall below these thresholds or in certain other circumstances.

Malaysian Facility Agreement

On June 2, 2008, the Company’s wholly-owned subsidiary, Spirit AeroSystems Malaysia SDN BHD entered into a Facility Agreement for a term loan facility for Ringgit Malaysia (“RM”) 69.2 million (approximately USD $20.0 million equivalent) (the “Malaysia Facility”), with the Malaysian Export-Import Bank, to be used towards partial financing of plant and equipment (including the acquisition of production equipment), materials, inventory and administrative costs associated with the establishment of an aerospace-related composite component assembly plant, which is leased, plus potential additional work packages at the Malaysia International Aerospace Center in Subang, Selangor, Malaysia.  The Malaysia Facility requires quarterly principal repayments of RM3.3 million (approximately USD $1.0 million equivalent) from September 2011 through May 2017 and quarterly interest payments payable at a fixed interest rate of 3.50% per annum. The Malaysia Facility loan balance as of April 3, 2014 was $9.2 million.  The obligations under the Malaysia Facility are guaranteed by Spirit AeroSystems Malaysia SDN BHD and all obligations under the Malaysia Facility are secured by a first lien over certain equipment used in connection with the project at the Malaysia International Aerospace Center.

French Factory Capital Lease Agreement

On July 17, 2009, the Company’s indirect wholly-owned subsidiary, Spirit AeroSystems France SARL entered into a capital lease agreement for €9.0 million (approximately USD $13.1 million equivalent) with a subsidiary of BNP Paribas Bank to be used towards the construction of our aerospace-related component assembly plant in Saint-Nazaire, France. Lease payments under the capital lease agreement are variable, subject to the three-month Euribor rate plus 2.20%. Lease payments are due quarterly through April 2025. As of April 3, 2014, the Saint-Nazaire capital lease balance was $10.5 million.

Nashville Design Center Capital Lease Agreement

On September 21, 2012, the Company entered into a capital lease agreement for $2.6 million for a portion of an office building in Nashville, Tennessee to be used for design of aerospace components. Lease payments under the capital lease agreement are due monthly, and are subject to yearly rate increases until the end of the lease term of 124 months. As of April 3, 2014, the Nashville Design Center capital lease balance was $2.4 million.

For information on our indebtedness, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” included in our 2013 10-K and our 2014 First Quarter 10-Q, which are incorporated by reference in this prospectus.

DESCRIPTION OF THE NOTES

Spirit has issued the Original Notes, and will issue the Exchange Notes (solely for purposes of this section, together with the Original Notes, the “Notes”), under an indenture dated as of March 18, 2014 (the “Indenture”) among Spirit, each Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), in a private transaction not subject to the requirements of the Securities Act.

The statements under this caption relating to the Indenture and the Notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes and those terms made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” Unless otherwise indicated, references under this caption to Sections or Articles are references to sections and articles of the Indenture.  A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

The definitions of certain capitalized terms used in the following summary are set forth below under “— Certain Definitions.” For purposes of this section of this prospectus, references to the “Issuer,” “we,” “us,” “our” or similar terms refer solely to Spirit AeroSystems, Inc., and not to its consolidated subsidiaries, and references to “Holdings” means Spirit AeroSystems Holdings, Inc.  and not to its consolidated subsidiaries.

General

The initial offering of the Notes was for $300,000,000 in aggregate principal amount of 5¼% senior notes due 2022 (the “Notes”).  The Issuer may issue additional notes (the “Additional Notes”) under the Indenture, subject to the limitations described below under “— Certain Covenants — Limitation on Incurrence of Debt.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Principal, Maturity and Interest

Interest on the Notes is payable at 5¼% per annum.  Interest on the Notes is payable semi-annually in immediately available funds in arrears on March 15 and September 15, commencing on September 15, 2014.  The Issuer will make each interest payment to the Holders of record of the Notes on the immediately preceding March 1 and September 1.  Interest on the Note accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of and premium, if any, and interest on the Notes is payable, and the Notes are exchangeable and transferable, at the office or agency of the Issuer maintained for such purposes, which, initially, is the corporate trust office of the Trustee located at The Bank of New York Mellon Trust Company, N.A., Corporate Trust Division, 2 North LaSalle Street, Suite 1020, Chicago, IL 60602; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the Person entitled thereto as shown on the security register.  The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.  No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.  Additional Interest may accrue and be payable under the circumstances set forth therein.  See “Exchange Offer” References herein to “interest” shall be deemed to include any such Additional Interest.

Guarantees

The Notes are unconditionally guaranteed, on a full, joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”).  As of the Issue Date, Holdings and each of our Subsidiaries that guarantees our obligations under the Credit Agreement are Guarantors.  The Note Guarantees are senior obligations of each Guarantor and rank equally with all existing and future senior Debt of such Guarantor.  The Note Guarantees are effectively subordinated to any secured debt of such Guarantor to the extent of the assets securing such Debt.  The Indenture provides that the obligations of a Guarantor under its Note Guarantee is limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

As of the date of the Indenture, all of our Subsidiaries became “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “— Certain Covenants — Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture and do not guarantee the Notes.

The Indenture provides that (i) in the event of a sale or other transfer or disposition of all of the Capital Interests in any Subsidiary Guarantor to any Person that is not an Affiliate of the Issuer in compliance with the terms of the Indenture, or (ii) in the event all or substantially all the assets or Capital Interests of a Subsidiary Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Issuer in compliance with the terms of the Indenture, or (iii) in the event that a Subsidiary Guarantor shall no longer guarantee (other than by virtue of its Note Guarantee) any Debt under any Credit Facility or any other Debt of Holdings or any of its Restricted Subsidiaries of at least $10.0 million, then such Subsidiary Guarantor (or the Person concurrently acquiring such assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee in support thereof, as evidenced by a supplemental indenture executed by the Issuer, the Guarantors and the Trustee, without any further action on the part of the Trustee or any Holder; provided that the Issuer delivers an Officers’ Certificate to the Trustee certifying that the net cash proceeds of such sale or other disposition will be applied in accordance with the “Limitation on Asset Sales” covenant.

Not all of our Subsidiaries guaranteed the Notes.  Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Issuer, including Holders of the Notes.  The non-guarantor Subsidiaries represented approximately 13% and 12% of Holdings’ net revenues for the fiscal year ended December 31, 2013 and the three months ended April 3, 2014, respectively.  In addition, these non-guarantor subsidiaries represented approximately 15.9% and 15.2% of Holdings’ total assets as of December 31, 2013 and the three months ended April 3, 2014, respectively.

Ranking

Ranking of the Notes

The Notes are general unsecured obligations of the Issuer and the Guarantors.  As a result, the Notes rank:

•                                          equally in right of payment with all existing and future senior Debt of the Issuer and the Guarantors, including the Existing Notes;

•                                          senior in right of payment to all future Debt of the Issuer and the Guarantors, if any, that is by its terms expressly subordinated to the Notes;

•                                          effectively subordinated to secured Debt of the Issuer and the Guarantors, including secured Debt under the Credit Agreement, to the extent of the value of the assets securing such Debt; and

•                                          structurally junior to any Debt or Obligations of any non-guarantor Subsidiaries.

As of April 3, 2014, after completion of the offering of the Original Notes and the use of the net proceeds therefrom and the related transactions, Holdings and its Subsidiaries had total debt of approximately $1,234.4 million, of which approximately $538.5 million effectively ranked senior to the Original Notes to the extent of the value of the assets securing such debt.  In addition, the Issuer and its Subsidiaries had approximately $650.0 million of availability under the revolving portion of the Credit Agreement (excluding outstanding letters of credit).

Ranking of the Note Guarantees

Each Note Guarantee is a general unsecured obligation of each Guarantor.  As such, each Note Guarantee ranks:

•                                          equally in right of payment with all existing and future senior Debt of the Guarantors, including their guarantees of the Existing Notes;

•                                          senior in right of payment to all future Debt of the Guarantors, if any, that is by its terms expressly subordinated to such Guarantor’s Note Guarantee; and

•                                          effectively subordinated to all secured debt of such Guarantors, including their guarantees of the obligations under the Credit Agreement, to the extent of the value of the Guarantors’ assets securing such debt.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after March 15, 2017 upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Redemption Price
2017	103.938%
2018	102.625%
2019	101.313%
2020 and thereafter	100.000%

At any time prior to March 15, 2017, the Issuer may, on one or more occasions, redeem all or any portion of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of the date of redemption, including accrued and unpaid interest to the redemption date.

In addition to the optional redemption provisions of the Notes in accordance with the provisions of the preceding paragraphs, prior to March 15, 2017, the Issuer may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 105.250% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by Holdings, the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method the Trustee shall deem fair and appropriate (subject to The Depository Trust Company procedures).

No Notes of $2,000 or less shall be redeemed in part.  Notices of redemption shall be mailed by first class mail (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 days before the redemption date to each Holder of Notes to be redeemed at its registered address.  If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

The Issuer may at any time, and from time to time, purchase Notes in the open market or otherwise, subject to compliance with applicable securities laws.

Change of Control

Upon the occurrence of a Change of Control, unless the Issuer has exercised its right to redeem all of the Notes as described under “— Optional Redemption,” the Issuer will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date.  For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuer or a third party commences an Offer to Purchase for all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test.  As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Issuer elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase.  As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Issuer to make an Offer to Purchase the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Issuer that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control.  A transaction involving the management of Holdings or its Affiliates, or a transaction involving a recapitalization of Holdings, will result in a Change of Control only if it is the type of transaction specified in such definition.  The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes.  See “— Amendment, Supplement and Waiver.”

The Issuer (and a third party that has commenced an offer to purchase as contemplated herein) will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes as described above.  To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

The Issuer (and a third party that has commenced an offer to purchase as contemplated herein) will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given by the Issuer or a third party pursuant to the Indenture as described above under the caption “— Optional Redemption.”

The Issuer’s ability to pay cash to the Holders of Notes upon a Change of Control may be limited by the Issuer’s then existing financial resources.  Further, the Credit Agreement contains, and future agreements of the Issuer may contain, prohibitions of certain events, including events that would constitute a Change of Control.  If the exercise by the Holders of Notes of their right to require the Issuer to repurchase the Notes upon a Change of Control occurred at the same time as a change of control event under one or more of the Issuer’s other debt agreements, the Issuer’s ability to pay cash to the Holders of Notes upon a repurchase may be further limited by the Issuer’s then existing financial resources.  See “Risk Factors — Risks Relating to the Notes.”

Even if sufficient funds were otherwise available, the terms of Credit Facilities (and other Debt) may prohibit the Issuer’s prepayment of Notes before their scheduled maturity.  Consequently, if the Issuer is not able to prepay the Credit Facilities or other Debt containing such restrictions or obtain requisite consents, the Issuer will be unable to fulfill its repurchase obligations, resulting in a default under the Indenture.

In addition, an Offer to Purchase may be made by the Issuer or a third party in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

Certain Covenants

Changes in Covenants When Notes Rated Investment Grade

Set forth below are summaries of certain covenants contained in the Indenture.  During any period of time (a “Suspension Period”) that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Holdings and its Restricted Subsidiaries will not be subject to the following provisions of the Indenture (collectively, the “Suspended Covenants”), and during a Suspension Period, neither Holdings nor the Issuer may designate any of its Subsidiaries as Unrestricted Subsidiaries unless Holdings or the Issuer, as the case may be, could have designated such Subsidiaries as Unrestricted Subsidiaries in compliance with the Indenture assuming the covenants set forth below had not been suspended:

(a)                                 “— Limitation on Restricted Payments”;

(b)                                 “— Limitation on Incurrence of Debt”;

(c)                                  “— Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(d)                                 clause (iii) of the first paragraph of “— Consolidation, Merger, Conveyance, Transfer or Lease”;

(e)                                  “— Limitation on Transactions with Affiliates”;

(f)                                   “— Limitation on Asset Sales”; and

(g)                                  “— Note Guarantees.”

In the event that Holdings and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any Suspension Period and, subsequently, (x) either one or both Rating Agencies withdraws its rating or downgrades the rating assigned to the Notes below the required Investment Grade Rating or (y) Holdings or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and either one or both Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating (such date of withdrawal or downgrade in clause (x) or (y), a “Reinstatement Date”), then Holdings and its Restricted Subsidiaries will after the Reinstatement Date again be subject to the Suspended Covenants with respect to future events for the benefit of the Notes.

On the Reinstatement Date, all Debt Incurred, or Redeemable Capital Interests or Preferred Interests issued, during a Suspension Period will be (i) classified as having been Incurred or issued pursuant to the first paragraph of “— Limitation on Incurrence of Debt” below or one of the clauses set forth in the definition of “Permitted Debt” (to the extent such Debt (including Debt arising by virtue of the issuance of Redeemable Capital Interests or Preferred Interests) would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reinstatement Date and (ii) subject to the covenants described below under the caption “— Limitation on Incurrence of Debt” and “— Note Guarantees.” To the extent such Debt (including Debt arising by virtue of the issuance of Redeemable Capital Interests or Preferred Interests) would not be so permitted to be Incurred pursuant to the covenant described below under the caption “— Limitation on Incurrence of Debt” such Debt (including Debt arising by virtue of the issuance of Redeemable Capital Interests or Preferred Interests) will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (d) of the definition of Permitted Debt.  To the extent Debt or Guarantees were Incurred prior to or during a Suspension Period, Holdings and its Restricted Subsidiaries shall on the Reinstatement Date comply with the covenant described under “— Note Guarantees.”

Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under the covenant described below under the caption “— Limitation on Restricted Payments” will be made as though such covenant had been in effect from the Issue Date and throughout the Suspension Period.  Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of the covenant described below under the caption “— Restricted Payments” to the extent provided therein.

Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reinstatement Date or after a Suspension Period based solely on events that occurred during the Suspension Period).

There can be no assurance that the Notes will ever achieve or maintain an Investment Grade Rating.

Limitation on Incurrence of Debt

Holdings will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided, that Holdings, the Issuer and any of its Restricted Subsidiaries (other than any Foreign Restricted Subsidiary) may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of Holdings and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt, other than Debt Incurred under the revolving portion of a Credit Facility, being Incurred contemporaneously), and any other Debt (other than Debt Incurred under the revolving portion of the Credit Facility) Incurred since the beginning of the Four-Quarter Period had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Debt repaid (other than Debt Incurred under the revolving portion of a Credit Facility) since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period, would be greater than 2.00 to 1.00 and (b) no Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four-Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by Holdings or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the first paragraph above, Holdings and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on Incurrence of Debt” covenant, (x) Debt outstanding under the Credit Agreement on the Issue Date shall at all times be treated as Incurred pursuant to clause (a) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included.  For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Issuer, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.  For purposes of determining compliance of any non-U.S. dollar-denominated Debt with this covenant, the amount outstanding under U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall at all times be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of the term Debt, or first committed, in the cases of the revolving credit Debt, provided, however, that if such Debt is Incurred to Refinance other Debt denominated in the same or different currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Debt does not exceed the principal amount of such indebtedness being Refinanced.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

Limitation on Restricted Payments

Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a)                                 no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b)                                 after giving effect to such Restricted Payment on a pro forma basis, Holdings would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c)                                  after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (vii) and clause (x) of the next succeeding paragraph), shall not exceed the sum (without duplication) of

(1)                                 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of Holdings accrued on a cumulative basis during the period (taken as one accounting period) from the fiscal quarter beginning July 3, 2009 and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2)                                 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by Holdings (and subsequently contributed to the Issuer) subsequent to September 30, 2009 either (i) as a contribution to its common equity capital or (ii) from the issuance and sale of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of Holdings or an employee stock ownership plan or trust established by Holdings and other than Excluded Contributions), plus

(3)                                 to the extent that any Investment (other than Permitted Investments or Investments in Unrestricted Subsidiaries or Investments made pursuant to clause (xi) or (xii) below) that was made on or after September 30, 2009 is sold for cash or otherwise disposed of, liquidated, redeemed, repurchased or repaid for cash or other assets, or to the extent Holdings otherwise realizes any proceeds on the sale of such Investment or proceeds representing the return of capital on such Investment, the lesser of (i) the initial amount of such Investment, or (ii) to the extent not otherwise included in the calculation of Consolidated Net Income of Holdings for such period, the net cash return of capital or net Fair Market Value of return of capital with respect to such Investment, less the cost of any such disposition or liquidation, plus

(4)                                 to the extent that any Unrestricted Subsidiary of Holdings designated as such on or after September 30, 2009 is redesignated as a Restricted Subsidiary (other than if originally designated as an Unrestricted Subsidiary pursuant to clause (xi) or (xii) below), the lesser of (i) the Fair Market Value of Holdings’ Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

Notwithstanding whether the foregoing provisions would prohibit Holdings and its Restricted Subsidiaries from making a Restricted Payment, Holdings and its Restricted Subsidiaries may make the following Restricted Payments:

(i)                                     the payment of any dividend on Capital Interests in Holdings or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the foregoing provisions of this covenant;

(ii)                                  the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of Holdings by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Holdings or an employee stock ownership plan or trust established by Holdings) of other Qualified Capital Interests of Holdings;

(iii)                               the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of Holdings, the Issuer or another Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Restricted Subsidiary of Holdings) of (x) new subordinated Debt of Holdings, the Issuer or such Guarantor, as the case may be, Incurred in accordance with the Indenture, (y) Qualified Capital Interests of Holdings or (z) in the case of a redemption, defeasance, repurchase or acquisition or retirement for value of Redeemable Capital Interests or Preferred Interests, of Redeemable Capital Interests or Preferred Interests that have terms that are not taken as a whole materially more burdensome to Holdings and its Restricted Subsidiaries than the terms of the Capital Interests to be redeemed, defeased, repurchased or acquired;

(iv)                              the purchase, redemption, retirement or other acquisition for value of Capital Interests in Holdings held by present or former employees, consultants, officers or directors of Holdings or any of its Restricted Subsidiaries (or any of their respective permitted transferees, assigns, estates or heirs) upon death, disability, retirement or termination of employment or service or alteration of employment or service or similar status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $10.0 million in any calendar year, provided, further, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (iv) not to exceed $20.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by Holdings or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of Holdings to employees, consultants, officers or directors of Holdings and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant; plus (B) the cash proceeds of key man life insurance policies received by Holdings and its Restricted Subsidiaries after the Issue Date;

(v)                                 repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

(vi)                              cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of Holdings or a Restricted Subsidiary;

(vii)                           the declaration and payment of dividends to holders of any class or series of Capital Interests of Holdings or any Restricted Subsidiary that constitute (A) Redeemable Capital Interests or (B) Preferred Interests the issuance of which has resulted in the Incurrence of Debt, in each case to the extent that the Debt Incurred in connection with such issuance was Incurred in compliance with the covenant described above under “— Limitation on Incurrence of Debt” and such dividends are included in the definition of Consolidated Fixed Charges;

(viii)                        to the extent no Event of Default has occurred and is continuing or will occur as a consequence thereof, upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the related offer to purchase (if required), the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to those described under “— Change of Control” and “— Limitation on Asset Sales” at a Purchase Price not greater than 101% of the principal amount thereof (in the case of a Change of Control) or at a percentage of the principal amount thereof not higher than the principal amount applicable to the Notes (in the case of an Asset Sale), plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Issuer has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(ix)                              payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of Holdings and its Restricted Subsidiaries that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of Holdings; provided that, as a result of such consolidation, merger or transfer of assets, Holdings has made or will make an Offer to Purchase pursuant to the covenant described above under the caption “—Change of Control” (if required) and any Notes tendered in connection therewith have been or will be repurchased;

(x)                                 Restricted Payments that are made with Excluded Contributions;

(xi)                              to the extent no Event of Default has occurred and is continuing or will occur as a consequence thereof, other Restricted Payments not in excess of $150.0 million in the aggregate; and

(xii)                           any other Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment the Consolidated Total Leverage Ratio would be equal to or less than 3.00 to 1.00.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall be Permitted Investments, and for the avoidance of doubt all such Investments shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

Holdings will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt (the “Initial Lien”), without securing the Notes and the applicable Note Guarantee, as the case may be, equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or such Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and such Note Guarantees at least to the same extent.  Any such Lien thereby created to secure the Notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates or (ii) any sale, exchange or transfer to any Person not an Affiliate of Holdings of the property or assets secured by such Initial Lien, or of all of the Capital Interests held by Holdings or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Initial Lien.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by Holdings or any Restricted Subsidiary or pay any Debt or other obligation owed to Holdings or any Restricted Subsidiary, (ii) make loans or advances to Holdings or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to Holdings or any Restricted Subsidiary.

However, the preceding provisions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a)                                 any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement, the Existing Notes Indentures or any other agreement or documents entered into in connection with the Credit Agreement or the Existing Notes Indentures and any amendments, modifications, restatements, renewals, increases, supplements or Refinancings, of any of the foregoing agreements or documents, provided that the amendments, modifications, restatements, renewals, increases, supplements or Refinancings, in the good faith judgment of the Issuer, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or Refinancings thereof;

(b)                                 any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c)                                  any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d)                                 any encumbrance or restriction pursuant to an agreement effecting a permitted Refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such Refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being Refinanced in the good faith judgment of the Issuer;

(e)                                  customary provisions restricting subletting or assignment of any lease, contract, or license of Holdings or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f)                                   any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(g)                                  any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;

(h)                                 any encumbrance or restriction under an agreement relating to a disposition of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of or by a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(i)                                     restrictions on cash and other deposits or net worth imposed by customers or suppliers under contracts entered into in the ordinary course of business;

(j)                                    customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, limited liability company agreements, partnership agreements, shareholder agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(k)                                 any instrument governing any Debt or Capital Interest of a Person acquired by Holdings or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interest was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of the Indenture to be Incurred;

(l)                                     purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof;

(m)                             Liens securing Debt otherwise permitted to be Incurred under the Indenture, including the provisions of the covenant described above under the caption “— Limitation on Liens,” that limit the right of the debtor to dispose of the assets subject to such Liens;

(n)                                 any Non-Recourse Receivable Subsidiary Indebtedness or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction which are subject to such Qualified Receivables Transaction; and

(o)                                 any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date.

Nothing contained in this “Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries” covenant shall prevent Holdings or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens in compliance with the “— Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of Holdings or any of its Restricted Subsidiaries that secure Debt of Holdings or any of its Restricted Subsidiaries Incurred in accordance with the “— Limitation on Incurrence of Debt” and “— Limitation on Liens” covenants in the Indenture.

Limitation on Asset Sales

Holdings will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                 Holdings (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Interests issued or sold or otherwise disposed of; and

(2)                                 at least 75% of the consideration received in the Asset Sale by Holdings or such Restricted Subsidiary is in the form of cash or Eligible Cash Equivalents.  For purposes of this clause (2), each of the following will be deemed to be cash:

(a)                                 any liabilities, as shown on the most recent consolidated balance sheet of Holdings or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases Holdings or such Restricted Subsidiary from further liability;

(b)                                 any securities, notes or other obligations received by Holdings or any such Restricted Subsidiary from such transferee that are converted by Holdings or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion; and

(c)                                  any Designated Non-cash Consideration received by Holdings or any such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed $50.0 million at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, Holdings (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:

(i)                                     to permanently repay Debt under the Credit Facilities and, if the Obligation repaid is revolving credit Debt, to correspondingly reduce commitments with respect thereto;

(ii)                                  to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of Holdings;

(iii)                               to make a capital expenditure in or that is used or useful in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets;

(iv)                              to acquire other assets (other than inventory) that are used or useful in a Permitted Business;

(v)                                 to repay or repurchase Debt secured by the assets of Holdings or any Restricted Subsidiaries; or

(vi)                              any combination of the foregoing.

Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this covenant will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer will, within 30 days, make an Offer to Purchase to all Holders of Notes, and to all holders of other Pari Passu Debt, including the Existing Notes, containing provisions similar to those set forth in the Indenture with respect to asset sales, equal to the Excess Proceeds.  The offer price in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Offer to Purchase, the Issuer may use those funds for any purpose not otherwise prohibited by the Indenture and they will no longer constitute Excess Proceeds.  If the aggregate principal amount of Notes and other Pari Passu Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Excess Proceeds will be allocated between the Notes and such other Pari Passu Debt based on the principal amount (or accreted value, if applicable) of the Notes and such other Pari Passu Debt tendered and the Trustee will select the Notes to be purchased on a pro rata basis among all the Notes tendered (subject to The Depository Trust Company procedures).  Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase.  To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Limitation on Transactions with Affiliates

Holdings will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:

(i)                                     such Affiliate Transaction is on terms that are not materially less favorable to Holdings or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s-length transaction by Holdings or such Subsidiary with an unaffiliated party;

(ii)                                  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, Holdings delivers to the Trustee a resolution adopted by the majority of the Board of Directors of Holdings approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above; and

(iii)                               with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, Holdings must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to Holdings or such Restricted Subsidiary, as the case may be, from a financial point of view.

The foregoing limitations do not limit, and shall not apply to:

(1)                                 Restricted Payments that are permitted by the provisions of the Indenture described above under “— Limitation on Restricted Payments” and Permitted Investments permitted under the Indenture;

(2)                                 the payment of reasonable and customary compensation and indemnities and other benefits (including retirement, health, option, deferred compensation and other benefit plans) to members of the Board of Directors of Holdings or a Restricted Subsidiary;

(3)                                 the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of Holdings or any Restricted Subsidiary;

(4)                                 transactions between or among Holdings and/or its Restricted Subsidiaries;

(5)                                 any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the Holders of the Notes in any material respect;

(6)                                 any contribution of capital to Holdings or any Restricted Subsidiary;

(7)                                 transactions permitted by, and complying with, the provisions of the Indenture described below under “— Consolidation, Merger, Conveyance, Transfer or Lease”;

(8)                                 any transaction with a joint venture, partnership, limited liability company or other entity in the ordinary course of business that would constitute an Affiliate Transaction solely because Holdings or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;

(9)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, on terms that are not materially less favorable to Holdings or such Restricted Subsidiary, as the case may be, as determined in good faith by Holdings, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Holdings; and

(10)                          transactions effected as part of a Qualified Receivables Transaction.

Limitation on Sale and Leaseback Transactions

Holdings will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(i)                                     the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold, as confirmed by an Officers’ Certificate;

(ii)                                  prior to and immediately after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, Holdings and such Restricted Subsidiary comply with the “Limitation on Incurrence of Debt” covenant contained herein; and

(iii)                               at or after such time Holdings and such Restricted Subsidiary also comply with the “Limitation on Asset Sales” covenant contained herein to the extent that it applies to such Sale and Leaseback Transaction.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, Holdings will furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s EDGAR System (or any successor system), within the time periods specified in the Commission’s rules and regulations:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Holdings were required to file such Forms, including a

                                                “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Holdings’ certified independent accountants; and

(2)                                 all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports.

In addition, whether or not required by the Commission, Holdings will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors.  In addition, Holdings, the Issuer and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

If Holdings or the Issuer has designated any Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of Holdings and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

Note Guarantees

On the Issue Date, each of the Guarantors guaranteed the Notes in the manner and on the terms set forth in the Indenture.

If Holdings or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the Issue Date and such Subsidiary Guarantees or Incurs any Debt under a Credit Facility, then that newly acquired or created Subsidiary shall become a Guarantor within 60 days of the date on which it Guaranteed such other Debt; provided, that no Unrestricted Subsidiary or Restricted Subsidiary that is a Foreign Restricted Subsidiary shall be required to become a Guarantor unless it provides a Guarantee of Debt under a Credit Facility that is Incurred by Holdings or a Restricted Subsidiary that is not a Foreign Restricted Subsidiary.

Each Note Guarantee by a Restricted Subsidiary is limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Limitation on Creation of Unrestricted Subsidiaries

Holdings or the Issuer may designate any Subsidiary of Holdings (other than the Issuer) to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of Holdings (other than the Issuer) designated as such by an Officers’ Certificate as set forth below where neither Holdings nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding in the case of a Receivables Subsidiary any Standard Securitization Undertakings) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except in the case of a Receivables Subsidiary any Standard Securitization Undertakings); and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

Holdings or the Issuer may designate any Subsidiary (other than the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of Holdings, provided that either:

(x)                                 the Subsidiary to be so designated has total assets of $1,000 or less; or

(y)                                 Holdings could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “— Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “— Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “— Limitation on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Issuer will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Issuer in which the Issuer is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i)                                     either: (a) the Issuer shall be the continuing Person or (b) the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Issuer (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Issuer under the Indenture; provided that at any time the Issuer or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii)                                  immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iii)                               immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Issuer (or the Surviving Entity if the Issuer is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under the provisions described in the first paragraph of “— Limitation on Incurrence of Debt”; and

(iv)                              the Issuer delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture.

Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clauses (ii) and (iii) will not prohibit:

(a)                                 a merger between the Issuer and a Restricted Subsidiary that is a wholly owned Subsidiary of the Issuer; or

(b)                                 a merger between the Issuer and an Affiliate incorporated solely for the purpose of converting the Issuer into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Issuer and its Restricted Subsidiaries is not increased thereby.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Issuer and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer, under the Indenture with the same effect as if such Surviving Entity had been named as the Issuer therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Issuer pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Limitation on Business Activities

Holdings will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1)                                 default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2)                                 default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3)                                 failure to perform or comply with the Indenture provisions described under “— Provision of Financial Information” and continuance of such failure to perform or comply for a period of 120 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(4)                                 except as permitted by the Indenture, any Note Guarantee of Holdings or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Issuer not to be, in full force and effect and enforceable in accordance with its terms;

(5)                                 default in the performance, or breach, of any covenant or agreement of Holdings or any Restricted Subsidiary in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1), (2), (3) or (4) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)                                 a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by Holdings or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults either (a) shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or (b) shall constitute a failure to pay principal of, or interest or premium on, such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(7)                                 the entry against Holdings or any Restricted Subsidiary of a final judgment(s) for the payment of money in an aggregate amount in excess of $50.0 million (net of amounts covered by (x) insurance for which the insurer thereof has been notified of such claim and has not challenged such coverage or (y) valid third party indemnifications for which the indemnifying party thereof has been notified of such claim and has not challenged such indemnification), by a court or courts of competent jurisdiction, which judgment(s) remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(8)                                 certain events in bankruptcy, insolvency or reorganization affecting Holdings, the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default specified in clause (8) above with respect to Holdings or the Issuer) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuer (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (6) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by Holdings or a Restricted Subsidiary of Holdings or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (8) above occurs with respect to Holdings or the Issuer, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.  For further information as to waiver of defaults, see “— Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless (x) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (y) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and (z) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.  Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Issuer will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance.  The Issuer also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture and the Note Guarantees for any of the following purposes:

(1)                                 to evidence the succession of a Person to the Issuer and the assumption by any such successor of the covenants of the Issuer in the Indenture and the Notes;

(2)                                 to add to the covenants of Holdings for the benefit of the Holders, or to surrender any right or power herein conferred upon Holdings;

(3)                                 to add additional Events of Default;

(4)                                 to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)                                 to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)                                 to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7)                                 to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8)                                 to cure any ambiguity, defect, omission, mistake or inconsistency;

(9)                                 to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Issuer;

(10)                          to conform the text of the Indenture or the Notes to any provision of this “Description of the Notes” to the extent that the Trustee has received an Officers’ Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in this “Description of the Notes”; or

(11)                          to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuer, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1)                                 change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor; provided that the notice period for redemption of Notes may be reduced to not less than three (3) Business Days with the consent of the Holders of a majority in principal amount of the Notes then outstanding if a notice of redemption has not prior thereto been sent to such Holders;

(2)                                 reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

(3)                                 modify the obligations of the Issuer to make an Offer to Purchase upon a Change of Control if such modification was done after the occurrence of such Change of Control;

(4)                                 modify any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes;

(5)                                 modify any provision specifying requirements to effect waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

(6)                                 release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1)                                 in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer) which default may only be waived by the holder of the Note; or

(2)                                 in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Issuer and the Guarantors may terminate the obligations under the Indenture when:

(1)                                 either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)                                 the Issuer has paid or caused to be paid all other sums then due and payable under the Indenture by the Issuer;

(3)                                 the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(4)                                 the Issuer has delivered to the Trustee an Officers’ Certificate and an opinion of counsel reasonably acceptable to the Trustee, each to the effect that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Issuer may elect, at its option, to have its obligations discharged with respect to the outstanding Notes and the Indenture (“defeasance”).  Such defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have terminated the Indenture, except for:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due;

(2)                                 the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee;

(4)                                 the Issuer’s right of optional redemption; and

(5)                                 the defeasance provisions of the Indenture.

In addition, the Issuer may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, its obligation to make Offers to Purchase in connection with Asset Sales and any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes.  In the event covenant defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events) described under “— Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either defeasance or covenant defeasance with respect to outstanding Notes:

(1)                                 the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2)                                 in the case of defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable United States federal income tax law (whether by statute or judicial precedent), in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)                                 in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)                                 no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)                                 such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6)                                 such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which Holdings or the Issuer is a party or by which Holdings or the Issuer is bound; and

(7)                                 the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a defeasance need not to be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

The Trustee

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, is the initial paying agent and registrar for the Notes.  The Trustee from time to time may extend credit to the Issuer in the normal course of business.  Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture.  During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.  The Trustee is permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to certain exceptions.  The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Issuer or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Holdings or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, or any Guarantor under any Note Guarantee or the Indenture, by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture.  Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person.  Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.  For purposes of the “Limitation on Transactions with Affiliates” covenant, any Person directly or indirectly owning 15% or more of the total voting power of the Voting Interests of Holdings will be deemed an Affiliate.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)                                 1.0% of the principal amount of the Note; or

(2)                                 the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of the Note at March 15, 2017 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”), plus (ii) all required interest payments due on the note through March 15, 2017 (excluding accrued and unpaid interest due on the Note to the redemption date), computed at a discount on the basis of semi-annual compounding using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of such Note.

“Asset Acquisition” means:

(1)                                 an Investment by Holdings or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into Holdings or any Restricted Subsidiary; or

(2)                                 the acquisition by Holdings or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by Holdings or any of its Restricted Subsidiaries to any Person in any single transaction or series of transactions of:

(i)                                     Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii)                                  any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired property);

provided, however, that the term “Asset Sale” shall exclude:

(a)                                 any asset disposition permitted by the provisions described under “Consolidation, Merger, Conveyance, Transfer or Lease” that constitutes a disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole;

(b)                                 any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10.0 million;

(c)                                  sales or other dispositions of cash or Eligible Cash Equivalents;

(d)                                 sales of interests in Unrestricted Subsidiaries;

(e)                                  Reserved;

(f)                                   the disposition of assets that, in the good faith judgment of the Issuer, are no longer used or useful in the business of such entity;

(g)                                  a Restricted Payment or Permitted Investment that is otherwise permitted by the Indenture;

(h)                                 any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Issuer, Holdings or such Restricted Subsidiary receives equipment having a Fair Market Value equal to or greater than the equipment being traded in;

(i)                                     the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between Holdings or any of its Restricted Subsidiaries and another Person to the extent that the Related Business Assets received by Holdings or its Restricted Subsidiaries are of equivalent or greater market value than the Related Business Assets transferred;

(j)                                    any Liens permitted by the Indenture;

(k)                                 leases, subleases, licenses and sublicenses of assets in the ordinary course of business that do not interfere in any material respect with the business of Holdings and its Restricted Subsidiaries taken as a whole;

(l)                                     any disposition by a Subsidiary to Holdings or by Holdings or a Subsidiary to a Restricted Subsidiary;

(m)                             dispositions or forgiveness of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(n)                                 any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction;

(o)                                 the unwinding of any Hedging Obligation or obligation under any Swap Contract;

(p)                                 the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole;

(q)                                 any exchange of property pursuant to Section 1031 of the Code for use in a Permitted Business;

(r)                                    the issuance of Capital Interests by a Restricted Subsidiary in which the percentage interest (direct and indirect) in the Capital Interests of such Person owned by Holdings and its Restricted Subsidiaries, after giving effect to such issuance, is at least equal to the percentage interest prior to such issuance;

(s)                                   any disposition of assets resulting from a casualty event or the taking thereof by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale thereof to a purchaser with such power under threat of such a taking;

(t)                                    any disposition of assets to a customer pursuant to an agreement in existence on the Issue Date; provided that the aggregate gross proceeds of all such dispositions made after the Issue Date do not exceed $75.0 million;

(u)                                 sales, transfers and/or other dispositions of property by Holdings and its Restricted Subsidiaries to a Governmental Authority in connection with the Incurrence of IRB Lease Obligations;

(v)                                 sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof, including cash or other financial accommodation, such as the provision of letters of credit by such Receivable Subsidiary on behalf of or for the benefit of the transferor of such accounts receivable, in an amount at least equal to 75% of the Fair Market Value thereof (for the purposes of this clause (v), Purchase Money Notes will be deemed to be cash); or

(w)                               the sale of any property in a Sale and Leaseback Transaction within 6 months of the acquisition of such property in an amount at least equal to the cost of such property and for consideration that is at least 75% in the form of cash or cash equivalents.

For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended); provided that if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years (calculated to the nearest one-twelfth) from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the aggregate amount of scheduled principal payments by (ii) the then outstanding principal amount of such Debt.

“Board of Directors” means (i) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (ii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Business Day” means any day other than a Legal Holiday.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligation” means any obligation of a Person under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Change of Control” means:

(1)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Sponsor, is or becomes the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Interests in Holdings at a time that the Sponsor is not the beneficial owner (as so defined) of more than 50% of the total voting power of the Voting Interests of Holdings;

(2)                                 during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of Holdings was approved by a vote of a majority of the directors of Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of Holdings’ Board of Directors then in office; provided that a Change of Control shall not be deemed to have occurred under this clause (2) if and for so long as the Sponsor is the beneficial owner (as defined in clause (1)) of more than 50% of the total voting power of the Voting Interests of Holdings;

(3)                                 Holdings sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than (x) a Restricted Subsidiary of Holdings or (y) the Issuer;

(4)                                 Holdings consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Holdings, in any such event pursuant to a transaction in which any of the outstanding Voting Interests of Holdings or such other Person are converted into, or exchanged for, cash, securities or other property, other than any such transaction where Voting Interests of Holdings outstanding immediately prior to such transaction are converted into, or exchanged for, Voting Interests (other than Redeemable Capital Interests and Preferred Interests) of the surviving or transferee Person constituting 50% or more of the total voting power of the outstanding shares of such Voting Interests of such surviving or transferee Person immediately after giving effect to such issuance;

(5)                                 the adoption of a plan relating to Holdings’ liquidation or dissolution; or

(6)                                 Holdings ceases to own 100% of the Capital Interests of the Issuer.

“Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i)                                     the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (in the cases of clauses (b) through (i) inclusive, to the extent Consolidated Net Income of such Person has been reduced thereby):

(a)                                 Consolidated Net Income;

(b)                                 Consolidated Non-cash Charges (provided that if Consolidated Non-cash Charges for such period includes any such accrual or reserve that represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Cash Flow Available for Fixed Charges in such future period to such extent);

(c)                                  Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;

(d)                                 Consolidated Income Tax Expense;

(e)                                  restructuring expenses;

(f)                                   any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Incurrence of Debt permitted to be made under the Indenture (whether or not successful) or related to this offering of the Notes;

(g)                                  the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent deducted in such period in computing Consolidated Net Income;

(h)                                 any net loss from discontinued operations; and

(i)                                     any costs or expenses incurred by Holdings or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of Holdings or net cash proceeds of an issuance of Capital Interests of Holdings (other than Redeemable Capital Interests or Preferred Interests); less

(ii)                                  (x) net income from discontinued operations and (y) without duplication of any amounts already excluded from “Consolidated Net Income” pursuant to clause (A)(i) of the definition thereof, the amount of extraordinary, non-recurring or unusual gains.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four-Quarter Period.  In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for the period of such calculation (i) to the elimination or reduction, as the case may be, of the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; (ii) to any Asset Sales or other dispositions or Asset Acquisitions, Investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four-Quarter Period; and (iii) to any Incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Debt (and the application of the proceeds thereof), other than the Incurrence or repayment of Debt Incurred under the revolving portion of a Credit Facility, occurring during the Four-Quarter Period.  For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i)                                     interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date;

(ii)                                  if interest on any Debt actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(iii)                               notwithstanding clause (i) or (ii) above, interest on Debt determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

If such Person or any of its Restricted Subsidiaries directly or indirectly Incurs Debt by virtue of a Guarantee of the Debt of a third Person, the above clause shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i)                                     Consolidated Interest Expense; and

(ii)                                  all dividends and other distributions paid during such period in respect of Redeemable Capital Interests and Preferred Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests and excluding items eliminated in consolidation).

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i)                                     the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a)                                 any amortization of debt discount;

(b)                                 the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(c)                                  the interest portion of any deferred payment obligation;

(d)                                 all commissions, discounts and other fees and charges owed with respect to financing activities or similar activities; and

(e)                                  all accrued interest;

(ii)                                  the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(iii)                               all capitalized interest of such Person and its Restricted Subsidiaries for such period;

less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A)                               excluding, without duplication

(i)                                     all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), income, expenses or charges;

(ii)                                  the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(iii)                               gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv)                              the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(v)                                 solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “— Certain Covenants — Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) of such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(vi)                              any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii)                           any fees and expenses paid in connection with the issuance of the Notes;

(viii)                        non-cash compensation expense Incurred with any issuance of equity interests to an employee, officer or director of such Person or any Restricted Subsidiary;

(ix)                              any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(x)                                 any non-cash impairment charges or asset write-off or write-down resulting from the application of Statement of Financial Accounting Standards No. 142 or Statement of Financial Accounting Standards No. 144, and the amortization of intangibles arising pursuant to Statement of Financial Accounting Standards No. 141 or any related subsequent Statement of Financial Accounting Standards;

(xi)                              non-cash gains, losses, income and expenses resulting from fair value accounting required by Statement of Financial Accounting Standards No. 133 or any related subsequent Statement of Financial Accounting Standards;

(xii)                           accruals and reserves that are established within twelve months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP (provided that if any such accrual or reserve represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income in such future period to such extent);

(xiii)                        any fees, expenses, charges or Integration Costs incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence, repayment or recapitalization of Debt (including such fees, expenses or charges related to any Credit Facility), issuance of Capital Interests, refinancing transaction or amendment or modification of any debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs incurred during such period as a result of any such transaction, in each case whether or not successful;

(xiv)                       any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;

(xv)                          any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income in such future period to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(xvi)                       any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture, to the extent actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(xvii)                    to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; and

(B)                               including, without duplication, dividends and distributions actually received in immediately available funds by Holdings or a Restricted Subsidiary thereof from joint ventures and other Persons that are not wholly-owned Subsidiaries in which Holdings or any of its Restricted Subsidiaries holds an Investment.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Secured Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Debt secured by Liens granted by such Person and its Restricted Subsidiaries at the end of the most recent fiscal period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Secured Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”).  In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the

Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four-Quarter Period and (iii) on a pro forma basis for the period of such calculation, to any incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Debt (and the application of the proceeds thereof), other than the incurrence or repayment of Debt Incurred under the revolving portion of a Credit Facility, occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, in each case, as if such incurrence or repayment occurred on the first day of the Four-Quarter Period.  For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

“Consolidated Total Leverage Ratio”  means, with respect to any Person, the ratio of the aggregate amount of all Debt of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Total Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”).  In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the Incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four-Quarter Period and (iii) on a pro forma basis for the period of such calculation, to any incurrence or repayment of any Debt of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Debt (and the application of the proceeds thereof), other than the incurrence or repayment of Debt Incurred under the revolving portion of a Credit Facility, occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, in each case, as if such incurrence or repayment occurred on the first day of the Four-Quarter Period.  For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

“Credit Agreement” means the Credit Agreement, dated as of April 18, 2012, among the Issuer, Holdings, the other guarantors named therein, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time prior to or after the Issue Date including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) of the definition of the term “Permitted Debt”), or adds Subsidiaries of Holdings as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.

“Credit Facilities” means one or more (i) credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers’ acceptances; (ii) note purchase agreements and indentures (including the Existing Notes Indentures) providing for the sale of debt securities; and (iii) any agreement that Refinances any Debt Incurred under any agreement described in clause (i) or (ii) or this clause (iii), including in each case any successor or replacement agreement or agreements or indentures.

“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities Incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five Business Days; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person or Preferred Interests in Restricted Subsidiaries of such Person at the time of determination; (vii) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt.  For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests or Preferred Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests or Preferred Interests as if such Redeemable Capital Interests or Preferred Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests or Preferred Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests or Preferred Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (vii) is the net amount payable (after giving effect to permitted set-off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt; (g) amounts outstanding under any Qualified Receivables Transaction shall constitute Debt; (h) Debt shall not include the pledge by Holdings or any of its Restricted Subsidiaries of Capital Interests of a Receivables Subsidiary to secure Non-Recourse Receivable Subsidiary Indebtedness; (i) Debt shall not include the pledge by Holdings or any of its Restricted Subsidiaries of Capital Interests of an Unrestricted Subsidiary to secure Debt of an Unrestricted Subsidiary; and (j) Debt shall not include an obligation to repay advances or prepayments made to Holdings or a Restricted Subsidiary by a customer thereof under contracts entered into in the ordinary course of business.  In no event shall non-contractual obligations or liabilities in respect of any Capital Interests constitute Debt under this definition.

Notwithstanding the foregoing, in connection with the purchase by Holdings or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.  If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the amount of Debt of such Person shall give effect to the Incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly Incurred or otherwise assumed such Guaranteed Debt.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by Holdings or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Eligible Bank” means a bank or trust company that (i) is licensed, chartered or organized and existing under the laws of the United States or Canada, or any state, territory, province or possession thereof, including the United States branch of any foreign bank; and (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within one year after the date of acquisition and, at the time of acquisition, have a rating of at least A-2 from S&P or P-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of Holdings and other than structured investment vehicles, provided that such Investments have a rating of at least A-2 from S&P or P-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency) and mature within one year after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) with respect to Foreign Restricted Subsidiaries, Investments made locally of a type comparable to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means the net cash proceeds received by the Issuer after September 30, 2009 from contributions to its common equity capital (other than by virtue of (i) the issuance of Capital Interests of Holdings to a Restricted Subsidiary of the Issuer, or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Holdings or any Restricted Subsidiary or (ii) the issuance of Redeemable Capital Interests or Preferred Interests of Holdings); provided, however, that (x) such net cash proceeds will be designated by the Issuer as “Excluded Contributions” in an Officers’ Certificate delivered to the Trustee and (y) the net cash proceeds so designated will be excluded from the calculation set forth in clause (c) of the first paragraph under “— Certain Covenants — Limitation on Restricted Payments.”

“Existing 2017 Notes” means the Issuer’s 7.50% Senior Notes due 2017.

“Existing 2017 Notes Indenture” means the Indenture dated as of September 30, 2009 among the Issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, as Trustee, as amended or supplemented from time to time.

“Existing 2020 Notes” means the Issuer’s 6.750% Senior Notes due 2020.

“Existing 2020 Notes Indenture” means the Indenture dated as of November 18, 2010 among the Issuer, the guarantors party thereto and The Bank of New York Mellon Trust Company, as Trustee, as amended or supplemented from time to time.

“Existing Notes” means Existing 2017 Notes and the Existing 2020 Notes.

“Existing Notes Indentures” means the Existing 2017 Notes Indenture and the Existing 2020 Notes Indenture.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Issuer.  In the case of a transaction between Holdings, the Issuer or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Issuer determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and Holdings, the Issuer or such Restricted Subsidiary during the course of such transaction.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary other than a Restricted Subsidiary incorporated or otherwise organized or existing under the laws of any state of the United States or the District of Columbia.

“Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements (including the Accounting Standards Codification) of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.

“Governmental Authority” means any federal, state, local or foreign court, political subdivision, municipality or governmental agency, authority, instrumentality or regulatory body.

“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and such Person’s successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement.

“Holder” means a Person in whose name a Note is registered in the security register.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person.  Debt otherwise Incurred by a Person before it becomes a Subsidiary of Holdings shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of Holdings.

“Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing.  A Guarantee by Holdings or a Restricted Subsidiary of Debt Incurred by Holdings or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt.  In addition, the following shall not be deemed a separate Incurrence of Debt:

(1)                                 amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2)                                 the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3)                                 the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and

(4)                                 unrealized losses or charges in respect of Hedging Obligations or obligations under Swap Contracts.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., RBS Securities Inc., Scotia Capital (USA) Inc., Morgan Stanley & Co.  LLC, Wells Fargo Securities, LLC and Mitsubishi UFJ Securities (USA), Inc.  and such other initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any similar purchase agreement in connection with any Additional Notes.

“Integration Costs” means, with respect to any acquisition, all costs relating to the integration of the acquired business or operations into those of Holdings or any Restricted Subsidiary thereof, including labor costs, consulting fees, travel costs and any other expenses relating to the integration process.

“Investment” by any Person means any direct or indirect loan, advance, guarantee for the benefit of (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety, but shall exclude: (a) accounts receivable and other extensions of trade credit arising in the normal course of business; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business; and (d) negotiable instruments held for collection and endorsements for deposit or collection in the ordinary course of business.

“Investment Grade Rating” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s.  In the event that the Issuer shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“IRB Lease Obligations” means Capital Lease Obligations owed to a Governmental Authority in connection with the leasing of property that is purchased by such Governmental Authority and financed with the proceeds of an issuance of industrial revenue bonds issued by such Governmental Authority to Holdings or a Restricted Subsidiary; provided that on or prior to the date of Incurrence of such Capital Lease Obligations, the Issuer shall have delivered an Officers’ Certificate to the Trustee stating that the Issuer has confirmed with its independent auditors that such Capital Lease Obligation shall not be required under GAAP (as in effect at the time any such IRB Lease Obligations are incurred) to appear on the face of Holdings’ consolidated balance sheet as “debt.”

“Issue Date” means March 18, 2014.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal corporate trust office of the trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed.  If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Moody’s” means Moody’s Investors Service, Inc.  and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than Holdings or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from such reserve or escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

“Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary.”

“Obligations” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Issuer by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture).  Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five Business Days after the Expiration Date.  The Issuer shall notify the Trustee at least 10 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuer’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.  The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.  The Offer shall also state:

(1)                                 the Section of the Indenture pursuant to which the Offer to Purchase is being made;

(2)                                 the Expiration Date and the Purchase Date;

(3)                                 the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4)                                 the purchase price to be paid by the Issuer for each $2,000 principal amount of Notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5)                                 that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6)                                 the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7)                                 that, unless the Issuer defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuer pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8)                                 that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9)                                 that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuer or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10)                          that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender and specifying the portion of the tender that is being withdrawn;

(11)                          that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuer shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

(12)                          if applicable, that, in the case of any Holder whose Note is purchased only in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Officers’ Certificate” means a certificate signed by two officers of the Issuer or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer or such Guarantor, as applicable.

“Pari Passu Debt” means the Notes and any Debt which ranks pari passu in right of payment to the Notes, including the Existing Notes.

“Permitted Business” means any business similar in nature to any business conducted by Holdings and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by Holdings and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Issuer.

“Permitted Debt” means

(a)                                 Debt Incurred pursuant to Credit Facilities (excluding Debt referenced in clause (b) or (c) below) in an aggregate principal amount at any one time outstanding not to exceed (x) $1,500.0 million minus (y) (A) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (n) below and (B) with respect to clause (x) above any amount used to permanently repay such Obligations (or permanently reduce commitments with respect thereto) pursuant to the “Limitation on Asset Sales” covenant;

(b)                                 Debt under the Notes issued on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement);

(c)                                  Guarantees of the Notes issued on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement);

(d)                                 Debt of Holdings or any Restricted Subsidiary outstanding on the Issue Date (other than clause (a), (b) or (c) above);

(e)                                  Guarantees Incurred by Holdings of Debt of a Restricted Subsidiary otherwise permitted to be Incurred under the Indenture;

(f)                                   Guarantees by any Restricted Subsidiary of Debt of Holdings or any other Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement and under the Existing Notes, provided that (i) the Debt being Guaranteed is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (ii) such Guarantees are subordinated to the Notes to the same extent, if any, as the Debt being Guaranteed;

(g)                                  Debt incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by Holdings or a Restricted Subsidiary in the ordinary course of business;

(h)                                 Debt under Swap Contracts and Hedging Obligations incurred in the ordinary course of business and not for speculative purposes;

(i)                                     Debt owed by Holdings to any Restricted Subsidiary, or by any Restricted Subsidiary to Holdings or to any other Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by Holdings or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt under this clause (i) and shall be deemed Incurred as Debt of Holdings for purposes of the Indenture;

(j)                                    (i) Debt of Holdings, the Issuer or any Restricted Subsidiary constituting IRB Lease Obligations and any Refinancing Debt that Refinances any such Debt and (ii) other Debt of Holdings, the Issuer or any Restricted Subsidiary pursuant to Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt and any Refinancing Debt that Refinances any Debt Incurred pursuant to this clause (j)(ii), provided that the aggregate principal amount of all Debt Incurred under this clause (j)(ii) and outstanding at any time may not exceed $300.0 million in the aggregate;

(k)                                 Debt arising from agreements of Holdings or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the Indenture;

(l)                                     Debt arising by virtue of the issuance by any of the Holdings’ Restricted Subsidiaries to Holdings or to any of its Restricted Subsidiaries of shares of Redeemable Capital Interests or Preferred Interests; provided, however, that:

(i)                                     any subsequent issuance or transfer of Redeemable Capital Interests or Preferred Interests that results in any such Redeemable Capital Interests or Preferred Interests being held by a Person other than Holdings or a Restricted Subsidiary; and

(ii)                                  any sale or other transfer of any such Redeemable Capital Interests or Preferred Interests to a Person that is neither Holdings nor a Restricted Subsidiary;

shall be deemed, in each case, to constitute an Incurrence of Debt that was not permitted by this clause (l);

(m)                             Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of Incurrence;

(n)                                 Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness;

(o)                                 Refinancing Debt that Refinances Debt Incurred pursuant to the provisions described in the first paragraph under “— Certain Covenants — Limitation on Incurrence of Debt” or Debt Incurred pursuant to clauses (b), (d) or this clause (o) of this definition of “Permitted Debt”;

(p)                                 Debt of Foreign Restricted Subsidiaries in an aggregate principal amount not to exceed $250.0 million at any time outstanding; and

(q)                                 Debt of Holdings or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $250.0 million at any time outstanding.

“Permitted Investments” means:

(a)                                 Investments in existence on the Issue Date;

(b)                                 Investments required pursuant to any agreement or obligation of Holdings or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c)                                  Investments in cash and Eligible Cash Equivalents;

(d)                                 Investments in property and other assets, owned or used by Holdings or any Restricted Subsidiary in the normal course of business;

(e)                                  Investments by Holdings or any of its Restricted Subsidiaries in Holdings or any Restricted Subsidiary;

(f)                                   Investments by Holdings or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, Holdings or a Restricted Subsidiary;

(g)                                  Hedging Obligations and Investments made pursuant to Swap Contracts;

(h)                                 receivables owing to Holdings or any of its Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(i)                                     any Investment acquired by Holdings or any Restricted Subsidiary (i) in exchange for any other Investment or accounts receivable held by Holdings or a Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable, (ii) as a result of a foreclosure by Holdings or a Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iii) in compromise or resolution of any litigation, arbitration or other disputes with the obligor on an account receivable or any Persons that are not Affiliates of Holdings;

(j)                                    Investments by Holdings or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $200.0 million at any one time outstanding;

(k)                                 loans and advances to officers, directors and employees of Holdings and its Subsidiaries in an aggregate amount not to exceed $15.0 million in the aggregate at any one time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(l)                                     Investments the payment for which consists solely of Capital Interests of Holdings;

(m)                             any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under “— Certain Covenants — Limitation on Asset Sales” or any other disposition of property not constituting an Asset Sale;

(n)                                 payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(o)                                 guarantees by Holdings or any Restricted Subsidiary of Debt of Holdings or a Restricted Subsidiary (other than a Receivables Subsidiary) of Debt otherwise permitted by the covenant described hereunder “— Certain Covenants — Limitation on Incurrence of Debt”;

(p)                                 any Investment by Holdings or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Interests; and

(q)                                 Investments in joint ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (q) that are at that time outstanding, not to exceed $150.0 million.

“Permitted Liens” means:

(a)                                 Liens existing at the Issue Date;

(b)                                 Liens that secure (A) Credit Facilities Incurred pursuant to clause (a) of the definition of “Permitted Debt” and/or the provisions described in the first paragraph of “— Certain Covenants — Limitation on Incurrence of Debt” in an aggregate principal amount not to exceed the greater of (x) (1) $1,500.0 million minus (2) any amounts Incurred and outstanding pursuant to a Qualified Receivables Transaction permitted under clause (n) of the definition of “Permitted Debt” and (y) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 2.75 to 1.00 and (B) fees, expenses and other amounts payable under Credit Facilities or payable pursuant to cash management agreements or agreements with respect to similar banking services;

(c)                                  any Lien for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(d)                                 any Lien imposed by law, such as carriers’, warehousemen’s, suppliers’, landlords’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(e)                                  survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of Holdings or its Subsidiaries, taken as a whole, or materially impair the operation of the business of Holdings and its Subsidiaries, taken as a whole;

(f)                                   pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business; (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services; or (iv) arising in connection with any attachment pursuant to a judgment, unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g)                                  Liens on property or assets of a Person existing at the time such Person is merged with or into or consolidated with Holdings or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of Holdings and its Restricted Subsidiaries other than the property or assets acquired;

(h)                                 Liens securing Debt of a Restricted Subsidiary owed to and held by Holdings or a Restricted Subsidiary thereof;

(i)                                     Liens securing Refinancing Indebtedness Incurred to Refinance Indebtedness that was previously so secured; provided that any such Lien is limited to (x) all or part of the same property that secures that Indebtedness being Refinanced, (y) after-acquired property that is required to be pledged pursuant to the agreement granting the Lien securing the Indebtedness being Refinanced as in effect on the date the Refinancing Indebtedness is Incurred and (z) proceeds and products thereof;

(j)                                    Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods incurred in the ordinary course of business;

(k)                                 Liens on the Capital Interests of an Unrestricted Subsidiary to secure Debt of an Unrestricted Subsidiary;

(l)                                     Liens to secure Capital Lease Obligations, Synthetic Lease Obligations and Purchase Money Debt permitted to be incurred pursuant to clause (j) of the definition of “Permitted Debt”; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capital Lease Obligation, Synthetic Lease Obligation or Purchase Money Debt;

(m)                             Liens in favor of the Issuer or any Guarantor;

(n)                                 Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(o)                                 Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(p)                                 Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of Holdings or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of Holdings and/or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of Holdings or any of its Restricted Subsidiaries in the ordinary course of business, (ii) in favor of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (iii) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (iv) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(q)                                 Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under the caption “— Events of Default”;

(r)                                    leases, subleases, licenses or sublicenses granted in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of Holdings and its Restricted Subsidiaries taken as a whole;

(s)                                   any interest of title of an owner of equipment or inventory on loan or consignment to Holdings or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement or similar filings regarding operating leases entered into by Holdings or any Restricted Subsidiary in the ordinary course of business;

(t)                                    deposits in the ordinary course of business to secure liability to insurance carriers;

(u)                                 Liens securing the Notes and the Note Guarantees;

(v)                                 Liens on the Capital Interests of a Receivable Subsidiary and accounts receivable and related assets described in the definition of Qualified Receivables Transaction, in each case, incurred in connection with a Qualified Receivables Transaction;

(w)                               Liens securing Hedging Obligations and obligations under Swap Contracts so long as such Hedging Obligations or obligations under such Swap Contracts are permitted to be Incurred under the Indenture;

(x)                                 options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, limited liability companies, partnerships and the like permitted to be made under the Indenture;

(y)                                 Liens attaching to earnest money deposits (or equivalent deposits otherwise named) made in connection with proposed acquisitions in an amount not to exceed $5.0 million;

(z)                                  (i) set-off rights not otherwise set forth in clause (r) above, or (ii) Liens arising in connection with repurchase agreements that constitute Investments;

(aa)                          Liens securing Debt of Foreign Restricted Subsidiaries on assets of Foreign Restricted Subsidiaries and Incurred pursuant to clause (p) of the definition of “Permitted Debt”;

(bb)                          Liens deemed to exist in connection with Investments in repurchase agreements that constitute Permitted Investments, provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(cc)                            Liens on assets directly related to a Sale and Leaseback Transaction to secure related Attributable Debt;

(dd)                          Liens representing the right of customers and suppliers to purchase or repurchase assets from Holdings or a Restricted Subsidiary under contracts entered into in the ordinary course of business; and

(ee)                            Liens not otherwise permitted under the Indenture in an aggregate amount not to exceed $200.0 million.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt

(i)                                     Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii)                                  that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and

in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary issued to Holdings or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.  The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by Holdings to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to Holdings (and the net proceeds of which are contributed to the capital of the Issuer) of at least $25.0 million, other than (x) any such public sale to an entity that is an Affiliate of Holdings and (y) any public offerings registered on Form S-8.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Holdings or any of its Restricted Subsidiaries pursuant to which Holdings or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by Holdings or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Holdings or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Issuer at the time Holdings or such Restricted Subsidiary enters into such transaction.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Holdings which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivable Subsidiary” means a Subsidiary of Holdings:

(1)                                 that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of Holdings and/or its Restricted Subsidiaries, including providing letters of credit on behalf of or for the benefit of Holdings and/or its Restricted Subsidiaries;

(2)                                 that is designated by the Board of Directors of Holdings as a Receivable Subsidiary pursuant to an Officers’ Certificate that is delivered to the Trustee;

(3)                                 that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with the covenant described under “— Certain Covenants — Limitation on Creation of Unrestricted Subsidiaries”;

(4)                                 no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by Holdings or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates Holdings or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or

                                                (c) subjects any asset of Holdings or any other Restricted Subsidiary of Holdings, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);

(5)                                 with which neither Holdings nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings in connection with a Qualified Receivables Transaction as determined in good faith by the Issuer, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Issuer and (c) any Purchase Money Note issued by such Receivable Subsidiary to Holdings or a Restricted Subsidiary or any letters of credit provided by such Receivable Subsidiary on behalf of or for the benefit of Holdings or any Restricted Subsidiary; and

(6)                                 with respect to which neither Holdings nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests.  Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require Holdings or a Restricted Subsidiary to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that Holdings or such Restricted Subsidiary may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Limitation on Restricted Payments.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Holdings and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinance” means, in respect of any Debt, to refinance, extend, renew, refund, replace, repay, prepay, purchase, redeem, defease or retire, or to issue other Debt in exchange or replacement for, such Debt.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by Holdings or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i)                                     the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being Refinanced, if such Debt was subordinated to the Notes;

(ii)                                  the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being Refinanced or (b) at least 91 days after the maturity date of the Notes;

(iii)                               the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being Refinanced;

(iv)                              such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount then outstanding under the Debt being Refinanced, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being Refinanced and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt; and

(v)                                 Debt of the Issuer or a Guarantor may not be used to Refinance any Debt of any Person that is not the Issuer or a Guarantor.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated the date of the Indenture, among the Issuer, the Guarantors and the Initial Purchasers and any similar agreement entered into in connection with any Additional Notes.

“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in a Permitted Business, provided that any assets received by Holdings or a Restricted Subsidiary in exchange for assets transferred by Holdings or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Payment” is defined to mean any of the following:

(a)                                 any dividend or other distribution declared and paid on the Capital Interests in Holdings or on the Capital Interests in any Restricted Subsidiary of Holdings that are held by, or declared and paid to, any Person other than Holdings or a Restricted Subsidiary of Holdings (other than

(i)                                     dividends, distributions or payments made solely in Qualified Capital Interests in Holdings and

(ii)                                  dividends or distributions payable to Holdings or a Restricted Subsidiary of Holdings or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(b)                                 any payment made by Holdings or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in Holdings (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by Holdings or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in Holdings);

(c)                                  any payment made by Holdings or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in Holdings) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of Holdings, the Issuer or any Subsidiary Guarantor that is subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to Holdings or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(d)                                 any Investment by Holdings or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e)                                  any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.  Unless otherwise indicated, when used herein the term “Restricted Subsidiary” shall refer to a Restricted Subsidiary of Holdings.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by Holdings or a Restricted Subsidiary and is thereafter leased back as a capital lease by Holdings or a Restricted Subsidiary.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.

“Sponsor” means Onex Partners LP, Onex Corporation and their respective Affiliates other than portfolio operating companies of any of the foregoing.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and other provisions of agreements entered into by Holdings or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Issuer, including Guarantees by Holdings or any Restricted Subsidiary of any of the foregoing obligations of Holdings or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon or principal thereof, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment is due and payable.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise indicated, when used herein the term “Subsidiary” shall refer to a Subsidiary of Holdings.

“Subsidiary Guarantor” means each Subsidiary of Holdings that is a Guarantor.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Lease Obligations” means any monetary obligation of a Person under (i) a so-called synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any bankruptcy or insolvency laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                                                “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2017; provided, however, that if the period from the redemption date to March 15, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

We will initially issue the Exchange Notes in the form of one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”).  The Global Notes will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co.  as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate between DTC and the trustee.  Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.  You may hold your beneficial interests in a Global Note directly through DTC if you have an account with DTC or indirectly through organizations which have accounts with DTC.  Beneficial interest in a Global Note may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.  All interests in a Global Note may be subject to the procedures and requirements of DTC.

Exchange Among the Global Notes

Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest on another Global Note will, upon transfer, cease to be an interest in such Global Notes and become an interest on the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience.  These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time.  We do not take any responsibility for these operations or procedures, and investors are urged to contact the system or its participants directly to discuss these matters.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities of institutions that have accounts with the DTC (collectively, the “participants”) and to facilitate the clearance and settlement of securities transactions amongst its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  Participants include securities brokers and dealers (including the initial purchasers under the purchase agreement), banks, trust companies, clearing corporations and certain other organizations.  Indirect access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the “indirect participants”) that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.  Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that pursuant to procedures established by DTC, upon the deposit of a Global Note with DTC, DTC will credit, on its book-entry registration and transfer system, the amount represented by such Global Note to the accounts of participants.  The accounts to be credited shall be designated by the purchasers.  Ownership of beneficial interests in a Global Note will be limited to participants or persons that may hold interests through participants.  Ownership of beneficial interests in a Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participant’s interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.  Accordingly, the ability to transfer interests in the Exchange Notes represented by a Global Note to such persons may be limited.  In addition, because DTC can act on behalf of its participants, who in turn act on behalf of persons who hold interest through participants, the ability of a person having an interest in Exchange Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC, or its nominee, is the registered holder and owner of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole legal owner and holder of the Exchange Notes evidenced by the Global Note for all purposes under the indenture.  Except as set forth below, as an owner of a beneficial interest in a Global Note, you will not be entitled to have the Exchange Note represented by such Global Note registered in your name, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered to be the owner or holder thereof under the indenture for any purpose, including with respect to giving direction, instruction or approval to the Trustee thereunder.  Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a participant or indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of Exchange Notes under the indenture or such Global Note.  We understand that under existing industry practice, in the event an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.  Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Exchange Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

We will make payments of principal of, premium, if any, and interest on Exchange Notes represented by a Global Note registered in the name of and held by DTC or its nominee on the applicable record date to or at the direction of DTC or its nominee, as the case may be, as the registered owner and holder of the Global Notes representing such Exchange Notes under the indenture.  Under the terms of the indenture, we and the trustee may treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever.  We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Exchange Notes will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Exchange Notes, as shown on the records of DTC or its nominee.  We also expect that payments by participants or indirect participants to owners of beneficial interests in a Global Note held through such participants or indirect participants be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants.  We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for other aspects of the relationship between DTC and its participants or indirect participants or the participants or indirect participants and the owners of beneficial interests in a Global Note owning through such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

Certificated Notes

Subject to certain conditions, the Exchange Notes represented by the Global Note are exchangeable for Certificated Notes in definitive form of like tenor only if:

•                                          DTC notifies us that it is unwilling or unable to continue to act as a depositary or DTC ceases to be a clearing agency registered under the Exchange Act for the Global Notes and, in either case, a qualified successor depositary for the Global Notes is not appointed within 90 days of such notice or cessation;

•                                          we, in our discretion, at any time notify the trustee that we elect to cause the issuance of the Certificated Notes in exchange for all or any part of the notes represented by a Global Note of Global Notes; or

•                                          a default entitling the holders of the notes to accelerate the maturity thereof has occurred and is continuing and the registrar has received a request from DTC.

In the event of any of the foregoing, DTC shall surrender such Global Note or Global Notes to the trustee for cancellation and we shall execute, and the trustee shall authenticate and deliver, Certificated Notes in exchange for such Global Note or Global Notes.  Upon any such issuance, the trustee is required to register such Certificate Notes in the name of such person or persons (or nominees of any thereof) and cause the same to be delivered thereto.

Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Exchange Notes to be issued).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary of U.S. federal income tax considerations set forth in this prospectus is not intended or written to be legal or tax advice to any person, and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any tax-related penalties that may be imposed on such person.  Each person considering an investment in the Exchange Notes should seek advice based on such person’s particular circumstances from an independent tax advisor.

The following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of the notes and, where applicable, specifically the Exchange Notes.  This summary is based upon provisions of the Internal Revenue Code of 1986, or the Code, applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income tax consequences different from those discussed below.  Except where noted, this summary deals only with a note held as a capital asset by a beneficial owner who purchased the note on original issuance at the first price at which a substantial portion of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price” or an Exchange Note received in an exchange for such note.  This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as tax consequences to:

•                                          dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•                                          persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•                                          U.S. holders, as defined below, whose functional currency is not the U.S. dollar;

•                                          certain former citizens or residents of the United States;

•                                          taxpayers subject to the alternative minimum tax; or

•                                          tax exempt organizations.

Moreover, this discussion does not address any non-U.S. federal income tax consequences, including any state, local or foreign tax, or any estate or gift tax.  If you are considering exchanging your outstanding Original Notes for the Exchange Notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

•                                          In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

•                                          an individual citizen or resident of the United States;

•                                          a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•                                          an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•                                          a trust, if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership.  If you are a partner in a partnership holding the notes, you should consult your tax advisors.

We use the term “non-U.S. holder” to describe a beneficial owner of notes (other than a partnership) that is not a U.S. holder.  Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Inclusion of Interest.  Stated interest with respect to the Exchange Notes will generally be taxable to a U.S. holder as ordinary income when accrued or received in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Additional Interest.  If we fail to comply with specified obligations under the registration rights agreement, that non-compliance may result in the payment of additional interest in the manner described under “The Exchange Offer.” We intend to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting.  This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments will be made is a remote or incidental contingency, within the meaning of applicable Treasury Regulations.  If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of the issuance of the notes and to treat as ordinary income, rather than capital gain, any gain recognized on a sale or exchange of a note.  Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Sale, Redemption or Other Taxable Disposition of Notes.  A U.S. holder will generally recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid stated interest, which will be taxed as interest income to the extent not previously so taxed) upon such sale, redemption or other taxable disposition and such U.S. holder’s adjusted tax basis in the note.  A U.S. holder’s tax basis in an Exchange Note will generally be equal to the amount that such U.S. holder paid for the Original Note exchanged therefor.  Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss.  The capital gain or loss will be long-term capital gain or loss if, at the time of the sale, redemption or other taxable disposition of the note, the U.S. holder’s holding period in the note is more than one year.  Long-term capital gain recognized by a noncorporate U.S. holder generally is subject to reduced rate of taxation.  A U.S. holder’s ability to deduct capital losses may be limited.

Exchange Offer.  The exchange of the Original Notes for registered Exchange Notes pursuant to the exchange offer should not constitute a significant modification of the terms of the notes and therefore should not constitute a taxable event for U.S. federal income tax purposes.  Accordingly, the exchange should have no U.S. federal income tax consequences to a U.S. holder, the U.S. holder’s holding period and adjusted tax basis for a note should not be affected, and the U.S. holder should continue to take into account income in respect of a note in the same manner as before the exchange.

3.8% Medicare Tax on “Net Investment Income”.  Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include interest payments and any gain realized with respect to the notes, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  Such holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Information reporting and backup withholding.  Information reporting requirements generally will apply to interest on the notes (including any OID) and the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation).  A backup withholding tax will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest income.  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest.  Generally, interest income of a non-U.S. holder with respect to the notes that is not effectively connected with a trade or business in the United States will not be subject to U.S. income or withholding tax, provided that:

•                                          the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•                                          the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

•                                          the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•                                          either (1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to U.S. federal withholding tax at a rate of 30%, unless the non-U.S. holder provides us with a properly executed IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, then the non-U.S. holder will be exempt from the 30% withholding tax, provided the non-U.S. holder provides us with a properly executed IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.  However, such non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder unless an applicable income tax treaty provides otherwise.  In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Sale, Redemption or Other Taxable Disposition of Notes.  Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

•                                          the gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (or, if an income tax treaty applies, is attributable to a permanent establishment in the United States); or

•                                          the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

                                                Gain described in the first bullet point above that is recognized by a non-U.S. holder that is an individual will be subject to tax under regular graduated U.S. federal income tax rates and in the same manner as if the non-U.S. holder were a U.S. holder.  In addition, gains described in the first bullet point above that is recognized by a non-U.S. holder that is a foreign corporation may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty).  If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

Exchange Offer.  The exchange of the Original Notes for registered Exchange Notes pursuant to the exchange offer should not constitute a significant modification of the terms of the notes and therefore should not constitute a taxable event for U.S. federal income tax purposes.  Accordingly, the exchange should have no U.S. federal income tax consequences to a non-U.S. holder, the non-U.S. holder’s holding period and adjusted tax basis for a note should not be affected, and the non-U.S. holder should continue to take into account income in respect of a note in the same manner as before the exchange.

Information Reporting and Backup Withholding.  Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest to non-U.S. holders and the amount of tax, if any, withheld with respect to those amounts.  Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement on IRS Form W-8BEN or W-8ECI (or other applicable form) has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.  In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption.  Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

FATCA.  Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act and recently issued Treasury Regulations and published administrative guidance, a 30% withholding tax generally is imposed on certain payments, including U.S.-source interest paid on or after July 1, 2014, and gross proceeds from the disposition on or after January 1, 2017 of debt obligations that give rise to U.S.-source interest, made to “foreign financial institutions” and certain other non-U.S. financial entities (including in certain instances where such institutions or entities are acting as intermediaries) if such institutions or entities fail to comply with the requirements of FATCA.

Recently issued Treasury Regulations and administrative guidance provide that debt obligations issued before July 1, 2014 will not be subject to FATCA, unless such debt obligations are subject to a significant modification on or after July 1, 2014.  Accordingly, FATCA withholding obligations will not apply to payments on the notes, or the gross proceeds from a sale or other disposition of the notes, unless there is a significant modification of the notes on or after July 1, 2014.  Prospective investors should consult their own tax advisors regarding the applicability of FATCA and related administrative guidance to an investment in the notes.

PLAN OF DISTRIBUTION

If you want to participate in the exchange offer, you must represent, among other things, that:

•                                          any Exchange Notes to be received by you will be acquired in the ordinary course of your business;

•                                          you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•                                          you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of us or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable; and

•                                          you are not acting on behalf of any person who could not truthfully make the foregoing representations.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters issued to third parties not related to us referred to above under “The Exchange Offer — Terms of the Exchange Offer” and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the Exchange Notes.  Each broker-dealer that holds Original Notes that are Transfer Restricted Securities (as defined in the registration rights agreement) and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from us) may exchange such Original Notes for Exchange Notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer to satisfy such prospectus delivery requirement.  We have agreed in the registration rights agreement to use our commercially reasonable efforts to keep the exchange offer registration statement of which this prospectus forms a part continuously effective, supplemented and amended as required by the registration rights agreement to the extent necessary to ensure that it is available for resales of the Original Notes acquired by broker-dealers for their own accounts, if requested by one or more broker-dealers, as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of the registration rights agreement, the Securities Act and the policies, rules and regulations of the SEC as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the exchange offer registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus with respect to the Transfer Restricted Securities in connection with market-making or other trading activities.

We will not receive any proceeds from any sale of Exchange Notes.  Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes.  Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

During the 180-day (or shorter as provided in the second paragraph of this section) period, we will promptly provide sufficient copies of this prospectus and any amendment of the exchange offer supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel designated by a majority of the holders of the notes) other than discounts, commissions or transfer taxes of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

Spirit Holdings is subject to the informational requirements of the Exchange Act and files reports and other information with the SEC.

You may read and copy this information at the Public Reference Room of the SEC, 100 F Street N.E., Washington, D.C.  20549.  For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330.  The SEC also maintains a website that contains reports and other information about issuers who file electronically with the SEC.  The Internet address of the site is http://www.sec.gov.  Some, but not all, of Spirit Holdings’ publicly filed information is available through the SEC’s web site.  You may also obtain certain of these documents at Spirit Holdings’ website at www.spiritaero.com.  We are not incorporating the contents of the websites of the SEC, Spirit Holdings or any other person into this document.  We are only providing information about how you may obtain certain documents that are incorporated into this document by reference at these websites.

This prospectus forms part of the registration statement filed by Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., Spirit AeroSystems Finance, Inc., Spirit AeroSystems International Holdings, Inc., Spirit AeroSystems Investco, LLC, Spirit AeroSystems North Carolina, Inc., Spirit Defense, Inc.  and Spirit AeroSystems Operations International, Inc.  with the SEC under the Securities Act.  This prospectus, which constitutes a part of the registration statement on Form S-4, does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  We are referring you to the registration statement and to the exhibits for further information with respect to us and the Exchange Notes.  The statements contained in this prospectus concerning the provisions of any document are not necessarily complete, and, in each instance, we refer you to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC.  Each such statement is qualified in its entirety by such reference.

LEGAL MATTERS

Certain legal matters in connection with the notes and the guarantees have been passed upon for Spirit and the guarantors by Kaye Scholer LLP, 425 Park Avenue, New York, New York 10022.  Certain legal matters relating to the laws of the State of North Carolina have been passed upon for Spirit AeroSystems North Carolina, Inc. by McGuireWoods LLP, 201 North Tryon Street, Suite 3000, Charlotte, North Carolina 28202.

EXPERTS

The consolidated financial statements, the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Spirit AeroSystems Holdings, Inc.  for the year ended December 31, 2013 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

We have not authorized any dealer or salesperson or other person to give any information or represent anything not contained in this prospectus.  You must not rely on any unauthorized information.  This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.  The information in this prospectus is current only as of the date of this prospectus unless the information specifically indicates that another date applies.

Until         , 2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

OFFER TO EXCHANGE
$300,000,000 OF 5 ¼% SENIOR NOTES DUE 2022
FOR
$300,000,000 OF 5 ¼% SENIOR NOTES DUE 2022
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

PROSPECTUS

, 2014

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following applies to Spirit AeroSystems, Inc.  and Spirit AeroSystems Holdings, Inc.

General Corporation Law of the State of Delaware

Spirit and Spirit Holdings are incorporated under the laws, as amended, of the State of Delaware.  Under Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses, including attorneys’ fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity.  The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.  In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication.  Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Certificate of Incorporation and By-Laws

Each of Spirit’s and Spirit Holdings’ certificate of incorporation provides that none of its directors shall be personally liable for breach of fiduciary duty as a director, except that such director may be liable for (i) any breach of the director’s duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) the payment of unlawful dividends and unlawful repurchase or redemption of capital stock prohibited by the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.  Any repeal or modification of that provision shall not adversely affect any right or protection, or any limitation of the liability of, any of Spirit Holdings’ and Spirit’s directors existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.  Each of Spirit Holdings’ and Spirit’s certificate of incorporation and by-laws provide for the indemnification of their directors and officers to the fullest extent permitted by the DGCL.

Indemnification Agreements

Additionally, Spirit Holdings and Spirit have entered into indemnification agreements with certain of their directors and officers which may, in certain cases, be broader than the specific indemnification provisions contained in their certificate of incorporation and by-laws.  The indemnification agreements may require such registrant among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors, officers or employees of such registrant and to advance the expenses incurred by such parties as a result of any threatened claims or proceedings brought against them as to which they could be indemnified.

Liability Insurance

Spirit Holdings’ and Spirit’s directors and officers are covered by insurance policies maintained by each of them against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act or the Exchange Act.

The following applies to Spirit AeroSystems Finance, Inc., Spirit AeroSystems International Holdings, Inc., Spirit Defense, Inc.  and Spirit AeroSystems Operations International, Inc.

General Corporation Law of the State of Delaware

Each of Spirit AeroSystems Finance, Inc., Spirit AeroSystems International Holdings, Inc., Spirit Defense, Inc.  and Spirit AeroSystems Operations International, Inc.  is incorporated under the laws, as amended, of the State of Delaware.  Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses, including attorneys’ fees, as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity.  The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful.  In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication.  Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Certificate of Incorporation and By-Laws

Each of Spirit AeroSystems Finance, Inc.’s, Spirit AeroSystems International Holdings, Inc.’s and Spirit Defense, Inc.’s certificate of incorporation provides that none of its directors shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission, except that such director may be liable for (i) any breach of the director’s duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.  Spirit AeroSystems Finance, Inc.’s certificate of incorporation provides for the indemnification of its directors to the fullest extent permitted by the DGCL.  Spirit AeroSystems International Holdings, Inc.’s certificate of incorporation provides for the indemnification of its directors and officers to the fullest extent permitted by the DGCL.  Spirit Defense, Inc.’s certificate of incorporation provides for the indemnification of its directors to the fullest extent permitted by applicable law.  Spirit AeroSystems Operations International, Inc.’s by-laws provide for the indemnification of its directors, officers and employees to the fullest extent permitted by the DGCL.

The following applies to Spirit AeroSystems Investco, LLC

Spirit AeroSystems Investco, LLC is a limited liability company organized under the laws of the State of Delaware.  Section 18-108 of the Delaware Limited Liability Company Act (“DE LLC Act”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.  However, to the extent that the limited liability company agreement seeks to restrict or limit the liabilities of such person, Section 18-1101 of the DE LLC Act prohibits it from eliminating liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.  Consistent with such provisions, the operating agreement of Spirit AeroSystems Investco, LLC provides any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, then is, or was its manager, member, employee or agent, or then serves or has served on its behalf in any capacity at its request, shall be indemnified by Spirit AeroSystems Investco, LLC against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the DE LLC Act.

The following applies to Spirit AeroSystems North Carolina, Inc.

North Carolina Business Corporation Act.  Chapter 55 of the North Carolina Business Corporation Act (“NCBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in a proceeding if (i) the individual’s conduct was in good faith, (2) the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests and (3) in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful.  Unless limited by its articles of incorporation, a corporation must indemnify a director against reasonable expenses incurred by the director if the director was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation.  A corporation may advance or reimburse reasonable expenses incurred by a person entitled to indemnification, in advance of final disposition, if the individual furnishes the corporation a written undertaking to repay the advance unless it is ultimately determined that the person is entitled to indemnification.  Unless the director has been successful in the defense of a proceeding, a corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth under the law.  Under the NCBCA, a corporation’s officers, unless the corporation’s articles of incorporation provide otherwise, may be indemnified to the same extent as directors.  Spirit AeroSystems North Carolina, Inc.’s articles of organization and by-laws do not contain any provisions with respect to indemnification.

See Item 22 of this registration statement regarding the position of the SEC on indemnification.

The above discussion of any of the charter and other formation documents of any of the registrants are not intended to be exhaustive and are qualified in their entirety by the respective charter and formation documents.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

21(a).  Exhibits

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-4, including those incorporated by reference:

Exhibit Num	Description of Exhibit	If Incorporated by Reference, Document with Which Exhibit was Previously
2.1	Asset Purchase Agreement, dated as of February 22, 2005, between Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.) and The Boeing Company	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 2.1

2.2	First Amendment to Asset Purchase Agreement, dated June 15, 2005, between Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.) and The Boeing Company	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 2.2

3.1	Amended and Restated Certificate of Incorporation of Spirit AeroSystems Holdings, Inc.	Annual Report on Form 10-K (File No. 001-33160), filed February 20, 2009, Exhibit 3.1

3.2	Certificate of Amendment to Certificate of Incorporation of Spirit AeroSystems, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.2

3.3	Certificate of Amendment to Certificate of Incorporation of Spirit AeroSystems, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.3

3.4	Second Amended and Restated By-Laws of Spirit AeroSystems, Inc.	Registration Statement on Form S-4 (File No. 333-171116-07), filed December 10, 2010, Exhibit 3.4

3.5	Amended and Restated Certificate of Incorporation of Spirit AeroSystems Holdings, Inc.	Annual Report on Form 10-K (File No. 001-00566), filed February 20, 2009, Exhibit 3.1

3.6	Third Amended and Restated By-Laws of Spirit AeroSystems Holdings, Inc.	Quarterly Report on Form 10-Q (File No. 001-33160), filed May 6, 2010, Exhibit 3.1

3.7	Certificate of Incorporation of Spirit AeroSystems Finance, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.7

Exhibit Num	Description of Exhibit	If Incorporated by Reference, Document with Which Exhibit was Previously
3.8	Certificate of Amendment to Certificate of Incorporation of Spirit AeroSystems Finance, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.8

3.9	By-Laws of Spirit AeroSystems Finance, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.9

3.10	Certificate of Incorporation of Spirit AeroSystems International Holdings, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.10

3.11	By-Laws of Spirit AeroSystems International Holdings, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.11

3.12	Certificate of Incorporation of Spirit AeroSystems Operations International, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.12

3.13	By-Laws of Spirit AeroSystems Operations International, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.13

3.14	Certificate of Incorporation of Spirit AeroSystems North Carolina, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.14

3.15	By-Laws of Spirit AeroSystems North Carolina, Inc.	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.15

3.16	Certificate of Formation of Spirit AeroSystems Investco, LLC	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.16

3.17	Operating Agreement of Spirit AeroSystems Investco, LLC	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.17

3.18	First Amendment to Operating Agreement of Spirit AeroSystems Investco, LLC	Registration Statement on Form S-4 (File No. 333-163334), filed November 25, 2009, Exhibit 3.18

3.19	Certificate of Incorporation of Spirit Defense, Inc.	Registration Statement on Form S-4 (File No. 333-171116-07), filed December 10, 2010, Exhibit 3.19

3.20	By-laws of Spirit Defense, Inc.	Registration Statement on Form S-4 (File No. 333-171116-07), filed December 10, 2010, Exhibit 3.20

4.1	Indenture dated as of September 30, 2009, governing the 7 1/2% Senior Notes due 2017, by and among Spirit, the guarantors identified therein and The Bank of New York Mellon Trust Company, N.A.	Current Report on Form 8-K (File No. 001-33160), filed October 1, 2009, Exhibit 4.1

4.2	Form of 7 1/2% Senior Note due 2017	Current Report on Form 8-K (File No. 001-33160), filed October 1, 2009, included as Exhibit A to Exhibit 4.1

4.3

Registration Rights Agreement, dated as of September 30, 2009, among Spirit, the guarantors identified therein, Banc of America Securities LLC and the other initial purchasers of the Notes named therein

Current Report on Form 8-K (File No. 001-33160), filed October 1, 2009, Exhibit 4.3

4.4	Registration Agreement, dated June 16, 2005, among Spirit AeroSystems Holdings, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.) and the persons listed on Schedule A thereto	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 4.4

4.5	Supplemental Indenture, dated as of August 11, 2010	Quarterly Report on Form 10-Q (File No. 001-33160), filed November 5, 2010, Exhibit 4.1

4.6	Indenture dated as of November 18, 2010, governing the 6 ¾ Senior Notes due 2020, by and among Spirit, the guarantors identified therein and the Bank of New York Mellon Trust Company, N.A.	Current Report on Form 8-K (File No. 001-33160), filed November 18, 2010, Exhibit 4.1

4.7	Form of 6¾ Senior Note due 2020	Current Report on Form 8-K (File No. 001-33160), filed November 18, 2010, Exhibit 4.2

4.8

Registration Rights Agreement, dated as of November 18, 2010, among Spirit, the guarantors identified therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of itself and as representative of the several initial purchasers of the Notes named therein

Current Report on Form 8-K (File No. 001-33160), filed November 18, 2010, Exhibit 4.3

4.9	Supplemental Indenture, dated as of March 17, 2014	Current Report on Form 8-K (File No. 001-33160), filed March 21, 2014, Exhibit 4.1

4.10	Indenture dated as of March 18, 2014, governing the 5 ¼ Senior Notes due 2022, by and among Spirit, the guarantors identified therein and the Bank of New York Mellon Trust Company, N.A.	Current Report on Form 8-K (File No. 001-33160), filed March 21, 2014, Exhibit 4.2

4.11	Form of 5 ¼% Senior Note due 2022	Current Report on Form 8-K (File No. 001-33160), filed March 21, 2014, Exhibit 4.3 (included as Exhibit A to Exhibit 4.2)

Exhibit Num	Description of Exhibit	If Incorporated by Reference, Document with Which Exhibit was Previously
4.12

Registration Rights Agreement, dated as of March 18, 2014, among Spirit, the guarantors identified therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of itself and as representative of the several initial purchasers of the Notes named therein

Current Report on Form 8-K (File No. 001-33160), filed March 21, 2014, Exhibit 4.4

5.1	Opinion of Kaye Scholer LLP with respect to Spirit AeroSystems, Inc. and the guarantors	*

5.2	Opinion of McGuireWoods LLP with respect to Spirit AeroSystems North Carolina, Inc.	*

10.1	Employment Agreement, dated June 16, 2005, between Jeffrey L. Turner and Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.)	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.1

10.2	Amendment to Employment Agreement between Spirit AeroSystems, Inc. and Jeffrey L. Turner dated December 31, 2008	Current Report on Form 8-K (File No. 001-33160), filed January 6, 2009, Exhibit 10.1.1

10.3	Employment Agreement, dated August 3, 2005, between Ulrich Schmidt and Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.)	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.2

10.4	Amendment to Employment Agreement between Spirit AeroSystems, Inc. and Ulrich Schmidt dated December 31, 2008	Current Report on Form 8-K (File No. 001-33160), filed January 6, 2009, Exhibit 10.2.1

10.5	Employment Agreement, dated September 13, 2005, between Spirit AeroSystems, Inc. and H. David Walker	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.3

10.6	Employment Agreement, dated December 28, 2005, between Spirit AeroSystems, Inc. and John Lewelling	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.4

10.7	Employment Agreement, dated March 20, 2006, between Spirit AeroSystems (Europe) Limited and Neil McManus	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.6

10.8	Employment Agreement between Spirit AeroSystems, Inc. and Jonathan A. Greenberg dated April 14, 2008	Quarterly Report on Form 10-Q (File No. 001-33160), filed August 1, 2008, Exhibit 10.1

10.9	Employment Agreement between Spirit AeroSystems, Inc. and Philip D. Anderson, dated February 12, 2010	Current Report on Form 8-K (File No. 001-33160), filed February 17, 2010, Exhibit 10.1

10.11	Spirit AeroSystems Holdings, Inc. Amended and Restated Executive Incentive Plan	Quarterly Report on Form 10-Q (File No. 001-33160), filed October 31, 2008, Exhibit 10.1

10.12	Amendment to the Spirit AeroSystems Holdings, Inc. Amended and Restated Executive Incentive Plan	Quarterly Report on Form 10-Q (File No. 001-33160), filed May 6, 2010, Exhibit 10.7

10.13	Spirit AeroSystems Holdings, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.) Supplemental Executive Retirement Plan	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.8

10.14	Amendment to Spirit AeroSystems Holdings, Inc. Supplemental Executive Retirement Plan, dated July 30, 2007	Registration Statement on Form S-8 (File No. 333-146112), filed September 17, 2007, Exhibit 10.2

10.16	Spirit AeroSystems Holdings, Inc. Second Amended and Restated Short-Term Incentive Plan	Quarterly Report on Form 10-Q (File No. 001-33160), filed August 5, 2011, Exhibit 10.3

10.16	Spirit AeroSystems Holdings, Inc. Fourth Amended and Restated Long-Term Incentive Plan	Quarterly Report on Form 10-Q (File No. 001-33160), filed August 5, 2011, Exhibit 10.4

10.17	Spirit AeroSystems Holdings, Inc. Cash Incentive Plan	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.11

10.18	Spirit AeroSystems Holdings, Inc. Union Equity Participation Program	Amendment No. 2 to Registration Statement on Form S-1/A (File No. 333-135486), filed October 30, 2006, Exhibit 10.12

10.19	Spirit AeroSystems Holdings, Inc. Second Amended and Restated Director Stock Plan	Registration Statement on Form S-8 (File No. 333-150402), filed April 23, 2008, Exhibit 10.1

10.20	Form of Indemnification Agreement	Amendment No. 1 to Registration Statement on Form S-1/A (File No. 333-135486), filed August 29, 2006, Exhibit 10.14

10.21

Security Agreement, dated as of June 16, 2005, made by and among Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.), Spirit AeroSystems Holdings, Inc. (f/k/a Mid-Western Aircraft Systems Holdings, Inc.), Onex Wind Finance LP, 3101447 Nova Scotia Company, Onex Wind Finance LLC and Citicorp North America, Inc., as collateral agent

Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.20

10.22	Security Agreement, dated as of June 16, 2005, made by and among Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.),	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.22

Exhibit Num	Description of Exhibit	If Incorporated by Reference, Document with Which Exhibit was Previously

Spirit AeroSystems Holdings, Inc. (f/k/a Mid-Western Aircraft Systems Holdings, Inc.), Spirit AeroSystems Finance, Inc. (f/k/a Mid-Western Aircraft Finance, Inc.), Onex Wind Finance LP, 3101447 Nova Scotia Company, Onex Wind Finance LLC and The Boeing Company, as agent

10.23	Special Business Provisions (Sustaining), dated as of June 16, 2005, between The Boeing Company and Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.)	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.23

10.24	General Terms Agreement (Sustaining and others), dated as of June 16, 2005, between The Boeing Company and Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.)	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.24

10.25	Hardware Material Services General Terms Agreement, dated as of June 16, 2005, between The Boeing Company and Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.)	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.25

10.26	Ancillary Know-How Supplemental License Agreement, dated as of June 16, 2005, between The Boeing Company and Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.)	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.26

10.27	Sublease Agreement, dated as of June 16, 2005, among The Boeing Company, Boeing IRB Asset Trust and Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc)	Registration Statement on Form S-1 (File No. 333-135486), filed June 30, 2006, Exhibit 10.27

10.28

Second Amended and Restated Credit Agreement by and among Spirit AeroSystems, Inc. (f/k/a Mid-Western Aircraft Systems, Inc.), the guarantor party thereto, Citicorp North America, Inc. and the other lenders party thereto

Current Report on Form 8-K (File No. 001-33160), filed December 1, 2006, Exhibit 10.2

10.29	Amendment No. 1 to Second Amended and Restated Credit Agreement	Current Report on Form 8-K (File No. 001-33160), filed March 19, 2008 Exhibit 10.1

10.30	Inducement Agreement between Spirit AeroSystems, Inc. and The North Carolina Global TransPark Authority dated May 14, 2008	Quarterly Report on Form 10-Q (File No. 001-33160), filed August 1, 2008, Exhibit 10.2

10.31	Lease Agreement between Spirit AeroSystems, Inc. and The North Carolina Global TransPark Authority dated May 14, 2008	Quarterly Report on Form 10-Q (File No. 001-33160), filed August 1, 2008, Exhibit 10.3

10.32	Construction Agency Agreement between Spirit AeroSystems, Inc. and The North Carolina Global TransPark Authority dated May 14, 2008	Quarterly Report on Form 10-Q (File No. 001-33160), filed August 1, 2008, Exhibit 10.4

10.33	Amendment No. 2, dated June 8, 2009, to Second Amended and Restated Credit Agreement	Current Report on Form 8-K (File No. 001-33160), filed June 10, 2009, Exhibit 10.1

10.34	Amendment No. 3, dated as of October 15, 2010, to Second Amended and Restated Credit Agreement	Current Report on Form 8-K (File No. 001-33160), filed October 20, 2010, Exhibit 10.1

10.35	Spirit AeroSystems Holdings, Inc. Amended and Restated Deferred Compensation Plan, As Amended	Quarterly Report on Form 10-Q (File No. 001-33160), filed May 6, 2011, Exhibit 10.34

10.36	Employment Agreement between Spirit AeroSystems, Inc. and David Coleal, effective as of July 14, 2011	Quarterly Report on Form 10-Q (File No. 001-33160), filed November 4, 2011, Exhibit 10.1

10.37	Credit Agreement, dated as of April 18, 2012, among Spirit AeroSystems, Inc., the other guarantors party thereto, Bank of America, N.A. and the other agents and lenders party thereto	Quarterly Report on Form 10-Q (File No. 001-33160), filed August 7, 2012, Exhibit 10.1

10.38

Amendment No. 1, dated as of October 26, 2012, to Credit Agreement dated as of April 18, 2012 among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., the other guarantors party thereto, Bank of America, N.A. and the other agents and lenders party thereto

Current Report on Form 8-K (File No. 001-33160), filed October 30, 2012, Exhibit 10.1

10.39

Amendment No. 2, dated as of August 2, 2013, to Credit Agreement dated as of April 18, 2012 among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., the other guarantors party thereto, Bank of America, N.A. and the other agents and lenders party thereto

Annual Report on Form 10-K (File No. 001-33160), filed February 19, 2014, Exhibit 10.31

10.40

Amendment No. 3, dated as of March 18, 2014, to Credit Agreement dated as of April 18, 2012 among Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc., the other guarantors party thereto, Bank of America, N.A. and the other agents and lenders party thereto

Current Report on Form 8-K (File No. 001-33160), filed March 21, 2014, Exhibit 10.1

10.41	Amended and Restated Employment Agreement, between Spirit AeroSystems, Inc. and Jon Lammers, effective as of July 24, 2012	Quarterly Report on Form 10-Q (File No. 001-33160), filed November 5, 2012, Exhibit 10.1

10.42	Amendment No. 2, dated March 4, 2011, to General Terms Agreement (Sustaining and Others) between The Boeing Company and Spirit	Quarterly Report on Form 10-Q (File No. 001-33160), filed

Exhibit Num	Description of Exhibit	If Incorporated by Reference, Document with Which Exhibit was Previously
	AeroSystems, Inc.	November 5, 2012, Exhibit 10.2

10.43	Memorandum of Agreement, between The Boeing Company and Spirit AeroSystems, Inc., made as of March 9, 2012, amending Special Business Provisions (Sustaining)	Quarterly Report on Form 10-Q (File No. 001-33160), filed November 5, 2012, Exhibit 10.4

10.44	Employment Agreement between Spirit AeroSystems, Inc. and Larry A. Lawson, effective as of March 18, 2013	Current Report on Form 8-K (File No. 001-33160), filed March 22, 2013, Exhibit 10.1

10.45	Retirement and Consulting Agreement and General Release between Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc. and Jeffrey L. Turner, effective as of May 2, 2013	Current Report on Form 8-K (File No. 001-33160), filed May 6, 2013, Exhibit 10.1

10.46	Retirement and Consulting Agreement and General Release between Spirit AeroSystems, Inc., Spirit AeroSystems Holdings, Inc. and Michael G. King, effective as of June 18, 2013	Current Report on Form 8-K (File No. 001-33160), filed June 24, 2013, Exhibit 10.1

10.47	Employment Agreement between Spirit AeroSystems, Inc. and Sanjay Kapoor, effective as of August 23, 2013	Current Report on Form 8-K (File No. 001-33160), filed August 26, 2013, Exhibit 10.1

10.48	Employment Agreement between Spirit AeroSystems, Inc. and Heidi Wood, effective as of July 15, 2013	Annual Report on Form 10-K (File No. 001-33160), filed February 19, 2014, Exhibit 10.40

10.49	Amendment to Employment Agreement between Spirit AeroSystems, Inc. and Heidi Wood, effective as of July 15, 2013	Annual Report on Form 10-K (File No. 001-33160), filed February 19, 2014, Exhibit 10.41

10.50	Form of Executive Compensation Letter	Annual Report on Form 10-K (File No. 001-33160), filed February 19, 2014, Exhibit 10.42

10.51	Employment Agreement between Spirit AeroSystems, Inc. and Samantha Marnick, effective as of February 22, 2006 and annual Executive Compensation Letter, dated May 3, 2013	Quarterly Report on Form 10-Q (File No. 001-33160), filed May 2, 2014, Exhibit 10.1

10.52	2014 Omnibus Incentive Plan	Registration Statement on Form S-8 (File No. 333-195790), filed May 8, 2014, Exhibit 10.1

12.1	Ratio of Earnings to Fixed Charges of Spirit AeroSystems Holdings, Inc.	*

21.1	Subsidiaries of Spirit AeroSystems Holdings, Inc.	Annual Report on Form 10-K (File No. 001-33160), filed February 19, 2014, Exhibit 21.1

23.1	Consent of PricewaterhouseCoopers LLP regarding Spirit AeroSystems Holdings, Inc.	*

23.2	Consent of Kaye Scholer LLP with respect to Spirit AeroSystems, Inc. and the guarantors (included in Exhibit 5.1)	*

23.3	Consent of McGuire Woods LLP with respect to Spirit AeroSystems North Carolina, Inc. (included in Exhibit 5.2)	*

24.1	Power of Attorney (included on signature pages to this Registration Statement)	*

25.1	Statement of Eligibility of the Trustee on Form T-1 under the Trust Indenture Act of 1939	*

99.1	Form of Letter of Transmittal	*

99.2	Form of Notice of Guaranteed Delivery	*

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees	*

99.4	Form of Letter to Clients	*

*            Filed herewith.

ITEM 22.  UNDERTAKINGS

(a)                                 The undersigned registrants hereby undertake:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)                                 That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6)                                 The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)                                 The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.  This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)                                 The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 23rd day of July, 2014.

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Sanjay Kapoor
Name: Sanjay Kapoor
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Sanjay Kapoor and Jon D. Lammers or either one of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry Lawson	President, Chief Executive Officer and	July 23, 2014
Larry Lawson	Director (Principal Executive Officer)

/s/ Sanjay Kapoor	Senior Vice President, Chief Financial	July 23, 2014
Sanjay Kapoor	Officer (Principal Financial Officer)

/s/ Mark Suchinski	Vice President, Corporate Controller	July 23, 2014
Mark Suchinski	(Principal Accounting Officer)

/s/ Ivor Evans	Director	July 23, 2014
Ivor Evans

/s/ Christopher Kubasik	Director	July 23, 2014
Christopher Kubasik

/s/ Francis Raborn	Director	July 23, 2014
Francis Raborn

/s/ Charles Chadwell	Director	July 23, 2014
Charles Chadwell

/s/ Robert Johnson	Director, Chairman of the Board	July 23, 2014
Robert Johnson

/s/ Ronald Kadish	Director	July 23, 2014
Ronald Kadish

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 23rd day of July, 2014.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

By:	/s/ Sanjay Kapoor
Name: Sanjay Kapoor
Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Sanjay Kapoor and Jon D. Lammers or either one of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry Lawson	President, Chief Executive Officer and	July 23, 2014
Larry Lawson	Director (Principal Executive Officer)

/s/ Sanjay Kapoor	Senior Vice President, Chief Financial	July 23, 2014
Sanjay Kapoor	Officer (Principal Financial Officer)

/s/ Mark Suchinski	Vice President, Corporate Controller	July 23, 2014
Mark Suchinski	(Principal Accounting Officer)

/s/ Ivor Evans	Director	July 23, 2014
Ivor Evans

/s/ Paul Fulchino	Director	July 23, 2014
Paul Fulchino

/s/ Christopher Kubasik	Director	July 23, 2014
Christopher Kubasik

/s/ Tawfiq Popatia	Director	July 23, 2014
Tawfiq Popatia

/s/ Francis Raborn	Director	July 23, 2014
Francis Raborn

/s/ Charles Chadwell	Director	July 23, 2014
Charles Chadwell

/s/ Richard Gephardt	Director	July 23, 2014
Richard Gephardt

/s/ Robert Johnson	Director, Chairman of the Board	July 23, 2014
Robert Johnson

/s/ Ronald Kadish	Director	July 23, 2014
Ronald Kadish

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 23rd day of July, 2014.

SPIRIT AEROSYSTEMS FINANCE, INC.

By:	/s/ James Steven Sharp
Name: James Steven Sharp
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Sanjay Kapoor and Jon D. Lammers or either one of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip D. Anderson	President and Director (Principal Executive	July 23, 2014
Philip D. Anderson	Officer)

/s/ James Steven Sharp	Chief Financial Officer (Principal Financial	July 23, 2014
James Steven Sharp	Officer)

/s/ Mike L. Williams	Controller and Director (Principal	July 23, 2014
Mike L. Williams	Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 23rd day of July, 2014.

SPIRIT AEROSYSTEMS INTERNATIONAL HOLDINGS, INC.

By:	/s/ James Steven Sharp
Name: James Steven Sharp
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Sanjay Kapoor and Jon D. Lammers or either one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Steven Sharp	President and Director (Principal Executive	July 23, 2014
James Steven Sharp	Officer)

/s/ Jim Reed	Vice President (Principal Financial Officer)	July 23, 2014
Jim Reed

/s/ Mark Suchinski	Treasurer (Principal Accounting Officer)	July 23, 2014
Mark Suchinski

/s/ H. David Walker	Director	July 23, 2014
H. David Walker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 23rd day of July, 2014.

SPIRIT AEROSYSTEMS OPERATIONS INTERNATIONAL, INC.

By:	/s/ James Steven Sharp
Name: James Steven Sharp
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Sanjay Kapoor and Jon D. Lammers or either one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Steven Sharp	President and Director (Principal Executive	July 23, 2014
James Steven Sharp	Officer)

/s/ Mark Suchinski	Treasurer (Principal Financial Officer and	July 23, 2014
Mark Suchinski	Principal Accounting Officer)

/s/ H. David Walker	Director	July 23, 2014
H. David Walker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 23rd day of July, 2014.

SPIRIT DEFENSE, INC.

By:	/s/ H. David Walker
Name: H. David Walker
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Sanjay Kapoor and Jon D. Lammers or either one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ H. David Walker	President and Director (Principal Executive	July 23, 2014
H. David Walker	Officer)

/s/ Jim Urso	Vice President (Principal Financial Officer)	July 23, 2014
Jim Urso

/s/ Mark Suchinski	Treasurer (Principal Accounting Officer)	July 23, 2014
Mark Suchinski

/s/ Philip D. Anderson	Director	July 23, 2014
Philip D. Anderson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 23rd day of July, 2014.

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.

By:	/s/ James Steven Sharp
Name: James Steven Sharp
Title: President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Sanjay Kapoor and Jon D. Lammers or either one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Steven Sharp	President and Director (Principal Executive	July 23, 2014
James Steven Sharp	Officer)

/s/ Forrest Urban	Vice President (Principal Financial Officer)	July 23, 2014
Forrest Urban

/s/ Mark Suchinski	Treasurer (Principal Accounting Officer)	July 23, 2014
Mark Suchinski

/s/ H. David Walker	Director	July 23, 2014
H. David Walker

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wichita, State of Kansas, on the 23rd of July, 2014.

SPIRIT AEROSYSTEMS INVESTCO, LLC

By:	/s/ James Steven Sharp
Name: James Steven Sharp
Title: Operating Manager

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Sanjay Kapoor and Jon D. Lammers or either one of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Steven Sharp	Operating Manager (Principal Executive	July 23, 2014
James Steven Sharp	Officer)

/s/ Mark Suchinski	Treasurer (Principal Financial Officer and	July 23, 2014
Mark Suchinski	Principal Accounting Officer)